(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Index

Identification
Capital Stock Breakdown	1
Earnings Distribution	2
Individual Financial Statements
Balance Sheet Assets	3
Balance Sheet Liabilities	4
Statement of Income	6
Statement of Comprehensive Income	7
Statement of Cash Flows	8
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2015 to 03/31/2015	9
Statement of Changes in Shareholders' Equity - from 01/01/2014 to 03/31/2014	10
Statement of Added Value	11
Consolidated Financial Statements
Balance Sheet Assets	12
Balance Sheet Liabilities	13
Statement of Income	15
Statement of Comprehensive Income	16
Statement of Cash Flows	17
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2015 to 03/31/2015	18
Statement of Changes in Shareholders' Equity - from 01/01/2014 to 03/31/2014	19
Statement of Added Value	20
Management Report	21
Explanatory Notes	54
Breakdown of the Capital by Owner	127
Declarations and Opinion
Independent Auditors' Report on Review of Quartely Financial Information	128
Opinion of the Audit Committee	130
Statement of Executive Board on The Quartely Financial Information and Independent Auditor's Report on Review of Interim Financial Information	131

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Identification / Capital Stock Breakdown

Number of shares	Current Year
(Units)	03.31.15

Paid-in Capital
Common	872,473,246
Preferred	-
Total	872,473,246

Treasury Shares
Common	20,971,618
Preferred	-
Total	20,971,618

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Identification / Earnings Distribution

Event	Approval	Corporate action	Begin payments	Type os shares	Earning per share
Executive Board Meeting	December 18, 2014	Interest on shareholders’ equity	February 13, 2015	Ordinary	0.43441
Executive Board Meeting	December 18, 2014	Dividend	February 13, 2015	Ordinary	0.09972

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Individual FS /Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.15	Previous Year 12.31.14
1	Total Assets	34,741,551	34,498,283
1.01	Current Assets	12,802,607	13,853,499
1.01.01	Cash and Cash Equivalents	978,537	1,979,357
1.01.02	Marketable Securities	308,404	283,623
1.01.02.01	Financial Investments Evaluated at Fair Value	308,404	283,623
1.01.02.01.01	Held for Trading	308,404	283,623
1.01.03	Trade Accounts Receivable	4,148,268	4,833,222
1.01.03.01	Trade Accounts Receivable	3,976,231	4,663,193
1.01.03.02	Other Receivables	172,037	170,029
1.01.04	Inventories	2,409,111	2,204,822
1.01.05	Biological Assets	1,192,291	1,122,350
1.01.06	Recoverable Taxes	871,082	914,720
1.01.06.01	Current Recoverable Taxes	871,082	914,720
1.01.08	Other Current Assets	2,894,914	2,515,405
1.01.08.02	Assets of Discontinued Operations	1,962,270	1,957,565
1.01.08.02.01	Assets of Discontinued Operations and Held for Sale	1,962,270	1,957,565
1.01.08.03	Other	932,644	557,840
1.01.08.03.01	Interest on Shareholders' Equity Receivable	4,342	13,369
1.01.08.03.02	Derivatives	468,344	42,922
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	40,760	42,516
1.01.08.03.05	Other	419,198	459,033
1.02	Non-current Assets	21,938,944	20,644,784
1.02.01	Non-current Assets	3,968,901	3,775,356
1.02.01.02	Marketable Securities Valued at Amortized Cost	63,856	62,104
1.02.01.02.01	Held to Maturity	63,856	62,104
1.02.01.03	Trade Accounts Receivable	329,630	343,301
1.02.01.03.01	Trade Accounts Receivable	6,554	6,486
1.02.01.03.02	Other Receivables	323,076	336,815
1.02.01.05	Biological Assets	696,213	681,823
1.02.01.06	Deferred Taxes	919,475	751,932
1.02.01.06.01	Deferred Income Tax and Social Contribution	919,475	751,932
1.02.01.09	Other Non-current Assets	1,959,727	1,936,196
1.02.01.09.03	Judicial Deposits	622,539	612,286
1.02.01.09.04	Recoverable Taxes	917,103	898,174
1.02.01.09.06	Accounts Receivable from Disposal of Equity Interest	143,300	152,965
1.02.01.09.07	Restricted Cash	120,454	115,179
1.02.01.09.08	Other	156,331	157,592
1.02.02	Investments	5,119,672	3,999,729
1.02.02.01	Investments	5,119,672	3,999,729
1.02.02.01.01	Equity in Associates	318,163	378,143
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	4,800,402	3,620,737
1.02.02.01.04	Other	1,107	849
1.02.03	Property, Plant and Equipment, Net	9,390,166	9,424,609
1.02.03.01	Property, Plant and Equipment in Operation	8,920,749	8,823,688
1.02.03.02	Property, Plant and Equipment Leased	139,426	143,144
1.02.03.03	Property, Plant and Equipment in Progress	329,991	457,777
1.02.04	Intangible	3,460,205	3,445,090
1.02.04.01	Intangible	3,460,205	3,445,090
1.02.04.01.02	Software	150,707	138,788
1.02.04.01.03	Trademarks	1,173,000	1,173,000
1.02.04.01.04	Other	11,774	12,052
1.02.04.01.05	Goodwill	2,096,587	2,096,587
1.02.04.01.06	Software Leased	28,137	24,663

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Individual FS /Balance Sheet Liabilities
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.15	Previous Year 12.31.14
2	Total Liabilities	34,741,551	34,498,283
2.01	Current Liabilities	8,449,963	8,783,209
2.01.01	Social and Labor Obligations	101,559	103,788
2.01.01.01	Social Obligations	16,676	9,670
2.01.01.02	Labor Obligations	84,883	94,118
2.01.02	Trade Accounts Payable	3,942,677	3,591,980
2.01.02.01	Domestic Suppliers	3,232,006	3,019,809
2.01.02.02	Foreign Suppliers	710,671	572,171
2.01.03	Tax Obligations	243,340	216,256
2.01.03.01	Federal Tax Obligations	86,111	76,770
2.01.03.01.02	Other Federal	86,111	76,770
2.01.03.02	State Tax Obligations	154,554	136,617
2.01.03.03	Municipal Tax Obligations	2,675	2,869
2.01.04	Short Term Debts	2,166,300	2,601,022
2.01.04.01	Short Term Debts	2,166,300	2,601,022
2.01.04.01.01	Local Currency	2,033,483	2,541,361
2.01.04.01.02	Foreign Currency	132,817	59,661
2.01.05	Other Obligations	856,119	1,197,862
2.01.05.01	Liabilities with Related Parties	18,834	16,403
2.01.05.01.04	Other Liabilities with Related Parties	18,834	16,403
2.01.05.02	Other	837,285	1,181,459
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	1,976	430,909
2.01.05.02.04	Derivatives	610,717	216,057
2.01.05.02.05	Management and Employees Profit Sharing	105,091	374,575
2.01.05.02.07	Other Obligations	119,501	159,918
2.01.06	Provisions	619,825	564,037
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	244,647	233,636
2.01.06.01.01	Tax Risk Provisions	37,205	34,545
2.01.06.01.02	Social Security and Labor Risk Provisions	164,134	152,880
2.01.06.01.04	Civil Risk Provisions	43,308	46,211
2.01.06.02	Other Provisons	375,178	330,401
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	319,082	274,305
2.01.06.02.05	Employee Benefits Provisions	56,096	56,096
2.01.07	Liabilities of Discontinued Operations	520,143	508,264
2.01.07.01	Liabilities of Discontinued Operations	520,143	508,264
2.02	Non-current Liabilities	11,484,198	10,124,597
2.02.01	Long-term Debt	8,617,658	7,429,599
2.02.01.01	Long-term Debt	8,617,658	7,429,599
2.02.01.01.01	Local Currency	1,365,361	1,451,783
2.02.01.01.02	Foreign Currency	7,252,297	5,977,816
2.02.02	Other Obligations	1,700,500	1,517,578
2.02.02.01	Liabilities with Related Parties	987,860	816,598
2.02.02.01.04	Other Liabilities with Related Parties	987,860	816,598
2.02.02.02	Other	712,640	700,980
2.02.02.02.06	Other Obligations	712,640	700,980
2.02.04	Provisions	1,166,040	1,177,420
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	897,479	919,446
2.02.04.01.01	Tax Risk Provisions	189,036	209,838
2.02.04.01.02	Social Security and Labor Risk Provisions	159,442	162,377
2.02.04.01.04	Civil Risk Provision	12,895	11,125
2.02.04.01.05	Contingent Liability	536,106	536,106
2.02.04.02	Other Provisons	268,561	257,974
2.02.04.02.04	Employee Benefits Provisions	268,561	257,974

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Individual FS /Balance Sheet Liabilities
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.15	Previous Year 12.31.14
2.03	Shareholders' Equity	14,807,390	15,590,477
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.02	Capital Reserves	(1,199,953)	(195,428)
2.03.02.01	Goodwill on the Shares Issuance	62,767	62,767
2.03.02.04	Granted Options	97,823	92,898
2.03.02.05	Treasury Shares	(1,304,010)	(304,874)
2.03.02.07	Gain on Disposal of Shares	(9,116)	1,198
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(47,417)	(47,417)
2.03.04	Profit Reserves	3,974,098	3,945,825
2.03.04.01	Legal Reserves	384,619	384,619
2.03.04.02	Statutory Reserves	3,175,684	3,175,684
2.03.04.07	Tax Incentives Reserve	413,795	385,522
2.03.05	Accumulated Earnings	436,333	-
2.03.08	Other Comprehensive Income	(863,559)	(620,391)
2.03.08.01	Derivative Financial Intruments	(863,724)	(448,752)
2.03.08.02	Financial Instruments (Available for Sale)	(737)	(17,296)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(1,837)	(152,595)
2.03.08.04	Actuarial Losses	2,739	(1,748)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Individual FS / Statement of Income
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.15 to 03.31.15	Accumulated Previous Year 01.01.14 to 03.31.14
3.01	Net Sales	5,852,878	5,937,158
3.02	Cost of Goods Sold	(4,427,676)	(4,637,203)
3.03	Gross Profit	1,425,202	1,299,955
3.04	Operating (Expenses) Income	(268,608)	(854,354)
3.04.01	Selling	(921,063)	(875,651)
3.04.02	General and Administrative	(67,960)	(69,442)
3.04.04	Other Operating Income	13,922	45,283
3.04.05	Other Operating Expenses	(245,439)	(142,580)
3.04.06	Income from Associates and Joint Ventures	951,932	188,036
3.05	Income Before Financial and Tax Results	1,156,594	445,601
3.06	Financial Results	(643,197)	(74,152)
3.06.01	Financial Income	834,075	253,409
3.06.02	Financial Expenses	(1,477,272)	(327,561)
3.07	Income Before Taxes	513,397	371,449
3.08	Income and Social Contribution	(51,770)	(48,159)
3.08.01	Current	1,019	(2,685)
3.08.02	Deferred	(52,789)	(45,474)
3.09	Net Income from Continued Operations	461,627	323,290
3.10	Net Income from Discontinued Operations	2,979	(7,842)
3.10.01	Net Income/Loss of Discontinued Operations, Net	2,979	(7,842)
3.11	Net Income	464,606	315,448
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.54297	0.36216
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.54255	0.36201

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Individual FS / Statement of Comprehensive Income
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.15 to 03.31.15	Accumulated Previous Year 01.01.14 to 03.31.14
4.01	Net Income	464,606	315,448
4.02	Other Comprehensive Income	(243,168)	122,032
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	150,758	(39,568)
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	16,524	3,826
4.02.03	Taxes on unrealized gains (losses) on investments on available for sale	35	(15)
4.02.04	Unrealized gains (losses) on cash flow hedge	(624,515)	234,123
4.02.05	Taxes on unrealized gains (losses) on cash flow hedge	209,543	(79,012)
4.02.06	Actuarial gains (losses) on pension and post-employment plans	6,798	4,056
4.02.07	Taxes on realized gains (losses) on pension post-employment plans	(2,311)	(1,378)
4.03	Comprehensive Income	221,438	437,480

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Individual FS / Statement of Cash Flow
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.15 to 03.31.15	Accumulated Previous Year 01.01.14 to 03.31.14
6.01	Net Cash Provided by Operating Activities	1,308,722	522,894
6.01.01	Cash from Operations	1,447,120	425,688
6.01.01.01	Net Income for the period	461,627	323,290
6.01.01.03	Depreciation and Amortization	286,230	274,259
6.01.01.04	Results on Disposals of Property, Plant and Equipments	(11,256)	(5,520)
6.01.01.06	Deferred Income Tax	52,789	45,474
6.01.01.07	Provision for Tax, Civil and Labor Risks	16,533	26,054
6.01.01.08	Other Provisions	214,696	(37,917)
6.01.01.09	Interest and Exchange Rate Variations	1,378,433	(11,916)
6.01.01.10	Equity Pick-Up	(951,932)	(188,036)
6.01.02	Changes in Operating Assets and Liabilities	(142,333)	89,447
6.01.02.01	Trade Accounts Receivable	629,585	233,984
6.01.02.02	Inventories	(200,849)	60,559
6.01.02.03	Trade Accounts Payable	327,176	102,424
6.01.02.04	Payment of Tax, Civil and Labor Risks Provisions	(54,739)	(39,029)
6.01.02.05	Others Rights and Obligations	(40,086)	(99,684)
6.01.02.06	Investment in Held for Trading Securities	(76,873)	(175,427)
6.01.02.07	Redemption of Held for Trading Securities	59,873	89,575
6.01.02.10	Other Financial Assets and Liabilities	(647,068)	(31,916)
6.01.02.11	Payment of Interest	(78,438)	(53,038)
6.01.02.13	Interest on Shareholders' Equity Received	9,027	-
6.01.02.14	Biological assets - Current	(69,941)	1,999
6.01.03	Other	3,935	7,759
6.01.03.01	Net Cash Provided by Operating Activities from Discontinued Operations	3,935	7,759
6.02	Net Cash Provided by Investing Activities	(262,284)	(255,025)
6.02.05	Restricted Cash Investments	(5,275)	(4,349)
6.02.06	Additions to Property, Plant and Equipment	(143,252)	(155,620)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	31,701	40,199
6.02.09	Additions to Intangible	(6,827)	(249)
6.02.10	Additions to Biological Assets - Non-current	(132,198)	(119,688)
6.02.11	Investments in associates and joint venturies	(434)	(1,888)
6.02.17	Net Cash Provided by Investing Activities from Discontinued Operations	(5,999)	(13,430)
6.03	Net Cash Provided by Financing Activities	(2,066,174)	(424,011)
6.03.01	Proceeds from Debt Issuance	155,950	641,708
6.03.02	Payment of Debt	(749,419)	(724,768)
6.03.03	Dividends and Interest on Shareholders' Equity Paid	(463,254)	(365,013)
6.03.06	Treasury Shares Acquisition	(1,028,771)	-
6.03.07	Treasury Shares Disposal	19,320	24,062
6.04	Exchange Rate Variation on Cash and Cash Equivalents	18,916	(2,426)
6.05	Decrease in Cash and Cash Equivalents	(1,000,820)	(158,568)
6.05.01	At the Beginning of the Period	1,979,357	905,176
6.05.02	At the End of the Period	978,537	746,608

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Individual FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2015 to 03/31/2015
(in thousands of Brazilian Reais)

			Capital
			Reserves,
			Granted Options			Other
Account			and Treasury		Retained Comprehensive		Shareholders'
Code	Account Description	Capital Stock	Shares	Profit Reserves	Earnings	Income	Equity
5.01	Balance at January 1, 2015	12.460.471	(195.428)	3.945.825	-	(620.391)	15.590.477
5.03	Opening Balance Adjusted	12.460.471	(195.428)	3.945.825	-	(620.391)	15.590.477
5.04	Share-based Payments	-	(1.004.525)	-	-	-	(1.004.525)
5.04.03	Options Granted	-	4.926	-	-	-	4.926
5.04.04	Treasury Shares Acquired	-	(1.028.771)	-	-	-	(1.028.771)
5.04.05	Treasury Shares Sold	-	29.635	-	-	-	29.635
5.04.08	Gain on Disposal of Shares	-	(10.315)	-	-	-	(10.315)
5.05	Total Comprehensive Income	-	-	-	464.606	(243.168)	221.438
5.05.01	Net Income for the Period	-	-	-	464.606	-	464.606
5.05.02	Other Comprehensive Income	-	-	-	-	(243.168)	(243.168)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(624.515)	(624.515)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	209.543	209.543
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	16.559	16.559
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	4.487	4.487
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	150.758	150.758
5.06	Statements of Changes in Shareholders' Equity	-	-	28.273	(28.273)	-	-
5.06.08	Tax Incentives Reserve	-	-	28.273	(28.273)	-	-
5.07	Balance at March 31, 2015	12.460.471	(1.199.953)	3.974.098	436.333	(863.559)	14.807.390

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Individual FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2014 to 03/31/2014
(in thousands of Brazilian Reais)

			Capital
			Reserves,
			Granted Options			Other
Account			and Treasury		Retained Comprehensive		Shareholders'
Code	Account Description	Capital Stock	Shares	Profit Reserves	Earnings	Income	Equity
5.01	Balance at January 1, 2014	12.460.471	36.418	2.511.880	-	(353.698)	14.655.071
5.03	Opening Balance Adjusted	12.460.471	36.418	2.511.880	-	(353.698)	14.655.071
5.04	Share-based Payments	-	28.984	-	-	-	28.984
5.04.03	Options Granted	-	4.922	-	-	-	4.922
5.04.05	Treasury Shares Sold	-	28.808	-	-	-	28.808
5.04.08	Gain on Disposal of Shares	-	(4.746)	-	-	-	(4.746)
5.05	Total Comprehensive Income	-	-	-	315.448	122.032	437.480
5.05.01	Net Income for the Period	-	-	-	315.448	-	315.448
5.05.02	Other Comprehensive Income	-	-	-	-	122.032	122.032
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	234.123	234.123
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(79.012)	(79.012)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	3.811	3.811
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	2.678	2.678
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(39.568)	(39.568)
5.06	Statements of Changes in Shareholders' Equity	-	-	26.829	(26.829)	-	-
5.06.08	Tax Incentives Reserve	-	-	26.829	(26.829)	-	-
5.07	Balance at March 31, 2014	12.460.471	65.402	2.538.709	288.619	(231.666)	15.121.535

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Individual FS / Statement of Value Added
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.15 to 03.31.15	Accumulated Previous Year 01.01.14 to 03.31.14
7.01	Revenues	6,458,830	6,624,256
7.01.01	Sales of Goods, Products and Services	6,506,684	6,528,112
7.01.02	Other Income	(138,361)	(52,676)
7.01.03	Revenue Related to Construction of Own Assets	147,816	147,172
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(57,309)	1,648
7.02	Raw Material Acquired from Third Parties	(4,214,771)	(4,510,750)
7.02.01	Costs of Products and Goods Sold	(3,478,208)	(3,771,073)
7.02.02	Materials, Energy, Third Parties Services and Other	(740,003)	(760,964)
7.02.03	Recovery (Loss) of Assets Values	3,440	21,287
7.03	Gross Added Value	2,244,059	2,113,506
7.04	Retentions	(286,230)	(274,259)
7.04.01	Depreciation, Amortization and Exhaustion	(286,230)	(274,259)
7.05	Net Added Value	1,957,829	1,839,247
7.06	Received from Third Parties	1,786,415	443,020
7.06.01	Equity Pick-Up	951,932	188,036
7.06.02	Financial Income	834,075	253,409
7.06.03	Other	408	1,575
7.07	Added Value to be Distributed	3,744,244	2,282,267
7.08	Distribution of Added Value	3,744,244	2,282,267
7.08.01	Payroll	941,355	838,705
7.08.01.01	Salaries	728,004	642,047
7.08.01.02	Benefits	164,651	152,376
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	48,700	44,282
7.08.02	Taxes, Fees and Contributions	803,199	728,900
7.08.02.01	Federal	434,270	394,490
7.08.02.02	State	361,632	326,522
7.08.02.03	Municipal	7,297	7,888
7.08.03	Capital Remuneration from Third Parties	1,538,063	391,372
7.08.03.01	Interests	1,481,892	336,658
7.08.03.02	Rents	56,171	54,714
7.08.04	Interest on Own Capital	461,627	323,290
7.08.04.03	Retained Earnings	461,627	323,290

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Consolidated FS / Balance Sheet Assets
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.15	Previous Year 12.31.14
1	Total Assets	36,716,931	36,103,735
1.01	Current Assets	17,774,588	17,488,245
1.01.01	Cash and Cash Equivalents	5,873,772	6,006,942
1.01.02	Marketable Securities	613,627	587,480
1.01.02.01	Financial Investments Evaluated at Fair Value	613,627	587,480
1.01.02.01.01	Held for Trading	308,404	283,623
1.01.02.01.02	Available for Sale	305,223	303,857
1.01.03	Trade Accounts Receivable	2,783,530	3,261,938
1.01.03.01	Trade Accounts Receivable	2,562,183	3,046,871
1.01.03.02	Other Receivables	221,347	215,067
1.01.04	Inventories	3,337,397	2,941,355
1.01.05	Biological Assets	1,201,198	1,130,580
1.01.06	Recoverable Taxes	990,081	1,009,076
1.01.06.01	Current Recoverable Taxes	990,081	1,009,076
1.01.08	Other Current Assets	2,974,983	2,550,874
1.01.08.02	Assets of Discontinued Operations	1,962,775	1,958,007
1.01.08.02.01	Assets of Discontinued Operations and Held for Sale	1,962,775	1,958,007
1.01.08.03	Other	1,012,208	592,867
1.01.08.03.01	Interest on Shareholders' Equity Receivable	1,221	10,248
1.01.08.03.02	Derivatives	476,383	43,101
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	40,760	42,516
1.01.08.03.05	Other	493,844	497,002
1.02	Non-current Assets	18,942,343	18,615,490
1.02.01	Non-current Assets	3,983,869	3,789,075
1.02.01.02	Marketable Securities Evaluated at Amortized Cost	63,856	62,104
1.02.01.02.01	Held to Maturity	63,856	62,104
1.02.01.03	Trade Accounts Receivable	346,020	369,379
1.02.01.03.01	Trade Accounts Receivable	8,888	7,706
1.02.01.03.02	Other Receivables	337,132	361,673
1.02.01.05	Biological Assets	697,465	683,210
1.02.01.06	Deferred Taxes	888,148	714,015
1.02.01.06.01	Deferred Income Tax and Social Contribution	888,148	714,015
1.02.01.09	Other Non-current Assets	1,988,380	1,960,367
1.02.01.09.03	Judicial Deposits	627,310	615,719
1.02.01.09.04	Recoverable Taxes	932,998	912,082
1.02.01.09.06	Accounts Receivable from Disposal of Equity Interest	143,300	152,965
1.02.01.09.07	Restricted Cash	120,454	115,179
1.02.01.09.08	Other	164,318	164,422
1.02.02	Investments	391,236	438,423
1.02.02.01	Investments	391,236	438,423
1.02.02.01.01	Equity in Associates	389,553	437,070
1.02.02.01.04	Other	1,683	1,353
1.02.03	Property, Plant and Equipment, Net	10,090,320	10,059,349
1.02.03.01	Property, Plant and Equipment in Operation	9,460,999	9,308,459
1.02.03.02	Property, Plant and Equipment Leased	139,697	143,181
1.02.03.03	Property, Plant and Equipment in Progress	489,624	607,709
1.02.04	Intangible	4,476,918	4,328,643
1.02.04.01	Intangible	4,476,918	4,328,643
1.02.04.01.02	Software	180,520	165,969
1.02.04.01.03	Trademarks	1,281,827	1,267,888
1.02.04.01.04	Other	392,313	344,780
1.02.04.01.05	Goodwill	2,594,121	2,525,343
1.02.04.01.06	Software Leased	28,137	24,663

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.15	Previous Year 12.31.14
2	Total Liabilities	36,716,931	36,103,735
2.01	Current Liabilities	9,466,803	9,569,126
2.01.01	Social and Labor Obligations	134,165	136,749
2.01.01.01	Social Obligations	28,250	23,403
2.01.01.02	Labor Obligations	105,915	113,346
2.01.02	Trade Accounts Payable	4,381,009	3,977,327
2.01.02.01	Domestic Suppliers	3,232,324	3,020,126
2.01.02.02	Foreign Suppliers	1,148,685	957,201
2.01.03	Tax Obligations	365,808	299,951
2.01.03.01	Federal Tax Obligations	154,474	121,533
2.01.03.01.01	Income Tax and Social Contribution Payable	54,905	35,754
2.01.03.01.02	Other Federal	99,569	85,779
2.01.03.02	State Tax Obligations	208,659	175,549
2.01.03.03	Municipal Tax Obligations	2,675	2,869
2.01.04	Short Term Debts	2,426,743	2,738,903
2.01.04.01	Short Term Debts	2,426,743	2,738,903
2.01.04.01.01	Local Currency	2,033,483	2,541,361
2.01.04.01.02	Foreign Currency	393,260	197,542
2.01.05	Other Obligations	984,041	1,318,553
2.01.05.02	Other	984,041	1,318,553
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	2,517	430,909
2.01.05.02.04	Derivatives	655,789	257,438
2.01.05.02.05	Management and Employees Profit Sharing	106,571	395,767
2.01.05.02.07	Other Obligations	219,164	234,439
2.01.06	Provisions	654,894	589,379
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	255,354	242,974
2.01.06.01.01	Tax Risk Provisions	38,752	35,894
2.01.06.01.02	Social Security and Labor Risk Provisions	173,294	160,869
2.01.06.01.04	Civil Risk Provisions	43,308	46,211
2.01.06.02	Other Provisons	399,540	346,405
2.01.06.02.04	Vacations and Christmas Bonuses Provisions	343,444	290,309
2.01.06.02.05	Employee Benefits Provisions	56,096	56,096
2.01.07	Liabilities of Discontinued Operations	520,143	508,264
2.01.07.01	Liabilities of Discontinued Operations	520,143	508,264
2.02	Non-current Liabilities	12,325,494	10,844,666
2.02.01	Long-term Debt	10,295,160	8,850,432
2.02.01.01	Long-term Debt	10,295,160	8,850,432
2.02.01.01.01	Local Currency	1,365,361	1,451,783
2.02.01.01.02	Foreign Currency	8,929,799	7,398,649
2.02.02	Other Obligations	711,854	703,317
2.02.02.02	Other	711,854	703,317
2.02.02.02.06	Other Obligations	711,854	703,317
2.02.03	Deferred Taxes	125,748	90,184
2.02.03.01	Deferred Income Tax and Social Contribution	125,748	90,184
2.02.04	Provisions	1,192,732	1,200,733
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	924,171	942,759
2.02.04.01.01	Tax Risk Provisions	196,639	216,483
2.02.04.01.02	Social Security and Labor Risk Provisions	167,653	169,555
2.02.04.01.04	Civil Risk Provision	12,919	11,148
2.02.04.01.05	Contingent Liabilities	546,960	545,573
2.02.04.02	Other Provisons	268,561	257,974
2.02.04.02.04	Employee Benefits Provisions	268,561	257,974

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Year 03.31.15	Previous Year 12.31.14
2.03	Shareholders' Equity	14,924,634	15,689,943
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.02	Capital Reserves	(1,199,953)	(195,428)
2.03.02.01	Goodwill on the Shares Issuance	62,767	62,767
2.03.02.04	Granted Options	97,823	92,898
2.03.02.05	Treasury Shares	(1,304,010)	(304,874)
2.03.02.07	Gain on Disposal of Shares	(9,116)	1,198
2.03.02.08	Goodwill on Acquisition of Non-Controlling Shareholders	(47,417)	(47,417)
2.03.04	Profit Reserves	3,974,098	3,945,825
2.03.04.01	Legal Reserves	384,619	384,619
2.03.04.02	Statutory Reserves	3,175,684	3,175,684
2.03.04.07	Tax Incentives Reserve	413,795	385,522
2.03.05	Accumulated Earnings / Loss	436,333	-
2.03.08	Other Comprehensive Income	(863,559)	(620,391)
2.03.08.01	Derivative Financial Instruments	(863,724)	(448,752)
2.03.08.02	Financial Instrument (Available for Sale)	(737)	(17,296)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(1,837)	(152,595)
2.03.08.04	Actuarial Losses	2,739	(1,748)
2.03.09	Non-controlling Interest	117,244	99,466

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Consolidated FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.15 to 03.31.15	Accumulated Previous Year 01.01.14 to 03.31.14
3.01	Net Sales	7,048,345	6,706,596
3.02	Cost of Goods Sold	(4,884,664)	(4,930,837)
3.03	Gross Profit	2,163,681	1,775,759
3.04	Operating (Expenses) Income	(1,522,775)	(1,203,365)
3.04.01	Selling	(1,083,599)	(999,987)
3.04.02	General and Administrative	(107,541)	(94,180)
3.04.04	Other Operating Income	15,008	48,731
3.04.05	Other Operating Expenses	(287,999)	(169,395)
3.04.06	Income from Associates and Joint Ventures	(58,644)	11,466
3.05	Income Before Financial and Tax Results	640,906	572,394
3.06	Financial Results	(107,545)	(196,493)
3.06.01	Financial Income	1,876,677	251,061
3.06.02	Financial Expenses	(1,984,222)	(447,554)
3.07	Income Before Taxes	533,361	375,901
3.08	Income and Social Contribution	(71,686)	(48,613)
3.08.01	Current	(10,405)	(5,888)
3.08.02	Deferred	(61,281)	(42,725)
3.09	Net Income from Continued Operations	461,675	327,288
3.10	Net Income from Discontinued Operations	2,979	(7,842)
3.10.01	Net Income/Loss of Discontinued Operations, Net	2,979	(7,842)
3.11	Net Income	464,654	319,446
3.11.01	Attributable to: Controlling Shareholders	464,606	315,448
3.11.02	Attributable to: Non-controlling Interest	48	3,998
3.99	Earnings per share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.54302	0.36675
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.54261	0.36660

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.15 to 03.31.15	Accumulated Previous Year 01.01.14 to 03.31.14
4.01	Net Income	464,654	319,446
4.02	Other Comprehensive Income	(243,168)	122,032
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	150,758	(39,568)
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	16,524	3,826
4.02.03	Taxes on unrealized gains (losses) on investments on available for sale	35	(15)
4.02.04	Unrealized gains (losses) on cash flow hedge	(624,515)	234,123
4.02.05	Taxes on unrealized gains (losses) on cash flow hedge	209,543	(79,012)
4.02.06	Actuarial gains (losses) on pension and post-employment plans	6,798	4,056
4.02.07	Taxes on realized gains (losses) on pension post-employment plans	(2,311)	(1,378)
4.03	Comprehensive Income	221,486	441,478
4.03.01	Attributable to: BRF Shareholders	221,438	437,480
4.03.02	Attributable to: Non-Controlling Shareholders	48	3,998

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Consolidated FS / Statement of Cash Flow
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.15 to 03.31.15	Accumulated Previous Year 01.01.14 to 03.31.14
6.01	Net Cash Provided by Operating Activities	1,480,977	951,572
6.01.01	Cash from Operations	2,073,388	702,606
6.01.01.01	Net Income for the Period	461,627	323,290
6.01.01.02	Non-controlling Interest	48	3,998
6.01.01.03	Depreciation and Amortization	310,276	287,275
6.01.01.04	Results on Disposals of Property, Plant and Equipments	(9,886)	(7,961)
6.01.01.06	Deferred Income Tax	61,281	42,725
6.01.01.07	Provision for Tax, Civil and Labor Risks	16,511	27,674
6.01.01.08	Other Provisions	227,511	(46,319)
6.01.01.09	Interest and Exchange Rate Variations	947,376	83,390
6.01.01.10	Equity Pick-Up	58,644	(11,466)
6.01.02	Changes in Operating Assets and Liabilities	(596,346)	241,207
6.01.02.01	Trade Accounts Receivable	423,966	484,092
6.01.02.02	Inventories	(394,840)	58,565
6.01.02.03	Trade Accounts Payable	380,161	53,766
6.01.02.04	Payment of Tax, Civil and Labor Risks Provisions	(54,739)	(39,029)
6.01.02.05	Others Rights and Obligations	(91,641)	(79,724)
6.01.02.06	Investment in Held for Trading Securities	(76,873)	(175,428)
6.01.02.07	Redemption of Held for Trading Securities	59,874	89,762
6.01.02.10	Other Financial Assets and Liabilities	(659,578)	(28,145)
6.01.02.11	Payment of Interest	(120,072)	(122,276)
6.01.02.12	Payment of Income Tax and Social Contribution	(1,013)	(2,842)
6.01.02.13	Interest on Shareholders' Equity Received	9,027	-
6.01.02.14	Biological assets - Current	(70,618)	2,466
6.01.03	Other	3,935	7,759
6.01.03.01	Net Cash Provided by Operating Activities from Discontinued Operations	3,935	7,759
6.02	Net Cash Provided by Investing Activities	(192,982)	(288,869)
6.02.03	Investment in Available for Sale Securities	(1,100)	-
6.02.04	Redemptions of Available for Sale Securities	75,651	3,117
6.02.05	Restricted Cash Investments	(5,275)	(4,349)
6.02.06	Additions to Property, Plant and Equipment	(157,003)	(200,120)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	40,230	48,194
6.02.09	Additions to Intangible	(6,854)	(266)
6.02.10	Additions to Biological Assets - Non-current	(132,198)	(120,127)
6.02.11	Investments in associates and joint venturies	(434)	(1,888)
6.02.17	Net Cash Provided by Investing Activities from Discontinued Operations	(5,999)	(13,430)
6.03	Net Cash Provided by Financing Activities	(1,976,701)	(409,775)
6.03.01	Proceeds from Debt Issuance	470,665	1,030,521
6.03.02	Payment of Debt	(974,661)	(1,099,345)
6.03.03	Dividends and Interest on Shareholders' Equity Paid	(463,254)	(365,013)
6.03.06	Treasury Shares Acquisition	(1,028,771)	-
6.03.07	Treasury Shares Disposal	19,320	24,062
6.04	Exchange Rate Variation on Cash and Cash Equivalents	555,536	(67,289)
6.05	Decrease (Increase) in Cash and Cash Equivalents	(133,170)	185,639
6.05.01	At the Beginning of the Period	6,006,942	3,127,715
6.05.02	At the End of the Period	5,873,772	3,313,354

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2015 to 03/31/2015
(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2015	12,460,471	(195,428)	3,945,825	-	(620,391)	15,590,477	99,466	15,689,943
5.03	Opening Balance Adjusted	12,460,471	(195,428)	3,945,825	-	(620,391)	15,590,477	99,466	15,689,943
5.04	Share-based Payments	-	(1,004,525)	-	-	-	(1,004,525)	17,730	(986,795)
5.04.03	Options Granted	-	4,926	-	-	-	4,926	-	4,926
5.04.04	Treasury Shares Acquired	-	(1,028,771)	-	-	-	(1,028,771)	-	(1,028,771)
5.04.05	Treasury Shares Sold	-	29,635	-	-	-	29,635	-	29,635
5.04.08	Gain on Disposal of Shares	-	(10,315)	-	-	-	(10,315)	-	(10,315)
5.04.10	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	17,730	17,730
5.05	Total Comprehensive Income	-	-	-	464,606	(243,168)	221,438	48	221,486
5.05.01	Net Income for the Period	-	-	-	464,606	-	464,606	48	464,654
5.05.02	Other Comprehensive Income	-	-	-	-	(243,168)	(243,168)	-	(243,168)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(624,515)	(624,515)	-	(624,515)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	209,543	209,543	-	209,543
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	16,559	16,559	-	16,559
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	4,487	4,487	-	4,487
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	150,758	150,758	-	150,758
5.06	Statements of Changes in Shareholders' Equity	-	-	28,273	(28,273)	-	-	-	-
5.06.08	Tax Incentives Reserve	-	-	28,273	(28,273)	-	-	-	-
5.07	Balance at March 31, 2015	12,460,471	(1,199,953)	3,974,098	436,333	(863,559)	14,807,390	117,244	14,924,634

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2014 to 03/31/2014
(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2014	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071	41,083	14,696,154
5.03	Opening Balance Adjusted	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071	41,083	14,696,154
5.04	Share-based Payments	-	28,984	-	-	-	28,984	(2,599)	26,385
5.04.03	Options Granted	-	4,922	-	-	-	4,922	-	4,922
5.04.05	Treasury Shares Sold	-	28,808	-	-	-	28,808	-	28,808
5.04.08	Gain on Disposal of Shares	-	(4,746)	-	-	-	(4,746)	-	(4,746)
5.04.10	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	(2,599)	(2,599)
5.05	Total Comprehensive Income	-	-	-	315,448	122,032	437,480	3,998	441,478
5.05.01	Net Income for the Period	-	-	-	315,448	-	315,448	3,998	319,446
5.05.02	Other Comprehensive Income	-	-	-	-	122,032	122,032	-	122,032
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	234,123	234,123	-	234,123
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(79,012)	(79,012)	-	(79,012)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	3,811	3,811	-	3,811
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	2,678	2,678	-	2,678
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(39,568)	(39,568)	-	(39,568)
5.06	Statements of Changes in Shareholders' Equity	-	-	26,829	(26,829)	-	-	-	-
5.06.08	Tax Incentives Reserve	-	-	26,829	(26,829)	-	-	-	-
5.07	Balance at March 31, 2014	12,460,471	65,402	2,538,709	288,619	(231,666)	15,121,535	42,482	15,164,017

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

Consolidated FS / Statement of Value Added
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.15 to 03.31.15	Accumulated Previous Year 01.01.14 to 03.31.14
7.01	Revenues	7,717,246	7,483,233
7.01.01	Sales of Goods, Products and Services	7,765,442	7,357,837
7.01.02	Other Income	(150,179)	(67,960)
7.01.03	Revenue Related to Construction of Own Assets	161,523	191,222
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(59,540)	2,134
7.02	Raw Material Acquired from Third Parties	(4,704,288)	(4,867,842)
7.02.01	Costs of Products and Goods Sold	(3,852,721)	(4,006,384)
7.02.02	Materials, Energy, Third Parties Services and Other	(852,769)	(885,116)
7.02.03	Recovery of Assets Values	1,202	23,658
7.03	Gross Added Value	3,012,958	2,615,391
7.04	Retentions	(310,276)	(287,275)
7.04.01	Depreciation, Amortization and Exhaustion	(310,276)	(287,275)
7.05	Net Added Value	2,702,682	2,328,116
7.06	Received from Third Parties	1,818,452	264,105
7.06.01	Equity Pick-Up	(58,644)	11,466
7.06.02	Financial Income	1,876,677	251,061
7.06.03	Other	419	1,578
7.07	Added Value to be Distributed	4,521,134	2,592,221
7.08	Distribution of Added Value	4,521,134	2,592,221
7.08.01	Payroll	1,092,046	932,635
7.08.01.01	Salaries	859,901	722,267
7.08.01.02	Benefits	182,533	164,791
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	49,612	45,577
7.08.02	Taxes, Fees and Contributions	904,855	808,146
7.08.02.01	Federal	517,495	452,005
7.08.02.02	State	377,088	345,400
7.08.02.03	Municipal	10,272	10,741
7.08.03	Capital Remuneration from Third Parties	2,062,558	524,152
7.08.03.01	Interests	1,988,919	458,392
7.08.03.02	Rents	73,639	65,760
7.08.04	Interest on Own Capital	461,675	327,288
7.08.04.03	Retained Earnings	461,627	323,290
7.08.04.04	Non-Controlling Interest	48	3,998

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Market Value

R$55.2 billion

US$17.3 billion

Prices

BRFS3 R$63.30

BRFS US$19.78

Shares:

872,473,246 shares

20,971,618 treasury shares

Base: 31.03.2015

Webcast

Date: 29.04.2015

09:00 Portuguese

10:30 English

Telephone:

Dial–in with connections in

Brazil: +55 11 46886361 or +55 11 28204001

Dial-in with connections in the United States: +1 8887000802

www.brf-br.com/ir

IR Contacts:

Augusto Ribeiro Júnior

CFO and IRO

Christiane Assis

IR Director

+55 11 23225398

acoes@brf-br.com

Dear Shareholders,

Following BRF´s record results in 2014, we began the first quarter of 2015 with growth ambitions, financial strength and more prepared than ever to go through the challenging scenario that faces us in the short and medium terms. A proof of this was in the performance of our businesses and the consolidated results in 1Q15 which were solid, particularly in the Brazilian market.

This performance is inextricably linked to the structural changes and strategy adopted over the last two years, now strengthened by the reorganization of the Company’s management model, which became more decentralized through the increased independence granted to the general managers, whose activities have been divided by geographical area. In the beginning of this year, we adopted the same organization structure within Brazil, which is now also divided in five regional areas: Northeast, Midwest/North, São Paulo, South and Southeast, all reporting directly to the Brazil general manager, and no longer by sales’ channels. This was a milestone in the beginning of a new long-term management cycle, which empowers the regions by giving them more autonomy in the decision-making process and increasingly focusing on the consumer.

However, the good results in Brazil have not left us any less attentive to the economic situation, which is undergoing a period of higher interest rates, inflation and unemployment, the depreciation of the Real and cuts in public and private investments. The effects of this scenario can be seen in the slowing down of the economy and the decline in consumer confidence, which increases the Company´s responsibility to deliver on its internal projects, in order for us to continue to grow volumes and revenue in Brazil.

The economic challenges facing Brazil are also generating social consequences. For example, the truckers strike set up roadblocks´in some of the Brazilian highways in February, which interfered with our operations. At the same time, this episode highlighted the skills shown by BRF´s local leaders whose exhaustive efforts prevented the impacts from being even greater. There is no doubt that we came out of this episode a stronger organization.

Given this scenario, it will be even more important to continue working on increasing our proximity to the markets and improving our understanding of consumers´ needs and trends, in order to adjust our logistics and portfolio to the customers´ effective demands, constantly pursuing to deliver on the quality of our products and services.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Also in the Brazilian market, we are committed to relaunching the Perdigão brand on the supermarket shelves, from July onwards. In order to be prepared for this moment, we have made investments in marketing and launched a new campaign which is part of the strategic plan of the brand. Perdigão currently accounts for 19% of all the sales volume of the processed and frozen foods market, a share that makes it the second most consumed brand in Brazil.

Considering the global operations of the company, even with the instability seen in important markets, such as Venezuela, Russia and Angola, we have managed to deliver a strong quarter, anchored by the structural changes we made throughout 2014.

We also continue working on BRF´s international expansion process. In Singapore, for example, we are in the process of creating a joint venture with SFI to create SATS BRF, a company in which we will hold a 49% stake. SFI is a wholly-owned subsidiary of SATS Ltd., the biggest provider of airports services in Asia, and listed in the Singapore Stock Exchange.

We also announced the creation of a joint venture with Invicta Food Group Limited, which will be focused on the distribution of processed food in the United Kingdom, Ireland and Scandinavia, as well as contributing to growing our presence in the food service market in the United Kingdom. In the context of this transaction, both Invicta and BRF will contribute their local operations to form the joint venture, in which BRF will hold a 62% stake. Both transactions are in line with the strategic plan of accessing local markets, strengthening the brands and expanding the products’ portfolio around the world.

In conclusion, if we could sum up all the work facing us this year, the concept we would like to enforce is the constant, uncompromising pursuit of quality. The same quality that is already recognized by consumers as the main attribute of our products, should bring together the Company and its employees in all its processes and operations from beginning to end. Having quality as part of our DNA is key to ensuring that BRF will overcome future challenges, innovate and gain competitiveness in all the sectors and markets where we operate.

Abilio Diniz Chairman of the Board of Directors	Pedro Faria Global CEO

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Highlights of the 1st Quarter 2015 (1Q15)

(The results presented below refer to the Company´s continued operations and exclude the results obtained from the discontinued operations (Dairy products). As the Company announced in December 2014, these are in the process of being sold to Lactalis. Following the results of the continued operations, we present the results of the discontinued operations separately. At the end of this report, we present the Financial Statements and the Balance Sheet of the continued + discontinued operations. All the numbers consider the normal operation, i.e. recurring and non-recurring items.)

Strategic Highlights

•      In 2015, BRF announced the new organization of its structure in Brazil and abroad. Starting January 2015, the Global CEO has five “general managers” reporting to him. These managers lead the Company´s business units which are now split by geographic area - Brazil, Latin America, Europe/Eurasia, Asia and Middle East/Africa – and have the support of the following corporate sectors: Quality and Management, Innovation and Marketing, Supply Chain, Legal Affairs, Finance and People. Due to this reorganization, the Company started to report its results per region, in line with the new structure.

•      Furthermore, reflecting the Company´s new structure, Brazil has also been split into five regions: Northeast, Midwest/North, São Paulo, South and Southeast (Espírito Santo, Minas Gerais and Rio de Janeiro states). These report directly to the Brazil General Manager and no longer by sales channel. This was a milestone for the beginning of a new long-term management cycle that started to give much more decision-making power to the regional centers and increasingly more focus on the consumer.

•      The Food Services division, which was previously reported separately, is now part of all regions and its results are integrated within the regions.

Non-recurring events

•      Brazil faced 12 days of road blocks on some highways during the 1Q15 as a result of a strike lead by truck drivers. These blockages occurred mainly on highways in the Southern part of the country, preventing the movement of raw material and finished products, which ultimately impacted BRF´s operations located in these areas.

Subsequent events

•      The ordinary and extraordinary general meetings of shareholders that occurred on April 8, 2015, approved the election of a new panel to constitute the Company´s Board of Directors. The Board now consists of nine members, with their respective alternates, six of which are independent members, and have a mandate of two years.

•      In line with its strategy of international expansion, BRF announced the creation of a Joint Venture with Singapore Food Industries (SFI) in April 2015 for the production and distribution of processed food in Singapore. BRF will invest US$19.0 million in the transaction to acquire 49% of the new company, which will be called “SATS BRF”. SFI will contribute by subleasing its assets (meat processing plants, machinery and distribution center), as well as its knowledge of the local market, while BRF will contribute with the supply of proteins, its brand and go-to-market knowledge. The joint venture will concentrate on processed and semi-processed foods, with high added value, initially for the Singaporean Market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

•      The Company also announced the creation of a joint venture with Invicta Food Group Limited, which will be focused on the distribution of processed food in the United Kingdom, Ireland and Scandinavia, as well as contributing to increase BRF presence in the food service market in the United Kingdom. In the context of this transaction, both Invicta and BRF will contribute with their local operations to form a joint venture. Additionally, BRF will invest GBP 18 million to acquire 62% of participation in the joint venture, while Invicta´s shareholders will detain the other 38%.

Financial Highlights

•      The Company´s reported gross income was 21.8% higher on a y/y comparison, which represented an improvement of 4.2 p.p. in the gross margin in the period.

•      Consolidated EBITDA reached R$951.1 million in 1Q15, an increase of 11.2% y/y and EBITDA margin was 13.5%, a gain of 0.7 p.p. in the same comparison.

•      Net income totaled R$461.6 million in the quarter, +42.8% y/y, with a margin of 6.5% compared with 4.8% the previous year.

•      Investments carried out in 1Q15 amounted to R$312.8 million and were 6.9% lower on a yearly comparison, due to reduced investments in expanding productive capacity, in line with the Company´s strategy. This amount includes R$132.2 million of investments in biological assets.

•      The Return on Invested Capital (ROIC) in 1Q15 was 12.3% compared with 7.2% in 1Q14 and 11.7% in 4Q14, on the back of the Company´s improved results, as well as a more efficient management of investments, both in CAPEX and in working capital.

•      The financial cycle in 1Q15 ended at 32.6 days compared with 41.8 days in 1Q14 and 36.9 days in 4Q14.

•      Free cash flow (FCF) was R$1.1 billion in 1Q15, totaling R$4.1 billion for the last 12 months, representing an improvement of 57.8% on an annual comparison.

•      The Company ended the quarter with a net debt to EBITDA1multiple (last 12 months) of 1.26x, compared with 1.04x in 4Q14. Despite the better operating result in the period this multiple was higher than the previous quarter due to the impact of the currency variation on the Company´s net debt.

1 The net debt/EBITDA multiple in 4Q14 and 1Q15 only considers the result of the continued operations. It is worth noting that that, although we are not considering the operations in the result, the cash coming from the transaction has still not be internalized by the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Financial Highlights – Continued operations (excluding the results of the discontinued operations – Dairy products)

Results - R$ Million	1Q15	1Q14	y/y	4Q14	q/q
Net Revenues	7,048	6,707	5.1%	8,047	(12.4%)
Gross Profit	2,164	1,776	21.8%	2,687	(19.5%)
Gross Margin (%)	30.7%	26.5%	4.2 p.p.	33.4%	(2.7) p.p.
EBIT	641	572	12.0%	1,406	(54.4%)
EBIT Margin (%)	9.1%	8.5%	0.6 p.p.	17.5%	(8.4) p.p.
EBITDA	951	856	11.2%	1,762	(46.0%)
EBITDA Margin (%)	13.5%	12.8%	0.7 p.p.	21.9%	(8.4) p.p.
Net Income	462	323	42.8%	991	(53.4%)
Net Margin (%)	6.5%	4.8%	1.7 p.p.	12.3%	(5.8) p.p.
Earnings per share[1]	0.54	0.37	46.1%	1.14	(52.6%)
[1] Consolidated Earnings per Share (in R$), excluding Treasury Shares.

Performance by region

Net Operating Revenues (NOR)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

EBIT

➢ Brazil

Brazil	R$ Million					Thousand Tons					Average Price - R$
	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q
In Natura	760	718	5.9%	838	(9.3%)	132	114	15.2%	138	(4.8%)	5.78	6.28	(8.1%)	6.07	(4.8%)
Poultry	566	448	26.5%	611	(7.3%)	108	81	33.6%	112	(3.4%)	5.25	5.54	(5.3%)	5.48	(4.1%)
Pork/Beef	194	270	(28.2%)	227	(14.6%)	24	34	(29.0%)	27	(10.6%)	8.16	8.06	1.2%	8.54	(4.4%)
Processed Foods	2,863	2,620	9.3%	3,346	(14.4%)	404	384	5.2%	462	(12.5%)	7.09	6.82	3.9%	7.25	(2.2%)
Others Sales	165	239	(30.8%)	196	(15.9%)	42	100	(58.1%)	79	(46.5%)	3.92	2.38	65.0%	2.50	57.2%
Total without Other Sales	3,624	3,338	8.6%	4,185	(13.4%)	536	498	7.5%	600	(10.7%)	6.77	6.70	1.0%	6.98	(3.0%)
Total	3,789	3,576	5.9%	4,381	(13.5%)	578	599	(3.5%)	679	(14.9%)	6.56	5.97	9.8%	6.46	1.6%

As previously stated, BRF adopted a new management model in Brazil since the beginning of 2015. Under this model, the country was split into five regional administrative areas: Northeast, Midwest/North, São Paulo, South and Southeast. This new model strengthens the proactive role and independence of the regional structures, by decentralizing decisions and enhancing the regional structures, making it possible to understand and respond with greater agility to the demands of each market. As a result, each region has a director who is now responsible for maximizing the result of that region. This director is also responsible for the sales, trade marketing, commercial management, logistics, financial and HR local areas.

In 2015, we continued with the projects that were started last year and which continue to bring positive results. These projects include: the go-to-market (GTM) process, focusing this year on raising the client´s productivity by increasing volumes, improving the products mix and through more frequent purchasing opportunities; and the project to enhance the level of service, which allows us to capture more sales and avoid losses, as well as further strengthening our relationship with the clients.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Furthermore, BRF began three new projects in 2015, in line with its pursuit to constantly improve the level of efficiency and performance of its operation. The first includes the revision of the operational footprint, which aims to optimize BRF´s productive structure through a strategy of exploiting the specific features of its plants and benefiting from the geographical diversity within Brazil. The second project is the new pricing model that will allow the positioning of prices according to the features of each region, micro-region and channel, as well as helping in the improvement of market intelligence through the dynamic analysis of the price readings in the small and medium retail sector. The third project is about the acceleration of the automation processes of the plants, for which BRF has planned a bigger investment starting this year, and should bring higher productivity gains.

Finally, it is important to mention that the Company will be restoring some key product categories under the Perdigão brand beginning on July 2015. These include items such as ham and smoked sausage, of which the sales were suspended since 2012. Perdigão is currently responsible for 19% of all the volume sold in the processed and frozen foods markets, placing it as the second most consumed brand in Brazil.

The Net Operating Revenues (NOR) from the Brazilian operations in 1Q15 came to R$3.8 billion, an increase of 5.9% over 1Q14, mainly due to the rise of 9.8% in average prices that exceeded the fall of 3.5% in the volumes. However, this result was impacted by the other sales line (animal feed, hatcheries and sub-products), which showed a fall of 58.1% in volumes and a rise of 65.0% in average prices in Reais on an annual comparison.

If we exclude the other sales line from the analysis, the figures for the quarter reflect a better picture of the real scenario in Brazil, with NOR of R$3.6 billion, +8.6% y/y, driven by a rise in volumes of 7.5% y/y and an improvement of 1.0% in average prices.

EBIT	R$ Million					EBIT Margin
	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q
Brazil	306	380	(19.5%)	808	(62.1%)	8.1%	10.6%	(2.5) p.p.	18.4%	(10.4) p.p.

EBIT in Brazil came to R$306.1 million in 1Q15, -19.5% y/y. This result was affected by the increase in operating expenses, due to larger investments in marketing and trade marketing, and also due to the other operating results line (see item 5 of this report). This line includes some extraordinary expenses in 1Q15, such as restructuring charges, expenses from idle capacity due to the truckers  strike and some tax adjustments. EBIT margin declined by 2.5 p.p. over 1Q14 and came to 8.1%. In comparison with 4Q14, EBIT fell by 62.1% and EBIT margin contracted by 10.4 p.p..

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Market Share - Value

(Latest Survey)

Surveys: 1: January-15/February-15; 2: February-15/March-15

Source: AC Nielsen

BRF maintains its strong leadership position in terms of market share, in the specialty meat, frozen products, pizzas and margarine categories (core businesses).

➢  Europe/Eurasia

Europe	R$ Million					Thousand Tons					Average Price - R$
	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q
In Natura	219	293	(25.0%)	404	(45.8%)	30	38	(22.3%)	48	(37.4%)	7.33	7.60	(3.5%)	8.46	(13.3%)
Poultry	117	104	12.2%	151	(22.4%)	20	19	8.1%	24	(16.6%)	5.83	5.61	3.8%	6.26	(6.9%)
Pork/Beef	102	188	(45.6%)	254	(59.6%)	10	20	(50.6%)	24	(58.5%)	10.41	9.46	10.1%	10.70	(2.7%)
Processed Foods	403	417	(3.5%)	436	(7.7%)	42	47	(10.4%)	46	(8.5%)	9.49	8.81	7.7%	9.41	0.9%
Total	622	710	(12.4%)	841	(26.0%)	72	86	(15.7%)	94	(23.2%)	8.60	8.27	4.0%	8.93	(3.7%)

NOR from the European operations in 1Q15 totaled R$622.1 million, a reduction of 12.4% y/y. This result was mainly impacted by the reduction of 15.7% in volumes, due to the decline in participation of Russia as a result of their internal economic crisis and the strategy of reducing our exposure to this market. The average price in Reais improved by 4.0% compared with 1Q14. On a quarterly comparison, the fall of the NOR came to 26.0%, due to the negative variations in both, volumes (-23.2% q/q) and average prices in Reais (-3.7% q/q), strongly impacted by the Russia effect.

EBIT	R$ Million					EBIT Margin
	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q
Europe	59	85	(30.4%)	182	(67.6%)	9.5%	12.0%	(2.5) p.p.	21.7%	(12.2) p.p.

EBIT for the European region was 30.4% lower on an annual comparison and 67.6% on a quarterly comparison, amounting to R$59.0 million in 1Q15. EBIT margin fell by 2.5 p.p. and 12.2 p.p. on the annual and quarterly comparisons, respectively. This was mainly due to the reduction in volumes in the region, as mentioned previously.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

➢  Middle East/Africa (MEA)

MEA	R$ Million					Thousand Tons					Average Price - R$
	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q
In Natura	1,366	1,225	11.5%	1,411	(3.2%)	229	253	(9.3%)	268	(14.6%)	5.96	4.85	22.9%	5.26	13.3%
Poultry	1,340	1,153	16.2%	1,357	(1.3%)	225	242	(6.8%)	259	(13.1%)	5.95	4.77	24.8%	5.24	13.6%
Pork/Beef	26	72	(64.0%)	54	(51.9%)	4	11	(62.9%)	9	(55.5%)	6.33	6.53	(3.1%)	5.85	8.2%
Processed Foods	134	78	72.1%	149	(10.6%)	24	17	35.1%	30	(21.0%)	5.65	4.44	27.3%	4.99	13.2%
Total	1,499	1,302	15.1%	1,561	(3.9%)	253	270	(6.4%)	298	(15.2%)	5.93	4.82	23.0%	5.23	13.3%

The NOR in the MEA region reached R$1.5 billion in 1Q15, an increase of 15.1% over 1Q14. This performance was mainly due to the higher revenues obtained in relevant markets such as Saudi Arabia and the United Arab Emirates, resulting from the Company´s strategy of acquiring distributors in the Middle East. The results were also boosted by an increase of 23.0% in average prices in Reais in the region (+1.5% higher in dollar terms), despite the reduction of 6.4% in volumes mainly due to lower volumes from Africa, particularly Angola, which was impacted by the sharp fall in oil prices during the mast months. A quarterly comparison shows that the NOR was 3.9% lower, affected by the decline in volumes, particularly to Angola, which were partially compensated by an increase of 13.3% in the average price.

EBIT	R$ Million					EBIT Margin
	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q
MEA	115	26	352.4%	182	(36.7%)	7.7%	2.0%	5.7 p.p.	11.7%	(4.0) p.p.

The EBIT from the MEA region in 1Q15 showed an impressive rise of 352.4% over 1Q14 and amounted to R$115.4 million. This improvement was due to higher revenues in the period, particularly as a result of the factors mentioned previously. A comparison with 4Q14 shows that the region´s EBIT fell by 36.7%, with a decline of 4.0 p.p. in the margin.

➢  Asia

Asia	R$ Million					Thousand Tons					Average Price - R$
	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q
In Natura	728	684	6.4%	799	(8.9%)	109	120	(9.1%)	124	(11.9%)	6.67	5.70	17.0%	6.44	3.5%
Poultry	652	590	10.4%	708	(8.0%)	100	107	(6.3%)	113	(11.2%)	6.51	5.52	17.9%	6.28	3.6%
Pork/Beef	76	94	(19.1%)	91	(15.7%)	9	13	(31.3%)	11	(19.1%)	8.40	7.13	17.7%	8.06	4.2%
Processed Foods	17	15	10.7%	20	(17.2%)	2	2	(10.6%)	3	(26.5%)	8.39	6.77	23.9%	7.45	12.6%
Total	745	700	6.5%	819	(9.1%)	111	122	(9.1%)	127	(12.2%)	6.70	5.72	17.1%	6.46	3.6%

NOR in the Asian region totaled R$744.7 million in 1Q15, an increase of 6.5% over 1Q14. This increase was mainly due to the better average prices in Reais (+17.1% y/y) which more than compensated for the fall of 9.1% in volumes for this region compared with the same period of the previous year.

In comparison with 4Q14, NOR showed a negative variation of 9.1% mainly due to a reduction of 12.2% in volumes, as a result of higher inventories in Hong Kong. This offset the positive effect of a ban imposed by South Korea on chicken from the United States, which ended up creating an opportunity for BRF to increase volumes in the country. Moreover, the quarterly comparison shows there was a slowdown in the increase in average prices in Reais (+3.6% y/y), that was partly explained by the adjustment in prices in Japan, bearing in mind the appreciation of the American dollar against the Real during the quarter.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

EBIT	R$ Million					EBIT Margin
	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q
Asia	164	73	124.6%	213	(23.0%)	22.0%	10.4%	11.6 p.p.	26.0%	(4.0) p.p.

EBIT from the Asian operations in 1Q15 reached R$163.9 million, an increase of 124.6% on an annual comparison. As a result, EBIT margin expanded by 11.6 p.p., rising from 10.4% in 1Q14 to 22.0% in 1Q15. EBIT margin for the Asian operations declined by 4.0 p.p. over 4Q14.

➢  Latin America (LATAM)

LATAM	R$ Million					Thousand Tons					Average Price - R$
	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q
In Natura	140	224	(37.6%)	197	(29.1%)	20	39	(48.6%)	28	(27.2%)	6.93	5.71	21.4%	7.10	(2.5%)
Poultry	79	138	(42.8%)	97	(18.9%)	14	29	(52.3%)	17	(19.5%)	5.61	4.68	19.8%	5.56	0.8%
Pork/Beef	61	86	(29.2%)	100	(38.9%)	6	10	(37.5%)	10	(40.3%)	9.94	8.77	13.3%	9.72	2.3%
Processed Foods	240	185	29.8%	233	2.9%	27	28	(1.8%)	31	(11.6%)	8.85	6.69	32.2%	7.60	16.4%
Others Sales	14	10	40.9%	15	(6.2%)	0	0	-	0	-	-	-	-	-	-
Total without Other Sales	380	409	(7.1%)	430	(11.7%)	47	67	(29.3%)	58	(19.0%)	8.03	6.11	31.3%	7.36	9.0%
Total	394	419	(6.0%)	445	(11.6%)	47	67	(29.3%)	58	(19.0%)	8.32	6.26	32.9%	7.61	9.2%

NOR from the LATAM operations in 1Q15 summed R$393.5 million. This represents a decline of 6.0% on an annual comparison, due to the reduction of 29.3% in volumes, particularly as a result that no shipments were made to Venezuela in the period. NOR from the LATAM region fell by 11.6% over 4Q14, once again due to a reduction of 19.0% in volumes.

EBIT	R$ Million					EBIT Margin
	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q
LATAM	(3)	9	(138.4%)	21	(116.6%)	(0.9%)	2.2%	(3.1) p.p.	4.7%	(5.6) p.p.

LATAM´s operating result showed a loss of R$3.5 million in 1Q15, mainly due to the fall in NOR. As a result, EBIT margin contracted by 3.1 p.p., declining from 2.2% in 1Q14 to a negative margin of 0.9% in 1Q15. The region registered a decline of 5.6 p.p. in the EBIT margin over 4Q14.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Consolidated Result 1Q15

1)   Net Operating Revenues (NOR)

Consolidated NOR was R$7.0 billion in 1Q15, +5.1% y/y, boosted by a 13.3% higher average price in Reais and by the positive results in the Brazil, MEA and Asia regions, where the increase in average prices in Reais offset the reduction in volumes.

A quarterly comparison shows there was a fall of 12.4% in NOR due to the high seasonal effect we have in the last quarter of the year, mainly in Brazil, also due to  the excellent sales performance of commemorative items in the 4Q14. It is also worth mentioning that BRF had an outstanding result in the international market in 4Q14 that was positively impacted by the Russian sanctions on poultry and pork products imposed on the United States and the European Union, as well as a balanced supply of poultry in the main markets where BRF operates.

2)   Cost of Goods Sold (COGS)

COGS - R$ Million	1Q15	1Q14	y/y	4Q14	q/q
COGS	(4,885)	(4,931)	(0.9%)	(5,359)	(8.9%)
% of the NOR	(69.3%)	(73.5%)	4.2 p.p.	(66.6%)	(2.7) p.p.

The COGS totaled R$4.9 billion in 1Q15, a slight fall of 0.9% y/y. The COGS as a percentage of NOR declined by 4.2 p.p. from 73.5% in 1Q14 to 69.3% in 1Q15. This variation was due to the lower cost of soybeans (-8.08%) as well as soybean meal (-3.81%), when compared with the same period of last year. This positively impacted the result despite the increase in the cost of corn in the same comparison (+2.95%).

Among the main factors that affected the COGS in the quarter, it is also worth mentioning the impact of the appreciation of the Real against the dollar in the costs of packaging and other inputs, higher energy costs, and higher food conversion costs as a result of the Brazilian truck drivers´ strike.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

The cost of corn rose over 4Q14 (+10.2%) as well as the soybean meal (+13.1%). This led to an increase of 2.7 p.p. in the COGS as a percentage of NOR on a q/q comparison.

➢  Slaughter and Production

Production	1Q15	1Q14	y/y	4Q14	q/q
Poultry Slaughter (Million Heads)	407	409	(0.6%)	423	(4.0%)
Hog/ Cattle Slaughter (Thousand Heads)	2,247	2,355	(4.6%)	2,403	(6.5%)
Production (Thousand Tons)	1,054	1,041	1.3%	1,099	(4.1%)
Meats	943	928	1.6%	978	(3.6%)
Other Processed Products	112	113	(1.6%)	121	(7.6%)
Feed and Premix (Thousand Tons)	2,589	2,538	2.0%	2,619	(1.2%)

Poultry slaughtering activities in 1Q15 declined by 0.6% y/y and 4.0% q/q, as was the case with hog/beef slaughtering that was 4.6% lower y/y and 6.5% q/q. The declines in the slaughtering activities reflect our strategy of optimizing volumes, particularly in the international market. The reduction in hog/beef slaughtering is also due to the transfer of BRF beef slaughtering plants to Minerva in October 2014.

In terms of production, the volume of food produced in 1Q15 totaled 1.1 million tons, representing a slight increase of 1.3% on a y/y comparison and a reduction of 4.1% on a q/q comparison.

It is also worth pointing out that the volumes of slaughtering activities as well as of production were affected by the lower volumes in Russia, Venezuela and Angola in 1Q15, as well as the truck drivers´ strike, when the Company had to interrupt operations in some plants for a few days.

3)   Gross Income

Gross Profit - R$ Million	1Q15	1Q14	y/y	4Q14	q/q
Gross Profit	2,164	1,776	21.8%	2,687	(19.5%)
Gross Margin (%)	30.7%	26.5%	4.2 p.p.	33.4%	(2.7) p.p.

Gross income in 1Q15 showed a relevant rise of 21.8% over the same period of last year, and came to R$2.2 billion. The gross margin was 4.2 percentage points higher, rising from 26.5% in 1Q14 to 30.7% in 1Q15. This increase was mainly driven by better average prices in Reais in all regions, led by LATAM (+32.9% y/y), MEA (+23.0% y/y) and Asia (+17.8%).

Gross income fell by 19.5% in comparison with 4Q14, declining from 33.4% of NOR to 30.7%. This was due to the seasonal factors in the revenue as previously mentioned and the reduction in volumes and in prices arising from the Russia and Venezuela effect.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

4)   Operating Expenses

Operating Expenses - R$ Million	1Q15	1Q14	y/y	4Q14	q/q
Selling Expenses	(1,084)	(1,000)	8.4%	(1,164)	(6.9%)
% of the NOR	(15.4%)	(14.9%)	(0.5) p.p.	(14.5%)	(0.9) p.p.
General and Administrative Expenses	(108)	(94)	14.2%	(110)	(2.3%)
% of the NOR	(1.5%)	(1.4%)	(0.1) p.p.	(1.4%)	(0.2) p.p.
Operating Expenses	(1,191)	(1,094)	8.9%	(1,274)	(6.5%)
% of the NOR	(16.9%)	(16.3%)	(0.6) p.p.	(15.8%)	(1.1) p.p.

Operating expenses rose by 8.9% in 1Q15 compared with the previous year to 16.9% of the NOR compared with 16.3% in 1Q14. This was due to an increase of 8.4% in the selling expenses, which rose as a result of higher spending with marketing, due to the new institutional Perdigão campaigns, already anticipating the return of some categories starting on July this year, and higher spending on trade marketing in line with the Company´s strategy. Another factor was an increase of 14.2% in administrative expenses in relation to 1Q14.

It is also worth mentioning that the annual variation in the operating expenses line is being impacted by the increased spending by Federal Foods in 1Q15, which is now consolidated in BRF results, due to the acquisition of the additional economic rights in April 2014; as well as by Alyasra results, of which the Company acquired 75% of its frozen food retail distribution business in November of the same year. Operating expenses fell by 6.5% compared with 4Q14.

5)   Other Operating Results

The Company had an expense of R$273.0 million in the other operating results line in 1Q15 which was 126.2% higher than the expense of R$120.7 million in 1Q14. This amount includes R$147.0 million in non-recurring expenses, of which: R$41.7 million in expenses related to idle capacity, particularly as a result of the truck drivers´ strike which occurred in February 2015; R$34.7 million with restructuring, mainly in the marketing area; R$27.0 million in tax adjustments, as well as other items which altogether amounted to R$43.6 million. Excluding the impact of these non-recurring items, other operating expenses were R$126.0 million, in line with the 1Q14.

6)   Operating Result (EBIT)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Consolidated EBIT in 1Q15 was R$640.9 million, +12.0% y/y, due mainly to higher gross income, which was boosted by better average prices in Reais in Brazil, MEA and Asia. This offset the rise in operating expenses (+8.9% y/y), higher net expenses in the other operating results (+126.2%) as well as the impact of the equity income result line which went from R$11.5 million of revenue in 1Q14 to R$58.6 million of expenses in 1Q15, mainly due to the negative results arising from Minerva, of which BRF holds a stake of 15.2%.

The consolidated operating margin was 9.1% compared with 8.5% in 1Q14, an increase of 0.6 p.p. in the annual comparison. If an adjustment is made for the impact of the non-recurring items, the consolidated operating margin would be 11.2%, an increase of 2.7 p.p. in the annual comparison. This is a result from better prices in Reais, as already mentioned, and the structural initiatives adopted by the Company, such as the optimization of the allocation of volumes between markets, better allocation of sales in the regions and the acquisition of distributors in the Middle East.

A quarterly comparison shows a decrease of 54.4% in EBIT and contraction of 8.4 p.p. in margin due to the decline in NOR for seasonal reasons in Brazil, as well as the international factors already referred to, as well as the impact of the non-recurring items, and the equity income impact from Minerva.

7)   Net Financial Result

R$ Million	1Q15	1Q14	y/y	4Q14	q/q
Financial Income	1,877	251	647.5%	377	397.7%
Financial Expenses	(1,984)	(448)	343.3%	(578)	243.5%
Net Financial Income (Expenses)	(108)	(196)	(45.3%)	(201)	(46.4%)

Net financial expenses in 1Q15 were 45.3% lower y/y and 46.4% lower q/q, mainly due to higher gains from currency variation and interest on own equity and financial investments, and in the gains from derivative operations and from converting investments abroad. It is also worth mentioning that BRF had a currency variation gain in the period coming from the sales of the Dairy operations to Lactalis, since the contract was indexed to the US Dollar in December 2014. As a result, these revenues reduced the impacts of the currency variation expenses on loans and financing, and on other liabilities, bringing net financial expense to a total of R$107.5 million in the quarter.

The use of non-derivative and derivative financial instruments to cover currency movements allows significant reductions in the net exposure of the balance sheet in foreign currency. We highlight the fact that BRF moved from a net currency exposure with impact on results of US$550.0 million “long” in 4Q14 to US$557.0 million “long” in 1Q15. As mentioned in the previous quarterly report, this long-term currency exposure in the balance sheet resulted from the signing of the contract with Lactalis for the sale of our Dairy operations in December 2014. As the amount of the transaction had been previously agreed at a total of R$1.8 billion, fixed in dollar terms on the signing of the contract (approximately US$700.0 million), without the creation of a hedge, it was therefore subject to currency adjustments until the conclusion of this transaction. (See Explanatory Note 4.1.d.)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

On March 31, 2015, the non-derivative financial instruments designated as hedge accounting, in the cash flow hedge concept, amounted to US$600 million. Furthermore, the derivative financial instruments designated as hedge accounting, in the cash flow hedge concept, to cover most probable exports, reached US$1,448.3 million, €77.5 million, £30.8 million and ¥12,923.0 million, in their respective currencies. These instruments also made a direct contribution to the reduction in the currency exposure. In both cases, the unrealized result from the currency variation was accounted for in the other comprehensive income.

8)   Debt

R$ Million	03.31.2015			12.31.2014	∆ %
	Current	Non-Current	Total	Total
Debt
Local Currency	(2,033)	(1,365)	(3,399)	(3,993)	(14.9%)
Foreign Currency	(1,049)	(8,930)	(9,979)	(7,854)	27.1%
Gross Debt	(3,083)	(10,295)	(13,378)	(11,847)	12.9%
Cash Investments
Local Currency	1,190	184	1,374	2,220	(38.1%)
Foreign Currency	5,774	-	5,774	4,594	25.7%
Total Cash Investments	6,964	184	7,148	6,815	4.9%
Net Debt	3,881	(10,111)	(6,230)	(5,032)	23.8%
Exchange Rate Exposure - US$ Million	-	-	495	567	(12.6%)

The Total Gross Debt amounting R$13,377.7 million, as shown above, accounts for the total financial debt, plus other financial liabilities amounting R$655.8 million, as stated in Explanatory Note 4.1. of the Financial Statements of March 31, 2015.

Development of Net Debt/EBITDA

*In 4Q14 and 1Q15, we are considering for the calculation of the multiple only the result of the continued operations (without Dairy products), other quarters consider the continued and discontinued operations.

The Company`s net debt was R$6.2 billion, 23.8% higher than that registered on December 31, 2014, resulting in a net debt to EBITDA ratio (last 12 months) of 1.26x compared with 1.04x in 4Q14. Despite the strong operational cash generation in the period, there was an increase in the net debt q/q, mainly as a result of the higher debt in foreign currency, impacted by an appreciation of 20.8% in the dollar against the Real in the same period. Also, it is also worth noting that the net debt was impacted by the share buyback program that occurred in the period, which reduced cash by R$1.0 billion. Without the effect of the share buyback, the net debt would have remained in line with 4Q14.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

9)   Investments (Capex)

Investments of R$312.8 million were carried out in the quarter, 6.9% lower than in 1Q14. BRF continues to direct a large part of the investments to automation, logistics, systems (IT), and BRF began to direct investments to the operational footprint project, as already mentioned earlier. The amount of investments undertaken in the quarter includes R$159.1 million spent on growth, support and efficiency, which presented a reduction of 26.7% y/y; R$132.2 million in biological assets (breeders), which rose by 10.0% y/y; and R$21.5 million in acquisitions and leasing transactions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

10) Financial Cycle

Financial Cycle

(Acc. Receivable + Inventories – Acc. Payable)/NOR

*In 4Q14 and 1Q15, we are considering for the calculation of the multiple only the result of the continued operations (without Dairy products), other quarters consider the continued and discontinued operations.

The financial cycle at the end of 1Q15 totaled 32.6 days compared with 41.8 days at the end of 1Q14 and 36.9 days at the end of 4Q14. In percentage terms, BRF moved from 11.0% in 1Q14 and 10.1% in 4Q14 to 8.8% of the NOR in 1Q15. This improvement of more than 9 days in the financial cycle over the last 12 months, reflects the results of important projects implemented during 2014, particularly in the accounts payable, where the Company renegotiated most of its contracts with suppliers.

11) Free Cash Flow

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

The free cash flow (EBITDA – Variation in Working Capital – Capex) came to R$4.1 billion in accumulated terms over the last 12 months. This was an increase of 57.8% on an annual comparison. This was due to the Company´s better operating performance which increased the EBITDA generated in the period as well as the improvement in the financial cycle, as already mentioned in the “financial cycle” item, reducing the need for working capital.

12) Equity Income Result

The equity income result arising from the participation in the earnings of affiliates and subsidiaries in joint ventures represented a loss of R$58.6 million in 1Q15 compared with a gain of R$11.5 million in 1Q14. This result was mainly due to the performance of Minerva which started to be consolidated proportionally in BRF result through the equity income line since September 1, 2014 when the agreement for the sale of beef operations in exchange for a stake of 15.2% in this company was concluded.

13) Income Tax and Social Contribution

Income Tax and Social Contribution - R$ Million	1Q15	1Q14	y/y	4Q14	q/q
Income before Taxes	533	376	41.9%	1,206	(55.8%)
Income Tax and Social Contribution	(72)	(49)	47.5%	(214)	(66.6%)
Effective Tax Rates (%)	(13.4%)	(12.9%)	(0.5) p.p.	(17.8%)	4.3 p.p.

The income tax and social contribution showed a total expense of R$71.7 million in 1Q15 compared with R$48.6 million in 1Q14 and represented an actual rate of 13.4% and 12.9%, respectively. The main factors that led the Company to present an actual rate that was lower than the nominal rate were related to the fiscal benefit in the payment of interest on own equity and subventions for investments, along with the results of subsidiaries abroad (see Explanatory Note 14.2).

14) Participation by Non-Controlling Shareholders

The result attributed to non-controlling shareholders of subsidiaries in Argentina, the Middle East and Europe, represented an expense of R$48.0 thousand in 1Q15 compared with an expense of R$4.0 million in the same period of the previous year.

15) Result of Discontinued Operations (Dairy)

As already mentioned, due to the sale of the Dairy operations to the Lactalis Group, the results of these operations are presented as discontinued operations.

The net income from the discontinued operations in 1Q15 totaled R$3.0 million compared with a loss of R$7.8 million in 1Q14 and was 89.1% lower than in 4Q14 when net income of R$27.4 million was registered.

A more detailed analysis of these results will be presented in item 20 of this report.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

16) Net Income

Net Income - R$ Million	1Q15	1Q14	y/y	4Q14	q/q
Net Income from Continued Operations	462	323	42.8%	991	(53.4%)
Net Margin (%)	6.5%	4.8%	1.7 p.p.	12.3%	(5.8) p.p.
Net Income Total	465	315	47.3%	1,018	(54.4%)
Net Margin (%)	6.1%	4.3%	1.8 p.p.	11.7%	(5.6) p.p.

Net income from continued operations reached R$461.6 million in 1Q15, an increase of 42.8% y/y and a net margin of 6.5%, 1.7 p.p. higher on a yearly comparison. This performance was due to better operating result combined with a reduction in net financial expenses in 1Q15, compared with the same period of last year. A quarterly comparison shows a decline in the net income of 53.4% in comparison, with the net margin contracting by 5.8 p.p., as previously mentioned

The Company´s total net income in 1Q15 (including discontinued operations), amounted to R$464.6 million, an expansion of 47.3% y/y and 1.8 p.p. in the net margin. In relation to 4Q14, the Company´s total net income registered a decline of 54.4% and a contraction of 5.6 p.p. in the net margin.

17) EBITDA

EBITDA - R$ Million	1Q15	1Q14	y/y	4Q14	q/q
Net Income	462	323	42.8%	991	(53.4%)
Income Tax and Social Contribution	72	49	47.5%	214	(66.6%)
Net Financial	108	196	(45.3%)	201	(46.4%)
Depreciation and Amortization	310	287	8.0%	357	(13.0%)
EBITDA from Continued Operations	951	856	11.2%	1,762	(46.0%)
EBITDA Margin (%)	13.5%	12.8%	0.7 p.p.	21.9%	(8.4) p.p.
EBITDA Total	955	861	11.0%	1,818	(47.5%)
EBITDA Margin (%)	12.6%	11.7%	0.9 p.p.	20.9%	(8.3) p.p.

EBITDA (Continued Op.) – Quarterly Trend

(R$ Million)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

EBITDA from the Company´s continued operations totaled R$951.1 million in 1Q15, and was 11.2% higher y/y with an EBITDA margin of 13.5%, +0.7 p.p. y/y. In comparison with 4Q14, EBITDA was 46.0% lower, which reduced the EBITDA margin by 8.4 p.p. q/q. If we adjust for the non-recurring items in the quarter, previously explained in the item “Other Operational Results”, as well as for the negative variation in the equity income due to our stake in Minerva, EBITDA would amount to R$1,155.0 million and the EBITDA margin would reach 16.4%.

EBITDA (Continued + Discontinued Op.) – Quarterly Trend

(R$ Million)

The Company´s total EBITDA from the continued and discontinued operations reached R$955.1 million, 11.0% higher y/y, with a margin of 12.6% compared with 11.7% in 1Q14 and 20.9% in 4Q14.

18) Shareholders Equity

Shareholders´equity came to R$14.9 billion on March 31, 2015 compared with R$15.7 billion on December 31, 2014. This was mainly due to the share buyback program announced on December 18, 2014.

19) Interest on Own Equity and Dividends

The extraordinary meeting of the Board of Directors held on December 18, 2014 approved the distribution of R$376.8 million in the form of interest on equity and an additional distribution of R$86.5 million in the form of dividends, totaling R$463.3 million to be distributed. Payments were made on February 12, 2015. (See Explanatory Note 27.2.)

20) Result of Discontinued Operations (Dairy products)

As already mentioned in this document, in 2014 BRF announced the signing of a sales contract with Parmalat S.p.A., a company belonging to the Lactalis Group, establishing the terms and conditions for the sale of BRF plants in the dairy segment, including the corresponding assets and brands dedicated to this segment.

In line with the prevailing legislation, it is presented in this report the results of this operation as the results of the discontinued operations (see Explanatory Note 13.2), which is described below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

➢  Net Operating Revenues (NOR) of the Discontinued Operations

Dairy	R$ Million					Thousand Tons					Average Price - R$
	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q	1Q15	1Q14	y/y	4Q14	q/q
Dry Division	320	352	(8.9%)	368	(12.9%)	140	136	2.5%	145	(3.5%)	2.29	2.58	(11.1%)	2.54	(9.8%)
Frozen and Fresh Division	204	281	(27.2%)	302	(32.3%)	48	58	(16.8%)	54	(11.0%)	4.24	4.85	(12.5%)	5.58	(24.0%)
Other sales	20	0	-	0	-	26	0	-	0	-	-	-	-	-	-
Total without Other Sales	525	632	(17.0%)	670	(21.6%)	188	194	(3.2%)	199	(5.5%)	2.79	3.26	(14.3%)	3.37	(17.1%)
Total	545	632	(13.8%)	670	(18.7%)	214	194	10.1%	199	7.5%	2.55	3.26	(21.7%)	3.37	(24.3%)

NOR from the discontinued Dairy operations in 1Q15 was R$544.7 million, 13.8% lower in quarterly terms. This was due to a fall in the average price in Reais of 21.7% y/y, which didn´t compensate the increase of 10.1% in volumes driven by the Dry Division (UHT Milk, Powdered Milk and Juices/Groceries) and other sales. In relation to 4Q14, NOR showed a negative variation of 18.7%, which was also due to a fall in average prices in Reais (-24.3% q/q), higher than the rise in volumes (+7.5% q/q), also driven by other sales.

When the other sales are excluded from the analysis, NOR fell by 17.0% y/y, being pushed by a decline of 3.2% in volumes and 14.3% in average prices. A quarterly comparison shows that NOR fell by 21.6%, driven by a decline of 5.5% in volumes and 17.1% in average prices.

➢  Operating Result (EBIT) of the Discontinued Operations

Dairy - R$ Million	1Q15	1Q14	y/y	4Q14	q/q
NOR	545	632	(13.8%)	670	(18.7%)
EBIT	4	(11)	(138.0%)	37	(89.1%)
EBIT Margin (%)	0.7%	(1.7%)	2.4 p.p.	5.5%	(4.7) p.p.

EBIT from the discontinued Dairy operations amounted to R$4.0 million in 1Q15, and recovered from the negative operating result of R$10.5 million registered in 1Q14. The margin rose from -1.7% in 1Q14 to 0.7% in 1Q15. A quarterly comparison shows that the EBIT declined by 89.1% and the margin contracted by 4.7 p.p..

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Stock Market

The Company had a market capitalization at the end of the quarter of R$55.2 billion.

*Closing Price

Performance of the shares on the BM&FBovespa (1Q15)

Source: Bloomberg

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Performance of the ADRs on the NYSE (1Q15)

Source: Bloomberg

Diffused Control

Base: March 21, 2015

Number of shares: 872,473,246 (common)

Capital Stock: R$12.5 billion

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

(It is presented in the following tables the Income Statement for the Year, the Balance Sheet and Cash Flow Statement of the continued operations and, as a comparison base, also the statements of the continued + discontinued operations).

Financial Statement from Continued Operations - R$ Million	1Q15	1Q14	y/y	4Q14	q/q

Net Operating Revenues	7,048	6,707	5.1%	8,047	(12.4%)

Cost of Sales	(4,885)	(4,931)	(0.9%)	(5,359)	(8.9%)
% of the NOR	(69.3%)	(73.5%)	4.2 p.p.	(66.6%)	(2.7) p.p.

Gross Profit	2,164	1,776	21.8%	2,687	(19.5%)
% of the NOR	30.7%	26.5%	4.2 p.p.	33.4%	(2.7) p.p.

Operating Expenses	(1,191)	(1,094)	8.9%	(1,274)	(6.5%)
% of the NOR	(16.9%)	(16.3%)	(0.6) p.p.	(15.8%)	(1.1) p.p.
Selling Expenses	(1,084)	(1,000)	8.4%	(1,164)	(6.9%)
% of the NOR	(15.4%)	(14.9%)	(0.5) p.p.	(14.5%)	(0.9) p.p.
Fixed	(701)	(603)	16.2%	(699)	0.3%
Variable	(382)	(397)	(3.6%)	(465)	(17.8%)
General and Administrative Expenses	(108)	(94)	14.2%	(110)	(2.3%)
% of the NOR	(1.5%)	(1.4%)	(0.1) p.p.	(1.4%)	(0.2) p.p.
Honorary of our Administrators	(7)	(6)	4.4%	(7)	(0.5%)
% of the NOR	(0.1%)	(0.1%)	0.0 p.p.	(0.1%)	0.0 p.p.
General and Administrative	(101)	(88)	14.9%	(103)	(2.5%)
% of the NOR	(1.4%)	(1.3%)	(0.1) p.p.	(1.3%)	(0.1) p.p.

Operating Income	973	682	42.7%	1,413	(31.2%)
% of the NOR	13.8%	10.2%	3.6 p.p.	17.6%	(3.8) p.p.

Other Operating Results	(273)	(121)	126.2%	(0)	-

Equity Income	(59)	11	(611.5%)	(7)	-

EBIT	641	572	12.0%	1,406	(54.4%)
% of the NOR	9.1%	8.5%	0.6 p.p.	17.5%	(8.4) p.p.

Net Financial Income	(108)	(196)	(45.3%)	(201)	(46.4%)

Income before Taxes	533	376	41.9%	1,206	(55.8%)
% of the NOR	7.6%	5.6%	2.0 p.p.	15.0%	(7.4) p.p.
Income Tax and Social Contribution	(72)	(49)	47.5%	(214)	(66.6%)
% of Income before Taxes	(13.4%)	(12.9%)	(0.5) p.p.	(17.8%)	4.3 p.p.

Net Income before Non-Controlling Shareholders	462	327	41.1%	992	(53.4%)

Non-Controlling Shareholders	(0)	(4)	(98.8%)	(1)	(90.4%)

Net Income from Continued Operations	462	323	42.8%	991	(53.4%)
% of the NOR	6.5%	4.8%	1.7 p.p.	12.3%	(5.8) p.p.

Net Income from Discontinued Operations	3	(8)	-	27	(89.1%)

Net Income (Continued + Discontinued Operations)	465	315	47.3%	1,018	(54.4%)
% of the NOR	6.1%	4.3%	1.8 p.p.	11.7%	(5.6) p.p.
EBITDA From Continued Operations	951	856	11.2%	1,762	(46.0%)
% of the NOR	13.5%	12.8%	0.7 p.p.	21.9%	(8.4) p.p.

EBITDA (Continued + Discontinued Operations)	955	861	11.0%	1,818	(47.5%)
% of the NOR	12.6%	11.7%	0.9 p.p.	20.9%	(8.3) p.p.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

BRF S.A. Consolidated

Balance Sheet from Continued Operations - R$ Million	03.31.2015	03.31.2014	12.31.2014
Assets
Current Assets
Cash and Cash Equivalents	5,874	3,313	6,007
Financial Investments	614	543	587
Accounts Receivable	2,562	2,857	3,047
Recoverable Taxes	990	1,338	1,009
Dividends/Interest on shareholders' equity receivable	1	0	10
Securities Receivable	221	137	215
Inventories	3,337	3,056	2,941
Biological Assets	1,201	1,203	1,131
Other Financial Assets	476	51	43
Other Receivables	262	270	268
Anticipated expenses	272	145	271
Non-Current Assets held to sale and discontinued operation	1,963	173	1,958
Total Current Assets	17,775	13,086	17,488

Non-Current Assets
Long-term assets	3,984	3,289	3,789
Cash Investments	64	57	62
Accounts Receivable	9	8	8
Judicial Deposits	627	506	616
Biological Assets	697	566	683
Securities Receivable	337	361	362
Recoverable Taxes	933	783	912
Deferred Taxes	888	532	714
Other Receivables	120	104	115
Restricted Cash	308	372	317

Permanent Assets	14,958	15,608	14,826
Investments	391	119	438
Property, Plant and Equipment	10,090	10,769	10,059
Intangible	4,477	4,719	4,329
Total Non-Current Assets	18,942	18,897	18,615

Total Assets	36,717	31,983	36,104

Liabilities and Equity
Current Liabilities
Loans and Financing	2,427	2,691	2,739
Suppliers	4,381	3,737	3,977
Payroll and Mandatory Social Charges	478	451	427
Taxes Payable	366	261	300
Dividends/Interest on Shareholders’ Equity	3	4	431
Management and Staff Profit Sharing	107	84	396
Other Financial Liabilities	656	130	257
Provisions	255	234	243
Employee Pension Plan	56	49	56
Other Liabilities	219	168	234
Liabilities related to non-current assets held for sale and discontinued operations	520	0	508
Total Current Liabilities	9,467	7,809	9,569

Non-Current Liabilities
Loans and Financing	10,295	7,237	8,850
Suppliers	154	137	161
Taxes and Social Charges Payable	28	15	26
Provision for Tax, Civil and Labor Contingencies	924	781	943
Deferred Taxes	126	16	90
Employee Pension Plan	269	253	258
Other Liabilities	530	570	516
Total Non-Current Liabilities	12,325	9,009	10,845

Total Liabilities	21,792	16,819	20,414

Shareholders' Equity
Capital Stock	12,460	12,460	12,460
Capital Reserves	104	114	109
Profit Reserves	3,974	2,539	3,946
Other Related Results	(864)	(232)	(620)
Retained Profits	465	315	0
Transfer Reserves and Tax Incentives	(28)	(27)	0
Treasury Shares	(1,304)	(49)	(305)

Non-Controling Shareholders	117	42	99
Total Shareholders' Equity	14,925	15,164	15,690

Total Liabilities and Shareholders' Equity	36,717	31,983	36,104

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

BRF S.A. Consolidated

Cash Flow from Continued Operations - R$ Million	1Q15	1Q14	y/y	4Q14	q/q
Operating Activities
Result for the Fiscal Year	462	323	42.8%	991	(53.4%)
Adjustments to the Result	935	266	252.2%	792	18.0%

Changes in Assets and Liabilities
Accounts Receivable from Clients	424	484	(12.4%)	(155)	(373.8%)
Inventory	(395)	59	(774.2%)	577	(168.4%)
Biological Assets	(71)	2	(2963.7%)	(9)	654.7%
Interest on Shareholders' Equity Received	9	0	-	9	(1.3%)
Suppliers	380	54	607.1%	(140)	(371.1%)
Payment of Contingencies	(55)	(39)	40.3%	(36)	51.4%
Interest Payments	(120)	(122)	(1.8%)	(217)	(44.5%)
Payment of Income Tax and Social Contribution	(1)	(3)	(64.4%)	(1)	0.2%
Salaries, Social Obligations and Others	(92)	(80)	14.9%	(212)	(56.7%)
Net Cash provided by the Continued Operating Activities	1,477	944	56.5%	1,599	(7.7%)
Net Cash provide by the Discontinued Operating Activities	4	8	(49.3%)	48	(91.8%)
Net Cash provided by Operating Activities	1,481	952	55.6%	1,647	(10.1%)

Investment Activities
Financial Investments	75	3	2291.8%	(23)	(424.5%)
Investment in Restricted Cash	(5)	(4)	21.3%	(5)	9.1%
Acquisition of Companies	0	0	-	(314)	(100.0%)
Acquisition of Interests in Joint Venture	(0)	(2)	(77.0%)	(45)	(99.0%)
Acquisition of Fixed Assets/Investments	(157)	(200)	(21.5%)	(224)	(30.0%)
Acquisition of Biological Assets	(132)	(120)	10.0%	(136)	(2.7%)
Revenue from the Sale of Fixed Assets	40	48	(16.5%)	39	2.2%
Intangible Investments	(7)	(0)	2476.7%	(7)	1.4%
Net Cash provided by the Continued Investment Activities	(187)	(275)	(32.1%)	(714)	(73.8%)
Net Cash provided by the discontinued Investment Activities	(6)	(13)	(55.3%)	(15)	(61.2%)
Net Cash provided by Investment Activities	(193)	(289)	(33.2%)	(729)	(73.5%)

Financing Activities
Loans and Financing	(504)	(69)	632.3%	297	(269.5%)
Interest on Shareholders' Equity	(463)	(365)	26.9%	0	-
Sale of Treasury Shares	(1,029)	0	-	(234)	340.4%
Disposal of Treasury Shares	19	24	(19.7%)	16	17.6%
Net Cash provided by Financing Activities	(1,977)	(410)	382.4%	80	(2563.2%)

Effect of Exchange Rate Variation on Cash and Cash Equivalents	556	(67)	(925.6%)	215	158.1%

Net Increase (Decrease) in Cash Held	(133)	186	(171.7%)	1,214	(111.0%)

Cash and Cash Equivalents at the Beginning of the Period	6,007	3,128	92.1%	4,793	25.3%
Cash and Cash Equivalents at the End of the Period	5,874	3,313	77.3%	6,007	(2.2%)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Financial Statement (Continued + Discontinued Operations) - R$ Million	1Q15	1Q14	y/y	4Q14	q/q

Net Operating Revenues	7,593	7,339	3.5%	8,717	(12.9%)

Cost of Sales	(5,321)	(5,446)	(2.3%)	(5,874)	(9.4%)
% of the NOR	(70.1%)	(74.2%)	4.1 p.p.	(67.4%)	(2.7) p.p.

Gross Profit	2,272	1,893	20.0%	2,842	(20.1%)
% of the NOR	29.9%	25.8%	4.1 p.p.	32.6%	(2.7) p.p.

Operating Expenses	(1,286)	(1,214)	5.9%	(1,381)	(6.9%)
% of the NOR	(16.9%)	(16.5%)	(0.4) p.p.	(15.8%)	(1.1) p.p.
Selling Expenses	(1,173)	(1,112)	5.5%	(1,264)	(7.2%)
% of the NOR	(15.4%)	(15.2%)	(0.3) p.p.	(14.5%)	(0.9) p.p.
Fixed	(742)	(672)	10.4%	(759)	(2.3%)
Variable	(431)	(440)	(2.0%)	(504)	(14.6%)
General and Administrative Expenses	(113)	(102)	11.1%	(118)	(3.7%)
% of the NOR	(1.5%)	(1.4%)	(0.1) p.p.	(1.3%)	(0.1) p.p.
Honorary of our Administrators	(7)	(7)	1.9%	(7)	(2.6%)
% of the NOR	(0.1%)	(0.1%)	0.0 p.p.	(0.1%)	0.0 p.p.
General and Administrative	(106)	(95)	11.8%	(110)	(3.8%)
% of the NOR	(1.4%)	(1.3%)	(0.1) p.p.	(1.3%)	(0.1) p.p.

Operating Income	986	679	45.2%	1,461	(32.5%)
% of the NOR	13.0%	9.3%	3.7 p.p.	16.8%	(3.8) p.p.

Other Operating Results	(281)	(129)	119.0%	(10)	-

Equity Income	(60)	12	-	(8)	-

EBIT	645	562	14.8%	1,443	(55.3%)
% of the NOR	8.5%	7.7%	0.8 p.p.	16.6%	(8.1) p.p.

Net Financial Income	(108)	(196)	(45.3%)	(201)	(46.4%)

Income before Taxes	537	365	47.1%	1,242	(56.7%)
% of the NOR	7.1%	5.0%	2.1 p.p.	14.3%	(7.2) p.p.
Income Tax and Social Contribution	(73)	(46)	-	(224)	(67.5%)
% of Income before Taxes	(13.5%)	(12.6%)	(1.0) p.p.	(18.0%)	4.5 p.p.

Net Income before Non-Controlling Shareholders	465	319	45.5%	1,019	(54.4%)

Non-Controlling Shareholders	(0)	(4)	-	(1)	-

Net Income	465	315	47.3%	1,018	(54.4%)
% of the NOR	6.1%	4.3%	1.8 p.p.	11.7%	(5.6) p.p.

EBITDA	955	861	11.0%	1,818	(47.5%)
% of the NOR	12.6%	11.7%	0.8 p.p.	20.9%	(8.3) p.p.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance
Balance Sheet (Continued + Discontinued Operations) - R$ Million	03.31.2015	03.31.2014	12.31.2014
Assets
Current Assets
Cash and Cash Equivalents	5,874	3,313	6,007
Financial Investments	614	543	587
Accounts Receivable	2,795	2,857	3,280
Recoverable Taxes	990	1,338	1,009
Dividends/Interest on shareholders' equity receivable	1	0	10
Assets held for Sale	73	173	75
Securities Receivable	221	137	215
Inventories	3,550	3,056	3,154
Biological Assets	1,201	1,203	1,131
Other Financial Assets	476	51	43
Other Receivables	262	270	268
Anticipated expenses	272	145	271
Total Current Assets	16,331	13,086	16,051

Non-Current Assets
Long-term assets	3,771	3,289	3,789
Cash Investments	64	57	62
Accounts Receivable	9	8	8
Judicial Deposits	627	506	616
Biological Assets	697	566	683
Securities Receivable	337	361	362
Recoverable Taxes	933	783	912
Deferred Taxes	676	532	714
Other Receivables	120	104	115
Restricted Cash	308	372	317

Permanent Assets	16,402	15,608	16,264
Investments	407	119	454
Property, Plant and Equipment	10,800	10,769	10,810
Intangible	5,195	4,719	5,000
Total Non-Current Assets	20,174	18,897	20,053

Total Assets	36,504	31,983	36,104

Liabilities and Equity
Current Liabilities
Loans and Financing	2,427	2,691	2,739
Suppliers	4,660	3,737	4,256
Payroll and Mandatory Social Charges	492	451	441
Taxes Payable	380	261	314
Dividends/Interest on Shareholders’ Equity	3	4	431
Management and Staff Profit Sharing	107	84	396
Other Financial Liabilities	656	130	257
Provisions	255	234	243
Employee Pension Plan	56	49	56
Other Liabilities	219	168	234
Total Current Liabilities	9,254	7,809	9,369

Non-Current Liabilities
Loans and Financing	10,295	7,237	8,850
Suppliers	154	137	161
Taxes and Social Charges Payable	28	15	26
Provision for Tax, Civil and Labor Contingencies	924	781	943
Deferred Taxes	126	16	291
Employee Pension Plan	269	253	258
Other Liabilities	530	570	516
Total Non-Current Liabilities	12,325	9,009	11,045

Total Liabilities	21,580	16,819	20,414

Shareholders' Equity
Capital Stock	12,460	12,460	12,460
Capital Reserves	104	114	109
Profit Reserves	3,974	2,539	3,946
Other Related Results	(864)	(232)	(620)
Retained Profits	465	315	0
Transfer Reserves and Tax Incentives	(28)	(27)	-
Treasury Shares	(1,304)	(49)	(305)

Non-Controling Shareholders	117	42	99
Total Shareholders' Equity	14,925	15,164	15,690

Total Liabilities and Shareholders' Equity	36,504	31,983	36,104

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Cash Flow (Continued + Discontinued Operations) - R$ Million	1Q15	1Q14	y/y	4Q14	q/q
Operating Activities
Result for the Fiscal Year	465	315	47.3%	1,018	(54.4%)
Adjustments to the Result	936	281	233.0%	813	15.1%

Changes in Assets and Liabilities
Accounts Receivable from Clients	424	484	(12.4%)	(155)	(373.8%)
Inventory	(395)	59	(774.2%)	577	(168.4%)
Biological Assets	(71)	2	(2963.7%)	(9)	654.7%
Interest on Shareholders' Equity Received	9	0	-	9	(1.3%)
Suppliers	380	54	607.1%	(140)	(371.1%)
Payment of Contingencies	(55)	(39)	40.3%	(36)	51.4%
Interest Payments	(120)	(122)	(1.8%)	(217)	(44.5%)
Payment of Income Tax and Social Contribution	(1)	(3)	(64.4%)	(1)	0.2%
Salaries, Social Obligations and Others	(92)	(80)	14.9%	(212)	(56.7%)
Net Cash provided by Operating Activities	1,481	952	55.6%	1,647	(10.1%)

Investment Activities
Financial Investments	75	3	23	(23)	(424.5%)
Investment in Restricted Cash	(5)	(4)	0	(5)	9.1%
Acquisition of Companies	0	0	-	(314)	(100.0%)
Acquisition of Interests in Joint Venture	(0)	(2)	(77.0%)	(45)	(99.0%)
Acquisition of Fixed Assets/Investments	(163)	(214)	(23.7%)	(240)	(32.0%)
Acquisition of Biological Assets	(132)	(120)	10.0%	(136)	(2.7%)
Revenue from the Sale of Fixed Assets	40	48	(16.5%)	39	2.2%
Intangible Investments	(7)	(0)	2476.7%	(7)	1.4%
Net Cash provided by Investment Activities	(193)	(289)	(33.2%)	- 729	(73.5%)

Financing Activities
Loans and Financing	(504)	(69)	632.3%	297	(269.5%)
Interest on Shareholders' Equity	(463)	(365)	26.9%	0	-
Sale of Treasury Shares	(1,029)	0	-	(234)	340.4%
Disposal of Treasury Shares	19	24	(19.7%)	16	17.6%
Net Cash provided by Financing Activities	(1,977)	(410)	382.4%	80	(2563.2%)

Effect of Exchange Rate Variation on Cash and Cash Equivalents	556	(67)	(925.6%)	215	158.1%

Net Increase (Decrease) in Cash Held	(133)	186	(171.7%)	1,214	(111.0%)

Cash and Cash Equivalents at the Beginning of the Period	6,007	3,128	92.1%	4,793	25.3%
Cash and Cash Equivalents at the End of the Period	5,874	3,313	77.3%	6,007	(2.2%)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Appendix

Sales by Channel – Brazil

(% of Net Operating Revenues - NOR)

Rating

The company has an investment grade rating of BBB- from Fitch Ratings and Standard & Poor’s, and Baa rating from Moody’s; S&P has a positive outlook and the other two have a stable outlook.

Novo Mercado

BRF joined the Novo Mercado segment of the BM&FBovespa on April 12, 2006, and is bound by the Market Arbitration Chamber, under the commitment clause in the Bylaws and regulations of Novo Mercado.

Risk Management

BRF and its subsidiaries have adopted a series of measures previously structured and addressed in line with its risk policy, to maintain the inherent risks to its business under the strictest control. Risks of the operating markets, sanitary control, grains, food safety, environmental protection, internal controls and financial risks are monitored. Explanatory Note 4 of the Financial Statements gives details of this supervision and further details can also be found in the Reference Form and 20F Report presented annually to the Brazilian Securities and Exchange Commission (CVM) and the US Securities Exchange Commission (SEC), respectively.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Social Report and Appreciation of Human Capital

BRF operates in Brazil with 34 plants (excluding the Dairy plants which are the subject of the sales contract signed with Lactalis), 20 distribution centers, TSPs, hatcheries and sales offices. It operates abroad with seven industrial units in Argentina, two in Europe (England and Holland) and one in the United Arab Emirates (Abu Dhabi), along with 19 sales offices. BRF has more than 105 thousands employees throughout the world.

In line with the movement to transform the Company and show our appreciation for the human capital, since 2014 a new BRF Leadership Apprentice Path has been implemented, in synergy with the Viva BRF program, which focuses especially on supervisors, coordinators and managers of each area. The focus on training this group  of employees  is due to the fact they are responsible for the direct management of around 95% of BRF´s employees. Around 740 people were trained in 2014 and in the first quarter of 2015, 284 leaders participated in the first module – Starting Point. Those who have already participated in 2014 are going through the process of development through the Apprentice Rounds, which 126 leaders have already participated in this quarter. The forecast for the 1st semester of 2015, 100% of the prioritized leaders will have done the Starting Point module and that the development process advances to the Apprentice Rounds of this initial module, as well as doing a new module with the themes Quality and Management.

Another highlight of 1Q15 related to the human capital of the Company is the training of the collaborators in: obligatory; legal; health, safety and environmental management; and Training at the Workplace, which are underway. In the first quarter, 40,513 collaborators were trained, adding up to 446,613 hours of training, 6,900 of these collaborators where trained in the Internal Training at the Workplace, with a workload of 228,628 hours.

This first quarter of the year was also outstanding due to the launching and implementation of the career acceleration programs, which envision the formation and development of the leaders capable of acting with maximum potential and turn BRF into a company more and more strong. At this moment three programs are being implemented: Fast Track, with a focus on the acceleration of executives to the international market; Youth of Impact, which is a rereading of the Trainee Program existent up until 2014; and Brazil Acceleration Program, which has a focus on the general management of Brazil, particularly both sales and marketing areas.

Five young executives are being accelerated by the Fast Track, and concluded in this first quarter the phase of immersion in the Company, and were allocated in different regions of the world for the first cycle of development and execution of projects. In the second semester they advance to the second cycle of projects, with a focus on the international market, concluding the program by the end of the year and allocation in the international market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Management Report / Comments on the Performance

Within the Youth of Impact program, the Company has six graduates which are being trained in acceleration to take over, after a one-year period, a coordinate role in the Company. The participants also went through the immersion phase in 1Q15 and entered the phase of living in different locations with Brazil, in order to know more deeply BRF´s reality and widen their local connection, besides preparing themselves to execute relevant projects, in partnership with different teams in the next round of the program. These are some of the objectives of this experience. The Logistics, Sales, Operations and Agriculture areas, the heart of the Company, were chosen for this moment. The forecast is that these participants, after an intensive phase of training, become in charge of role as production operator, salesperson, lecturer and supervised extension. After this experience, which is planned to happen between  April 13 and May 15, the six participants of the program will begin their first cycle of projects, to give continuity to the plan of the program, which will have its conclusion with this first group in December of this year.

The Brazil Acceleration Program will be launched April 22, and is focused on developing and accelerating up to 30 participants,  which after a period of until 4 months, will assume roles of coordination, supervision or specialists in the areas of marketing, trade marketing and sales of Brazil GM.

The professionals, which will integrate with team, with pass through 4 rounds; formation, immersion, sales channels awareness and reality training for salesperson/supervisor/specialist realities. After this period, they will be allocated in one of the 3 areas, distributes between regions according to the profile and needs of each area.

Go Global

Still aiming to develop and retain talents in the Company, the Go Global program was launched in this first quarter, which is a platform of internal job openings all over the world, and can be accessed by all the collaborators. The objective of this platform is to stimulate the mobility and multiculturalism of our teams.

Health, Safety and Environmental Management

The Health, Safety and Environmental Management supervision (HSE) continues to focus on reducing accidents at work and has been consolidating its performance every year. In 1Q15, BRF registered a frequency rate of accidents with lost time of 1.82. The company´s challenge is to achieve a maximum admissible rate of 1.30 in 2015. Meanwhile, the rate of accidents with lost time was 31.8%, lower than in 2014 and 44.0% below the maximum admissible rate for 2015.

Stock Options Plan

The Company currently has 10,635,053 stock options granted to 207 executives, with a maximum exercise period of five years, as established in the Regulations of the Remuneration Plan based on shares approved on March 31, 2010, and modified on March 24, 2012, March 9, 2013, March 3, 2014 and March 8, 2015 at the Annual/Extraordinary Shareholders´ Meetings. These include the CEO, vice-presidents, directors and other BRF executives.

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Restricted Stock Options Plan

In the General Assembly Meeting of April 8, 2015, the restricted stock options plan was also approved, which is a new plan, similar to the stock options plan, but it is focused on the retention of key employees in the Company, encouraging the sharing of risks and results, like the Company´s shareholders. In order to take part of this plan, the participants will have to buy BRF´s stocks with the bonus value, and they will have the right to receive the restricted stocks if they are in the Company for three years and have reached their TSR (Total Shareholder Return) goal, still to be established by the Board.

Relationship with the independent auditors

The Company announces, within the terms of CVM Instruction Nº 381 of January 14, 2003, that its policy of hiring services not related to the external audit is based on principles that preserve the independence of the auditor.

In compliance with the CVM Instruction no. 381/03, during the three month period ended March 31, 2015, Ernst & Young Auditores Independentes S.S. was hired by BRF to perform services unrelated to the external audit (appraisal report of net assets), representing approximately1.13% of the total annual audit fees related to the external audit services to BRF and its subsidiaries. These services do not impact the external auditors’ independence and objectivity.

Within the terms of the CVM Instruction 480/09, the management declares that, at a meeting held on March 28, 2015, it discussed, reviewed and agreed with the information expressed in the revision of the independent auditors´ report on the financial information related to 1Q15.

Disclaimer

The statements in this report related to the Company's business perspective, projections and results, and its growth potential are mere forecasts and have been based on the management's expectations of the Company's future. These expectations are highly dependent on market changes and the overall economic performance of the country, the sector and international markets; they are, therefore, subject to changes.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its consolidated subsidiaries (collectively the “Company”) is one of Brazil’s largest companies in the food industry. BRF is a public company, listed on the New Market of Brazilian Securities, Commodities & Futures Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarter are located at 475, Rua Jorge Tzachel in the City of Itajaí, State of Santa Catarina. With a focus on raising, producing and slaughtering of poultry and  pork for processing, production and sale of fresh meat, processed products, pasta, sauce, mayonnaise, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and frozen cuts of chicken, turkey and pork;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

As previously disclosed to the market, the Company's Management was studying the best strategic alternative to the operating segment of dairy products and decided to discontinue such segment after analyzing an offer for acquisition made by a subsidiary of Groupe Lactalis, details of which are presented in note 13.

The Company's Management has also changed its management structure and thus, three month period ended March 31, 2015, the Company’s activities became organized in 5 operating segments, being: Brazil, Europe, Middle East and Africa ("MEA"), Asia and Latin America ("LATAM") (note 5).

In the Domestic Market, the Company operates 34 meat processing plants, 3 margarine processing plants, 3 pasta processing plants, 1 dessert processing plant and 3 soybean crushing plants, located close to the Company’s raw material suppliers or the main consumer centers.

The Company has an advanced distribution system and uses 20 distribution centers to deliver its products to supermarkets, retail stores, wholesalers, restaurants and other institutional customers in domestic and foreign markets.

In the Foreign Market, the Company operates 7 meat processing plants, 1 margarine and oil processing plant, 1 sauces and mayonnaise processing plant, 1 frozen vegetables processing plant and 15 distribution centers, besides subsidiaries or sales offices in Argentina, Austria, Cayman Islands, Chile, China, France, Germany, Hungary, Italy, Japan, Kuwait, Nigeria, Oman, Portugal, Russia, Saudi Arabia, Singapore, South Africa, South Korea, Spain, The Netherlands, United Arab Emirates, United Kingdom, Uruguay and  Venezuela. The Company exports to more than 120 countries.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The table below summarizes the direct and indirect ownership interests of the Company, as well as the activities of each subsidiary, associate and joint venture:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.1.        Interest in subsidiaries

					% equity interest
Entity		Main activity	Country	Participation	03.31.15	12.31.14

Avipal Centro-Oeste S.A.	(a)	Industrialization and commercializations of milk	Brazil	Direct	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	100.00%	100.00%
Al Khan Foodstuff LLC		Import, commercialization and distribution of products	Oman	Joint venture	40.00%	40.00%
Al-Wafi Food Products Factory LLC		Industrialization and commercialization of products	United Arab Emirates	Indirect	49.00%	49.00%
Badi Ltd.		Import and commercialization of products	United Arab Emirates	Indirect	100.00%	100.00%
Al-Wafi Al-Takamol Imp.		Import and commercialization of products	Saudi Arabia	Indirect	75.00%	75.00%
BRF Al Yasra Food K.S.C.C.		Import and commercialization and distribution of products	Kuwait	Indirect	75.00%	75.00%
BRF Foods GmbH		Industralization, import and commercialization of products	Austria	Indirect	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	90.00%	90.00%
BRF France SARL	(c)	Marketing and logistics services	France	Indirect	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	100.00%	100.00%
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	100.00%	100.00%
Xamol Consultores Serviços Ltda.	(a)	Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	100.00%	100.00%
Federal Foods LLC		Import and commercialization of products	United Arab Emirates	Indirect	49.00%	49.00%
Perdigão Europe Ltd.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Perdigão International Ltd.		Import and commercialization of products	Cayman Island	Indirect	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
BRF Germany GmbH	(d)	Import and commercialization of products	Germany	Indirect	100.00%	100.00%
BRF Holland B.V.	(e)	Administrative services	The Netherlands	Indirect	100.00%	100.00%
BRF B.V.	(f)	Industrialization, import and commercializations of products	The Netherlands	Indirect	100.00%	100.00%
BRF Hungary LLC	(g)	Import and commercialization of products	Hungary	Indirect	100.00%	100.00%
BRF Iberia Alimentos SL	(h)	Marketing and logistics services	Spain	Indirect	100.00%	100.00%
BRF Italia SPA	(i)	Import and commercialization of products	Italy	Indirect	67.00%	67.00%
BRF UK Ltd.	(j)	Import and commercialization of products	England	Indirect	100.00%	100.00%
BRF Wrexham Ltd.	(k)	Industrialization, import and commercializations of products	England	Indirect	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	40.00%	40.00%
Sadia Foods GmbH	(a)	Import and commercialization of products	Germany	Indirect	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	10.00%	10.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Elebat Alimentos S.A.	(l)	Industrialization and commercialization of products	Brazil	Direct	99.99%	99.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Direct	98.26%	98.26%
K&S Alimentos S.A.		Industrialization and commercialization of products	Brazil	Affiliate	49.00%	49.00%
Minerva S.A.		Industrialization and commercialization of products	Brazil	Affiliate	16.29%	16.29%
Nutrifont Alimentos S.A.		Industrialization and commercialization of products	Brazil	Affiliate	50.00%	50.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	100.00%	100.00%
Elebat Alimentos S.A.	(l)	Industrialization and commercialization of products	Brazil	Indirect	0.01%	1.00%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercializations of products	Brazil	Indirect	99.99%	99.99%
PR-SAD Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	33.33%	33.33%
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	90.05%	90.05%
Sadia Alimentos S.A.		Import and commercialization of products	Argentina	Direct	99.98%	99.98%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora Dánica S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
GB Dan S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
Flora San Luis S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora Dánica S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
GB Dan S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora San Luis S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	60.00%	60.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	100.00%	100.00%
Avex S.A.		Import and commercialization of products	Argentina	Indirect	5.00%	5.00%
Sadia Alimentos S.A.		Import and commercialization of products	Argentina	Indirect	0.02%	0.02%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	100.00%	100.00%
UP Alimentos Ltda.		Industrialization and commercializations of products	Brazil	Affiliate	50.00%	50.00%
Vip S.A. Emp. Part. Imobiliárias		Commercialization of owned real state	Brazil	Direct	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Indirect	1.74%	1.74%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercializations of products	Brazil	Indirect	0.01%	0.01%

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH started to operate as a trading in the European market as from May 1, 2013. In addition, it owns 101 direct subsidiaries in Madeira, Portugal, with an investment of R$3,968 as of March 31, 2015 (R$2,964 as of December 31, 2014) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment of R$4,320 as of March 31, 2015 (R$4,372 as of December 31, 2014). The wholly-owned subsidiary Qualy 5201 B.V. owns 213 subsidiaries in The Netherlands being the amount of this investment of R$16,599 as of March 31, 2015 (R$14,553 as of December 31, 2014). The purpose of these 2 subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

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(c)       Change the corporate name from Perdigão France SARL to BRF France SARL.

(d)       Change the corporate name from Plusfood Germany GmbH to BRF Germany GmbH.

(e)       Change the corporate name from Plusfood Holland B.V. to BRF Holland B.V..

(f)        Change the corporate name from Plusfood B.V. to BRF B.V..

(g)       Change the corporate name from Plusfood Hungary Trade and Service LLC to BRF Hungary LLC.

(h)       Change the corporate name from Plusfood Iberia SL to BRF Iberia Alimentos SL.

(i)        Change the corporate name from Plusfood Italy SRL to BRF Italia SPA.

(j)        Change the corporate name from Plusfood UK Ltd to BRF UK Ltd.

(k)       Change the corporate name from Plusfood Wrexham to BRF Wrexham Ltd.

(l)        On February 27, 2015, change in equity interest through capital increase.

1.2.        Seasonality

The Company does not operate with any significant seasonality through the year. In general, during the fourth quarter of each year demand in Brazil is slightly stronger than in the other quarters, due to Christmas and New Year Celebrations, being the best-selling products in this period are: turkey, Chester® and ham.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s individual and consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and interpretation issued by the International Financial Reporting Interpretations Committee (“IFRIC”), implemented in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”).

The Company’s individual and consolidated financial statements are expressed in millions of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the quarterly financial statements, when applicable, were also expressed in thousands. The result information is prepared by their accumulated over the same period last year.

The preparation of the Company’s individual and consolidated financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amounts of the affected assets and liabilities in future periods.

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The Company reviews its judgments, estimates and assumptions on a quarterly basis.

The individual and consolidated financial statements were prepared on the historical cost except for the following items which are measured at fair value:

•           derivative and non-derivative financial instruments, being changes to fair value recognized  through the statement of income;

•           available for sale financial assets; and

•           share-based payments and employee benefits.

As a result of the Company’s decision to discontinue the operating segment of dairy products the consolidated statements of income and cash flows for the three months ended March 31, 2015 and 2014 are disclosed in accordance with the requirements of CPC 31 – Non-current Assets Held for Sale and Discontinued Operations.

3.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The quarterly financial information was prepared according to CVM Deliberation Nº 673/11, which establishes the minimum content of interim financial statement and the principles for measurement and recognition of a full or condensed set of financial statements for an interim period.

The interim financial statements, in this case denominated as quarterly financial information, aims to provide update information based on the last annual financial statements disclosed. Therefore, the quarterly financial information focused on new activities, events and circumstances and do not duplicate the information previously disclosed, except in the case where Management judged that the maintenance of the information was relevant.

The current quarterly financial information was consistently prepared based on the accounting policies and estimates calculation methodology adopted in the preparation of the annual financial statements for the year ended December 31, 2014 (note 3).

There were no changes of any nature related to such policies and estimates calculation methodology. As allowed by CVM Deliberation Nº 673/11, Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read in conjunction with the annual financial statements for the year ended December 31, 2014, in order to allow the users of this financial information to further understand the Company’s capacity of profit and future cash flows generation as well as its financial conditions and liquidity.

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The exchange rates in Brazilian Reais that are effective at the balance sheet dates are as follows:

Exchange rate at the balance sheet date	03.31.15	12.31.14
U.S. Dollar (US$ or USD)	3.2080	2.6562
Euro (€ or EUR)	3.4457	3.2270
Pound Sterling (£ or GBP)	4.7642	4.1405
Argentine Peso ($ or ARS)	0.3637	0.3172
Rial Omã (OMR)	8.3325	6.8992
Dirhan (AED)	0.8735	0.7232

Average rates
U.S. Dollar (US$ or USD)	2.8634	2.3536
Euro (€ or EUR)	3.2172	3.1221
Pound Sterling (£ or GBP)	4.3344	3.8721
Argentine Peso ($ or ARS)	0.3295	0.2905
Rial Omã (OMR)	7.4378	6.1134
Dirhan (AED)	0.7796	0.6408

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the normal course of its business, the Company is exposed to credit, liquidity and market risks, which are actively managed in conformity with the Risk Policy and internal guidelines subject to such policy.

The policy and guidelines, as well as monitoring process, evolution and approval of risk management were disclosed in detail in the financial statements for the year ended December 31, 2014 (note 4) and there is no change in the three months ended March 31, 2015.

a.            Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, financial investments and derivative contracts, as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•         Credit risk associated with trade accounts receivable is actively managed by dedicated team, through specific systems. Furthermore, it should be noted the diversification of the customer portfolio and the concession of credit to customers with good financial and operational conditions. The Company does not usually require collateral for sales to customer, and it has  contracted credit insurance policy for specific markets; and

•         Credit risk associated with financial investments and derivative contracts is mitigated by the Company’s policy of working with prime institutions.

On December 31, 2014, the Company had financial investments over R$10,000 at the following financial institutions: Banco BNP, Banco Bradesco, Banco do Brasil, Banco do Nordeste, Banco HSBC, Banco Itaú, Banco Safra, Banco Santander, Caixa Econômica Federal, Standard Chartered and Societe Generale.

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil, Banco HSBC, Banco Itaú, Banco Santander, Banco Votorantim, Barclays, Citibank, Deutsche Bank, ING Bank, JP Morgan, Merrill Lynch, Banco BNP and Rabobank.

b.            Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events that may affect the Company’s cash flow. Thus, the Company utilizes the following metrics:

•         Cash Flow at Risk (“CFaR”), which aims to statistically estimates the cash flows for the next twelve months and the Company’s liquidity exposure. The Company determined that the minimum cash available should be equivalent mainly to the average monthly billing and EBITDA for the last twelve-month period; and

•         Value at Risk ("VaR") is used for derivative transactions that require payments of periodic adjustments. Currently, the Company holds only BM&F operations with daily adjustments and in order to monitor them, such methodology is utilized, which statistically measures potential maximum adjustments to be paid at intervals of 1 to 21-days.

The Company maintains its leverage levels in order to avoid any impact to its ability to settle commitments and obligations. As a guideline, the majority of the debt should be in long term. On March 31, 2015, the long term debt portion accounted for 80.9% (76.4% as of December 31, 2014) of the total outstanding debt with an average term greater than 5 years.

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)
	Parent company
	03.31.15
	Book value	Cash flow contracted	Up to 9 months	2016	2017	2018	2019	After 5 years
Non derivative financial liabilities
Loans and financing	3,881,592	4,371,561	1,948,457	492,390	579,870	687,163	193,206	470,475
BRF bonds	6,902,366	9,736,022	357,746	357,746	357,746	838,371	318,996	7,505,417
Trade accounts payable	3,942,677	3,942,677	3,942,677	-	-	-	-	-
Capital lease (1)	210,288	320,042	80,853	42,627	26,332	22,945	22,409	124,876
Operational lease	-	604,107	114,870	127,204	94,674	75,934	62,174	129,251

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	186,350	149,340	(2,267)	4,215	3,961	143,431	-	-
Currency derivatives (NDF)	188,445	(99,310)	(101,247)	1,937	-	-	-	-
Fixed exchange rate	111,755	110,974	110,974	-	-	-	-	-
Currency derivatives (options)	116,411	18,858	18,858	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (Future)	5,269	5,269	5,269	-	-	-	-	-
Interest rate and exchange rate derivatives	2,487	241	246	17	17	(39)	-	-

(1)     It does not include the capital leases contracted with financial institutions which are included in loans and financing line above.

	Consolidated
	03.31.15
	Book value	Cash flow contracted	Up to 9 months	2016	2017	2018	2019	After 5 years
Non derivative financial liabilities
Loans and financing	4,385,644	5,004,959	2,227,367	511,931	589,182	1,012,798	193,206	470,475
BRF bonds	6,902,366	9,736,022	357,746	357,746	357,746	838,371	318,996	7,505,417
BFF bonds	706,890	960,032	25,542	51,084	51,084	51,084	51,084	730,154
Sadia bonds	524,859	600,616	35,236	35,236	530,144	-	-	-
Quickfood bonds	202,144	284,453	70,498	116,178	49,168	48,609	-	-
Trade accounts payable	4,381,009	4,381,009	4,381,009	-	-	-	-	-
Capital lease (1)	210,499	320,308	80,957	42,627	26,332	22,945	22,409	125,038
Operational lease	-	608,757	114,982	128,753	96,121	77,476	62,174	129,251

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	231,422	275,125	15,593	39,381	39,324	180,070	757	-
Currency derivatives (NDF)	188,445	(99,310)	(101,247)	1,937	-	-	-	-
Fixed exchange rate	111,755	110,974	110,974	-	-	-	-	-
Currency derivatives (options)	116,411	18,858	18,858	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (Future)	5,269	5,269	5,269	-	-	-	-	-
Interest rate and exchange rate derivatives	2,487	241	246	17	17	(39)	-	-

(1)     It does not include the capital leases contracted with financial institutions which are included in loans and financing line above.

c.            Interest rate risk management

Interest rate risk is the one the Company incurs in economic losses resulting from changes in these rates, which could affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation such rates and manage the mismatch between its financial investments and debts. In these transactions the Company enters into contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company’s indebtedness is essentially tied to the London Interbank Offered rate ("LIBOR"), fixed coupon (“R$ and USD”), Long Term Interest Rate ("TJLP") and Monetary Unit of the Bank National Economic and Social Development ("UMBNDES") rates. In case of adverse changes in the market that result in LIBOR, TJLP and UMBNDES rise, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms.

With regards to the Company's marketable securities, the main index is the Interbank Deposit Certificate ("CDI") for investments in the domestic market and fixed coupon (“USD”) for investments in the foreign market.

d.            Foreign exchange risk management

Foreign exchange risk is the one related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

Assets and liabilities denominated in foreign currency are as follows:

	Consolidated
	03.31.15	12.31.14
	Total exposure
Cash and cash equivalents and marketable securities	5,297,518	4,551,213
Trade accounts receivable	1,532,148	1,693,314
Accounts receivable from subsidiaries	366	1,243
Future dollar agreements	914,280	252,339
Embedded derivative (see note 12.2)	2,238,401	1,853,379
Inventories	2,126	21,128
Exchange rate contracts (Swap)	-	(4,571)
Loans and financing	(9,323,059)	(7,596,191)
Bonds designated as cash flow hedge	962,400	796,860
Exports prepayments designated as cash flow hedge	962,400	796,860
Trade accounts payable	(1,148,685)	(957,201)
Other assets and liabilities, net	151,647	97,608
	1,589,542	1,505,981

Foreign exchange exposure (in US$)	495,493	566,968

Foreign exchange exposure impacting the statement of income (in US$)	557,070	550,542
Foreign exchange exposure included in other comprehensive income (in US$)	(61,577)	16,426

Foreign exchange exposure (in US$)	495,493	566,968

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company's net foreign exchange exposure as of March 31, 2015 corresponds to an asset amounting to US$472,855. Due to the impacts of the functional currency, net foreign exchange exposure is composed of: (i) an asset totaling US$557,070, on which variations are recorded in statement of income and (ii) a liability totaling US$84,215, on which variations are recognized in comprehensive income. On March 31, 2015, the net foreign exchange exposure is within the limit set by the Company's Risk Policy.

e.            Commodity price risk management

In the normal course of its operations, the Company purchases commodities, mainly corn, soymeal and oil and live hogs, which are some of the individual components of production cost.

Corn, soymeal and oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of hogs acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, among other aspects.

The Risk Policy establishes limits for hedging the corn and soymeal purchase flow, aiming to reduce the impact resulting from a price increase of these raw materials, and may utilize derivative instruments or inventory management for this purpose. Currently, the management of inventory levels is used as a hedging instrument.

f.             Capital management

The Company’s definition of the adequate capital structure is essentially associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises and is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost to BRF in its business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of using own and third party capital.

The Company monitors levels of debt and net debt, which are shown below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	03.31.15			12.31.14
	Current	Non-current	Total	Total
Foreign currency debt	(393,260)	(8,929,799)	(9,323,059)	(7,596,191)
Local currency debt	(2,033,483)	(1,365,361)	(3,398,844)	(3,993,144)
Other financial liabilities	(655,789)	-	(655,789)	(257,438)
Gross debt	(3,082,532)	(10,295,160)	(13,377,692)	(11,846,773)

Marketable securities and cash and cash equivalents	6,487,399	63,856	6,551,255	6,656,526
Other financial assets	476,383	-	476,383	43,101
Restricted cash	-	120,454	120,454	115,179
Net debt	3,881,250	(10,110,850)	(6,229,600)	(5,031,967)

4.2.        Derivative and non-derivative financial instruments designated as hedge accounting

The Company applies hedge accounting to its derivative instruments classified as cash flow hedges, in accordance with the Risk Policy. Cash flow hedges consist of hedging the exposure to variations in cash flows attributable to a particular risk associated with a recognized asset or liability, or a highly probable transaction that could affect profit and loss.

The Risk Policy has also the purpose of determining parameters of use of financial instruments, including derivatives, which are designed to protect the operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of the interest rates and changes to the commodity prices.

The Company, within its hedge accounting strategy, utilizes the following financial instruments:

•         Non-deliverable forwards – NDF

•         Interest rate and currency swap

•         Fixed exchange rate

•         Options

•         Export prepayments – PPEs

•         Senior unsecured notes – Bonds

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.2.1 Breakdown of the balances of derivative financial instruments

The positions of outstanding derivative financial instruments as follows:

Parent company and Consolidated
03.31.15					12.31.14
Instrument	Hedge object	Reference currency (notional)	Reference value (notional)	Fair value (1)	Reference value (notional)	Fair value (1)
Financial instruments designated as cash flow hedge
NDF - Dollar sale	Currency	USD	250,837	(112,097)	439,655	(62,699)
NDF - Euro sale	Currency	EUR	66,469	(8,959)	74,042	184
NDF - Pound Sterling sale	Currency	GBP	30,783	(15,864)	41,574	(2,097)
NDF - Iene sale	Currency	JPY	12,923,033	(50,853)	16,993,208	(2,761)
Currency swap - US$	Currency	BRL	250,000	(152,974)	250,000	(90,328)
Interest rate swap - US$	Interest	USD	200,000	(33,376)	200,000	(29,060)
Fixed exchange rate - US$	Currency	USD	222,470	(109,907)	102,470	(2,848)
Fixed exchange rate - Euro	Currency	EUR	11,000	(1,848)	8,000	299
Options (Collar) - US$	Currency	USD	600,000	(53,712)	164,000	(3,995)
Options (Put) - US$	Currency	USD	375,000	30,932	10,000	-
Total in Parent company				(508,658)		(193,305)
Interest rate swap - US$	Interest	USD	200,000	(45,072)	200,000	(38,587)
Total Consolidated				(553,730)		(231,892)

Financial instruments not designated as cash flow hedge
NDF - Iene sale	Currency	JPY	-	-	1,000,000	1,125
Embedded derivative - (note 12.2)	Currency	USD	697,756	374,040	697,756	27,955
Currency swap - US$	Currency	USD	-	-	2,798	(1,750)
Interest rate - R$	Interest	BRL	590,000	(2,486)	590,000	(1,466)
Future - BM&FBovespa	Currency	USD	285,000	(5,269)	95,000	(5,694)
Total in Parent company				366,285		20,170
NDF - Euro	Currency	EUR	170,000	7,789	150,000	87
NDF - Pound Sterling	Currency	GBP	20,000	250	20,000	(2,638)
NDF - Peso	Currency	USD	-	-	3,360	(64)
Total Consolidated				374,324		17,555

Total in Parent company				(142,373)		(173,135)
Total Consolidated				(179,406)		(214,337)

(1)     The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, obtained from the database of Bloomberg and BM&FBOVESPA.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

a.            Non-deliverable forwards – NDF

The position of the outstanding non-deliverable forward – NDF as of March 31, 2015, by maturity, as well as the weighted average exchange rates and the fair value, are presented as follows:

Parent company and Consolidated
03.31.15
PUT	R$ x US$			R$ x EUR			R$ x GBP			R$ x JPY
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value	Notional (JPY)	Average rate	Fair value
Financial instruments designated as cash flow hedge
April 2015	67,020	3.1126	(7,371)	9,906	3.1693	(2,815)	4,271	4.0961	(2,891)	1,000,000	0.0222	(4,658)
May 2015	46,164	2.5392	(31,844)	12,736	3.2848	(2,450)	4,622	4.1861	(2,819)	1,000,000	0.0224	(4,650)
June 2015	32,648	2.6095	(21,091)	10,588	3.4497	(639)	4,589	4.3034	(2,455)	2,016,733	0.0239	(6,865)
July 2015	43,532	2.6862	(25,669)	6,116	3.4803	(372)	4,934	4.3278	(2,687)	2,008,791	0.0241	(6,939)
August 2015	27,694	2.8184	(13,445)	3,123	3.5179	(197)	2,622	4.3691	(1,423)	2,008,791	0.0242	(7,149)
September 2015	11,571	2.9844	(4,193)	6,000	3.4958	(632)	2,564	4.4002	(1,406)	2,008,790	0.0244	(7,110)
October 2015	7,694	2.8035	(4,230)	2,000	3.4507	(354)	2,700	4.4360	(1,475)	1,000,000	0.0232	(4,835)
November 2015	10,000	2.9434	(4,327)	5,000	3.5387	(608)	1,481	4.4760	(794)	1,879,928	0.0236	(8,647)
December 2015	4,514	3.4673	73	4,000	3.6068	(358)	1,000	5.1450	48	-	-	-
January 2016	-	-	-	4,000	3.6356	(391)	1,000	5.2210	78	-	-	-
February 2016	-	-	-	3,000	3.7165	(143)	1,000	5.1300	(40)	-	-	-
	250,837	2.8194	(112,097)	66,469	3.4259	(8,959)	30,783	4.3785	(15,864)	12,923,033	0.0237	(50,853)

PUT	EUR x US$			GBP x US$
Maturities	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
June 2015	170,000	1.0861	7,789	20,000	1.4866	250
	170,000	1.0861	7,789	20,000	1.4866	250

CALL	R$ x US$
Maturities	Notional (US$)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
June 2015	697,756	2.7328	374,040
	697,756	2.7328	374,040

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

b.            Interest rate and currency swaps

The position of interest rate and currency swaps is presented as follows:

				Parent company		Consolidated
03.31.15
Instrument	Maturity	Assets (Hedged object)	Liabilities (Protected risk)	Notional	Fair value	Notional	Fair value
Financial instruments designated as cash flow hedge

Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	100,000	(16,258)	100,000	(16,258)
Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	(17,118)	100,000	(17,118)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100,000	(22,648)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100,000	(22,424)
					(33,376)		(78,448)

Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250,000	(152,974)	250,000	(152,974)

					(186,350)		(231,422)

Financial instruments not designated as cash flow hedge
Interest rate - Bond	05.22.18	R$ (Fixed rate of 7.75% p.a.)	68.84% CDI	50,000	(362)	50,000	(362)
Interest rate - NCE	06.19.15	R$ (Fixed rate of 8.00% p.a.)	66.30% CDI	50,000	1	50,000	1
Interest rate - NCE	11.19.15	R$ (Fixed rate of 10.84% p.a.)	89.84% CDI	300,000	(1,654)	300,000	(1,654)
Interest rate - NCE	06.29.15	R$ (Fixed rate of 8.00% p.a.)	67.35% CDI	90,000	(35)	90,000	(35)
Interest rate - NCE	10.29.15	R$ (Fixed rate of 10.84% p.a.)	89.35% CDI	100,000	(436)	100,000	(436)

					(2,486)		(2,486)

c.            Fixed exchange rate

The position of fixed exchange rate designated as cash flow hedge is presented as follows:

Parent company and Consolidated
03.31.15
	R$ x US$			R$ x EUR
Maturities	Notional US$	Average US$	Fair value	Notional EUR	Average EUR	Fair value
April 2015	14,968	2.6817	(8,054)	-	-	-
May 2015	4,968	2.7387	(2,472)	-	-	-
June 2015	34,968	2.6723	(20,437)	-	-	-
July 2015	4,968	2.7910	(2,469)	5,000	3.4126	(656)
August 2015	14,968	2.8302	(7,172)	3,000	3.4977	(232)
September 2015	44,968	2.8281	(22,535)	-	-	-
October 2015	34,968	2.8779	(16,631)	3,000	3.3037	(960)
November 2015	17,694	2.8964	(8,545)	-	-	-
December 2015	20,000	2.9440	(9,136)	-	-	-
January 2016	30,000	3.0087	(12,456)	-	-	-
	222,470	2.8391	(109,907)	11,000	3.4061	(1,848)

d.            Options

The Company designates as a cash flow hedge only the variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be recognized as financial expenses in the statement of income.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has designated transactions involving options denominated collar which is a purchase of a put option ("PUT") and a sale of a call option ("CALL").

When the market price of any of the options is not available in an active market, the fair value is based on an option pricing model (Black-Scholes or Binomial).

Parent company and Consolidated
03.31.15
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	April 2015	(40,000)	2.9248	(11,910)
Collar - Put (Purchase)	April 2015	40,000	2.7525	1
Collar - Call (Sale)	May 2015	(50,000)	3.0778	(9,717)
Collar - Put (Purchase)	May 2015	50,000	2.7660	30
Collar - Call (Sale)	June 2015	(30,000)	3.3367	(3,780)
Collar - Put (Purchase)	June 2015	30,000	3.0033	1,253
Collar - Call (Sale)	July 2015	(70,000)	3.2571	(12,556)
Collar - Put (Purchase)	July 2015	70,000	2.8814	1,273
Collar - Call (Sale)	August 2015	(65,000)	3.5336	(6,113)
Collar - Put (Purchase)	August 2015	65,000	3.0808	3,711
Collar - Call (Sale)	September 2015	(60,000)	3.5954	(5,824)
Collar - Put (Purchase)	September 2015	60,000	3.1217	4,365
Collar - Call (Sale)	October 2015	(70,000)	3.6544	(7,187)
Collar - Put (Purchase)	October 2015	70,000	3.1286	4,908
Collar - Call (Sale)	November 2015	(70,000)	3.6635	(8,236)
Collar - Put (Purchase)	November 2015	70,000	3.1143	5,162
Collar - Call (Sale)	December 2015	(55,000)	3.6214	(7,790)
Collar - Put (Purchase)	December 2015	55,000	2.9736	1,796
Collar - Call (Sale)	January 2016	(30,000)	3.6700	(4,457)
Collar - Put (Purchase)	January 2016	30,000	3.2750	3,331
Collar - Call (Sale)	February 2016	(60,000)	3.7102	(5,306)
Collar - Put (Purchase)	February 2016	60,000	3.2750	3,334
Total Option (Collar)		-		(53,712)

Put (Purchase)	April 2015	60,000	3.1267	760
Put (Purchase)	May 2015	125,000	3.1862	8,301
Put (Purchase)	June 2015	120,000	3.1810	15,488
Put (Purchase)	July 2015	14,000	3.3400	2,172
Put (Purchase)	August 2015	26,000	3.0585	1,119
Put (Purchase)	September 2015	20,000	3.1000	1,066
Put (Purchase)	October 2015	10,000	3.4400	2,026
Total Option (Put)		375,000		30,932

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.2.2 Breakdown of the balances of non-derivative financial instruments

The position of non-derivative financial instruments is presented as follows:

Parent company and Consolidated
			03.31.15		12.31.14
Instrument	Hedge object	Reference currency (notional)	Value (notional)	Fair value (1)	Value (notional)	Fair value (1)
Financial instruments designated as cash flow hedge

Export prepayment - PPEs	Exchange	USD	300,000	962,400	300,000	796,860
Senior unsecured notes - Bonds	Exchange	USD	300,000	962,400	300,000	796,860

			600,000	1,924,800	600,000	1,593,720

(1)     Notional converted by Ptax rate in effect at year-end.

a.            Export prepayments – PPEs

The position of PPEs is presented as follows:

Parent company and Consolidated
03.31.15
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value

Export prepayment - PPE	US$ (E.R.)	02.2017 to 02.2019	300,000	1.7796	962,400

b.            Senior unsecured notes – Bonds

The position of bonds designated as cash flow hedges is presented as follows:

Parent company and Consolidated
03.31.15
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value

BRF SA BRFSBZ5	US$ (E.R.)	06.2022	150,000	2.0213	481,200
BRF SA BRFSBZ3	US$ (E.R.)	05.2023	150,000	2.0387	481,200

			300,000	2.0300	962,400

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.3.        Gains and losses of derivative and non-derivative financial instruments

The unrealized gains and losses of derivative and non-derivative financial instruments designated as cash flow hedges are recorded as a component of other comprehensive income, as set forth below:

	Shareholders' Equity
	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14
Derivatives designated as cash flow hedges
Foreign exchange risks	(431,975)	(152,670)	(431,975)	(152,670)
Interest risks	(31,989)	(26,072)	(73,430)	(59,300)
	(463,964)	(178,742)	(505,405)	(211,970)

Non derivatives designated as cash flow hedges
Foreign exchange risks	(781,920)	(450,840)	(781,920)	(450,840)
Interest risks	-	-	-	-

Gross losses	(1,245,884)	(629,582)	(1,287,325)	(662,810)
Deferred taxes on losses	423,601	214,058	423,601	214,058
OCI recognized by subsidiaries	(41,441)	(33,228)	-	-
Losses, net of taxes	(863,724)	(448,752)	(863,724)	(448,752)

Change in gross losses	(616,302)	(163,975)	(624,515)	(162,817)
Income taxes on financial instruments adjustments	209,543	55,752	209,543	55,752
OCI recognized by subsidiaries	(8,213)	1,158	-	-
Impact in other comprehensive income	(414,972)	(107,065)	(414,972)	(107,065)

On March 31, 2015, the realized transactions with derivative and non-derivative financial instruments designated as cash flow hedge resulted in a loss of R$123,704 (loss of R$92,783 as of March 31, 2014), composed by a net loss amounting to R$114,508 (loss of R$90,580 as of March 31, 2014) recorded as gross revenues and a net loss of R$9,196 (loss of R$2,203 as of March 31, 2014) recorded in the financial result.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.4.        Breakdown of financial instruments by category – except derivatives

	Parent company
	03.31.15
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	63,856	-	63,856
Restricted cash	-	-	-	120,454	-	120,454
Trade accounts receivable	3,982,785	-	-	-	-	3,982,785
Other credits	495,113	-	-	-	-	495,113
Other receivables	184,060	-	-	-	-	184,060
Fair value
Marketable securities	-	-	308,404	-	-	308,404

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,942,677)	(3,942,677)
Loans and financing
Local currency	-	-	-	-	(2,860,969)	(2,860,969)
Foreign currency	-	-	-	-	(7,385,114)	(7,385,114)
Capital lease payable	-	-	-	-	(210,288)	(210,288)
Fair value
Loans and financing - NCE	-	-	-	-	(537,875)	(537,875)
	4,661,958	-	308,404	184,310	(14,936,923)	(9,782,251)

	Parent company
	12.31.14
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	62,104	-	62,104
Restricted cash	-	-	-	115,179	-	115,179
Trade accounts receivable	4,669,679	-	-	-	-	4,669,679
Other credits	506,844	-	-	-	-	506,844
Other receivables	195,481	-	-	-	-	195,481
Fair value
Marketable securities	-	-	283,623	-	-	283,623

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,591,980)	(3,591,980)
Loans and financing
Local currency	-	-	-	-	(3,454,444)	(3,454,444)
Foreign currency	-	-	-	-	(6,037,477)	(6,037,477)
Capital lease payable	-	-	-	-	(243,606)	(243,606)
Fair value
Loans and financing - NCE	-	-	-	-	(538,700)	(538,700)
	5,372,004	-	283,623	177,283	(13,866,207)	(8,033,297)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)
	Consolidated
	03.31.15
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	63,856	-	63,856
Restricted cash	-	-	-	120,454	-	120,454
Trade accounts receivable	2,571,071	-	-	-	-	2,571,071
Other credits	558,479	-	-	-	-	558,479
Other receivables	184,060	-	-	-	-	184,060
Fair value
Marketable securities	-	305,223	308,404	-	-	613,627

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,381,009)	(4,381,009)
Loans and financing
Local currency	-	-	-	-	(2,860,969)	(2,860,969)
Foreign currency	-	-	-	-	(9,323,059)	(9,323,059)
Capital lease payable	-	-	-	-	(210,499)	(210,499)
Fair value
Loans and financing - NCE	-	-	-	-	(537,875)	(537,875)
	3,313,610	305,223	308,404	184,310	(17,313,411)	(13,201,864)

	Consolidated
	12.31.14
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	62,104	-	62,104
Restricted cash	-	-	-	115,179	-	115,179
Trade accounts receivable	3,054,577	-	-	-	-	3,054,577
Other credits	576,740	-	-	-	-	576,740
Other receivables	195,481	-	-	-	-	195,481
Fair value
Marketable securities	-	303,857	283,623	-	-	587,480

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,977,327)	(3,977,327)
Loans and financing
Local currency	-	-	-	-	(3,454,444)	(3,454,444)
Foreign currency	-	-	-	-	(7,596,191)	(7,596,191)
Capital lease payable	-	-	-	-	(243,790)	(243,790)
Fair value
Loans and financing - NCE	-	-	-	-	(538,700)	(538,700)
	3,826,798	303,857	283,623	177,283	(15,810,452)	(11,218,891)

4.5.        Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refer to concepts of valuation and disclosure requirements.

The fair value measurement is based on 3 levels of hierarchy which considers observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation methodologist. These 2 types of inputs create the hierarchy of fair value set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•         Level 1 – Prices quoted (unadjusted) for identical instruments in active markets;

•         Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable; and

•         Level 3 – Instruments whose significant inputs are non-observable.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy. The fair value of financial instruments presented below was based on prices observed in active markets, level 1 of the hierarchy for fair value measurement.

	Parent company
	03.31.15
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Held for trading
Bank deposit certificates	-	66,628	-	66,628
Financial treasury bills	241,776	-	-	241,776
Other financial assets
Derivatives designed as hedges	-	94,303	-	94,303
Derivatives not designated as hedges	-	374,041	-	374,041
	241,776	534,972	-	776,748
Liabilities
Financial liabilities
Loans and financing	-	(537,875)	-	(537,875)
Other financial liabilities
Derivatives designed as hedges	-	(602,961)	-	(602,961)
Derivatives not designated as hedges	-	(7,756)	-	(7,756)
	-	(1,148,592)	-	(1,148,592)

	Parent company
	12.31.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Held for trading
Bank deposit certificates	-	64,820	-	64,820
Financial treasury bills	218,803	-	-	218,803
Other financial assets
Derivatives designed as hedges	-	13,842	-	13,842
Derivatives not designated as hedges	-	29,080	-	29,080
	218,803	107,742	-	326,545
Liabilities
Financial liabilities
Loans and financing	-	(538,700)	-	(538,700)
Other financial liabilities
Derivatives designed as hedges	-	(207,147)	-	(207,147)
Derivatives not designated as hedges	-	(8,910)	-	(8,910)
	-	(754,757)	-	(754,757)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	03.31.15
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	248,486	-	-	248,486
Brazilian foreign debt securities	56,737	-	-	56,737
Investment funds	-	-	-	-
Held for trading
Bank deposit certificates	-	66,628	-	66,628
Financial treasury bills	241,776	-	-	241,776
Other financial assets
Derivatives designed as hedges	-	94,303	-	94,303
Derivatives not designated as hedges	-	382,080	-	382,080
	546,999	543,011	-	1,090,010
Liabilities
Financial liabilities
Loans and financing	-	(537,875)	-	(537,875)
Other financial liabilities
Derivatives designed as hedges	-	(648,033)	-	(648,033)
Derivatives not designated as hedges	-	(7,756)	-	(7,756)
	-	(1,193,664)	-	(1,193,664)

	Consolidated
	12.31.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	187,867	-	-	187,867
Brazilian foreign debt securities	92,356	-	-	92,356
Investment funds	23,634	-	-	23,634
Held for trading
Bank deposit certificates	-	64,820	-	64,820
Financial treasury bills	218,803	-	-	218,803
Other financial assets
Derivatives designed as hedges	-	13,842	-	13,842
Derivatives not designated as hedges	-	29,259	-	29,259
	522,660	107,921	-	630,581
Liabilities
Financial liabilities
Loans and financing	-	(538,700)	-	(538,700)
Other financial liabilities
Derivatives designed as hedges	-	(245,734)	-	(245,734)
Derivatives not designated as hedges	-	(11,704)	-	(11,704)
	-	(796,138)	-	(796,138)

The following is a description of the valuation methodologies utilized by the Company for measuring financial instruments at fair value:

•         Investments in Credit linked notes, Brazilian foreign debt securities, Financial Treasury Bills (“LFT”), investment funds and stocks are classified at Level 1 of the fair value hierarchy, as the market prices are available in an active market;

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•         Investments in Bank Deposit Certificates (“CDB”) are classified at Level 2, since the determination of fair value is based on the price quotation of similar financial instruments in non-active markets; and

•         Derivative financial instruments are valued through existing pricing models widely accepted by the financial market and described in Appendix III of the Risk Policy. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates. These instruments are classified at Level 2 in the valuation hierarchy, including interest rates swap and foreign currency derivatives.

4.6.        Comparison between book value and fair value of financial instruments

Except for the items presented below, the book value of all other financial instruments approximate fair value. The fair value of financial instruments presented below was based on prices observed in active markets, level 1 of the hierarchy for fair value measurement.

	Parent company and Consolidated
		03.31.15		12.31.14
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(2,445,966)	(2,600,605)	(1,995,163)	(2,101,511)
BRF SA BRFSBZ4	2024	(2,406,173)	(2,382,374)	(1,961,020)	(1,953,912)
BRF SA BRFSBZ3	2023	(1,539,264)	(1,537,358)	(1,245,013)	(1,241,545)
BRF SA BRFSBZ7	2018	(510,963)	(427,464)	(501,192)	(439,461)
Parent company		(6,902,366)	(6,947,801)	(5,702,388)	(5,736,429)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(706,890)	(816,429)	(595,372)	(679,571)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	(524,859)	(556,454)	(427,285)	(457,477)
Quickfood bonds
Quickfood	2016	(202,144)	(202,145)	(190,139)	(190,139)
Consolidated		(8,336,259)	(8,522,829)	(6,915,184)	(7,063,616)

4.7.        Table of sensitivity analysis

The Company has financing, loans and receivables denominated in foreign currency and in order to mitigate the risks resulting from exchange rate exposure, it contracts derivative financial instruments.

The Company understands that current interest rate fluctuations do not affect its financial results significantly, since it opted to fix the exchange rate of a significant portion of its floating interest rates debts by using derivative transactions (interest rates swaps). The Company designates such derivatives as cash flow hedges and, therefore, their effectiveness is monitored through prospective and retrospective tests.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

In the table presented below, 5 scenarios are considered for the next twelve-month period, considering the percentage variations of the quote of the parity between the Brazilian Reais and U.S. Dollar, Brazilian Reais and Euro, Brazilian Reais and Pounds Sterling and Brazilian Reais and Yen whereas the most likely scenario is that one adopted by the Company. The total of export sales analyzed corresponds to the total of derivative financial instruments increased by the amortization flow of PPEs designated as cash flow hedge.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		3.2080	2.8872	2.4060	4.0100	4.8120
Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Financial instruments designated as cash flow hedge
Non-deliverable forward and Deliverable forward (cash flow hedge)	Devaluation of R$	(97,479)	(17,011)	103,691	(298,651)	(499,822)
Deliverable forwards	Devaluation of R$	(82,066)	(10,697)	96,355	(260,487)	(438,908)
Options - currencies	Devaluation of R$	-	198,310	667,480	317,471	798,671
Export prepayments	Devaluation of R$	(428,520)	(332,280)	(187,920)	(669,120)	(909,720)
Bonds	Devaluation of R$	(353,400)	(257,160)	(112,800)	(594,000)	(834,600)
Swaps	Devaluation of R$	(145,483)	(105,935)	(46,612)	(244,354)	(343,225)
Exports	Appreciation of R$	179,545	(170,601)	(867,527)	241,667	140,059
Financial instruments not designated as cash flow hedge
Embedded derivative	Appreciation of R$	331,601	107,761	(227,999)	891,201	1,450,802
Dollar Future sales - BM&FBovespa	Devaluation of R$	18,932	110,360	247,502	(209,638)	(438,208)
Net effect		(576,870)	(477,253)	(327,830)	(825,911)	(1,074,951)
Shareholders' equity		(927,403)	(695,375)	(347,332)	(1,507,474)	(2,087,545)
Statement of income		350,533	218,122	19,502	681,563	1,012,594

		3.4457	3.1011	2.5843	4.3071	5.1686
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Financial instruments designated as cash flow hedge
Non-deliverable forward and Deliverable forward (cash flow hedge)	Devaluation of R$	(1,316)	21,587	55,942	(58,574)	(115,832)
Deliverable forwards	Devaluation of R$	(436)	3,355	9,040	(9,911)	(19,387)
Exports	Appreciation of R$	1,752	(24,942)	(64,982)	68,485	135,219
Financial instruments not designated as cash flow hedge
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	6,554	65,131	152,997	(139,889)	(286,332)
Net effect		6,554	65,131	152,997	(139,889)	(286,332)
Shareholders' equity		-	-	-	-	-
Statement of income		6,554	65,131	152,997	(139,889)	(286,332)

		4.7642	4.2878	3.5732	5.9553	7.1463
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	(11,872)	2,793	24,792	(48,536)	(85,200)
Exports	Appreciation of R$	11,872	(2,793)	(24,792)	48,536	85,200
Financial instruments not designated as cash flow hedge
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	96	9,625	23,917	(23,725)	(47,546)
Net effect		96	9,625	23,917	(23,725)	(47,546)
Shareholders' equity		-	-	-	-	-
Statement of income		96	9,625	23,917	(23,725)	(47,546)

		0.0268	0.0241	0.0201	0.0335	0.0402
Parity - Brazilian Reais x JPY		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	(39,467)	(4,898)	46,956	(125,889)	(212,312)
Exports	Appreciation of R$	39,467	4,898	(46,956)	125,889	212,312

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the Board of Directors and Directors for assessing the performance of each segment and allocating assets.

As disclosed in note 1, in order to reflect the Company’s Organizational Charger, segment information for the first quarter of 2015, have been prepared based on five reportable segments, as follows: Brazil, Europe, Middle East and Africa (“MEA”), Asia and Latin America (“LATAM”), which primarily observe the Company’s business regions.

These segments are disclosed according to the nature of the products as described below:

•         Poultry: involves the production and sale of whole poultry and in-natura cuts.

•         Pork and beef cuts: involves the production and sale of in-natura cuts.

•         Processed products: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef.

•         Other processed products: involves the production and sale of processed foods like margarine and vegetable and soybean-based products.

•         Other sales: involves the production and trade of animal feed, soy meal, refined soy flour, cheese and cream cheese.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The net sales for each operating segment are presented below:

	Consolidated
	03.31.15	03.31.14
Brazil
Poultry	566,265	447,589
Pork and beef	194,176	270,367
Processed products	2,863,106	2,619,629
Other sales	165,097	238,594
	3,788,644	3,576,179

Europe
Poultry	116,978	104,222
Pork and beef	102,408	188,329
Processed products	402,460	417,062
Other sales	232	188
	622,078	709,801

MEA
Poultry	1,339,709	1,152,501
Pork and beef	25,978	72,234
Processed products	133,624	77,656
Other sales	47	-
	1,499,358	1,302,391

Asia
Poultry	651,667	590,040
Pork and beef	76,376	94,415
Processed products	16,692	15,075
	744,735	699,530

LATAM
Poultry	78,727	137,675
Pork and beef	61,141	86,399
Processed products	239,881	184,839
Other sales	13,781	9,782
	393,530	418,695
	7,048,345	6,706,596

The operating income for each operating segment is presented below:

	Consolidated
	03.31.15	03.31.14

Brazil	306,069	379,991
Europe	59,034	84,841
MEA	115,425	25,512
Ásia	163,873	72,947
LATAM	(3,495)	9,103
	640,906	572,394

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

No customer was individually or in aggregate responsible for more than 5% of net sales for the year ended March 31, 2015 and 2014.

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, considering the nature of the products manufactured in each segment (cash-generating unit), as presented below:

	Consolidated
	Goodwill		Trademarks		Total
	03.31.15	12.31.14	03.31.15	12.31.14	03.31.15	12.31.14
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
Europe	304,690	303,258	20,143	20,115	324,833	323,373
MEA	785,936	749,654	170,407	170,407	956,343	920,061
Ásia	78,270	78,270	-	-	78,270	78,270
LATAM	273,727	242,663	108,799	94,888	382,526	337,551
	2,594,121	2,525,343	1,281,827	1,267,888	3,875,948	3,793,231

Information referring to the total assets by operating segments is not being disclosed, as it is not included in the set of information made available to the Company’s Management, which take investment decisions and determine allocation of assets on a consolidated basis.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

6.            CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		03.31.15	12.31.14	03.31.15	12.31.14
Cash and bank accounts
U.S. Dollar	-	36,140	13,049	1,478,191	1,309,800
Brazilian Reais	-	55,654	101,422	56,138	101,654
Euro	-	3,778	122,282	137,291	311,339
Other currencies	-	722	626	177,229	115,719
		96,294	237,379	1,848,849	1,838,512
Cash equivalents
In Brazilian Reais
Investment funds	10.48%	13,559	13,863	13,559	13,863
Savings account	5.01%	8,474	-	8,474	-
Bank deposit certificates	12.49%	767,919	1,617,420	803,306	1,644,069
		789,952	1,631,283	825,339	1,657,932
In U.S. Dollar
Term deposit (1)	0.71%	32,162	39,888	1,999,742	1,521,420
Overnight	0.10%	25,664	22,267	1,008,224	901,851
In Euro
Term deposit	0.86%	34,465	48,540	108,678	78,190
Other currencies
Term deposit	5.15%	-	-	10,318	9,037
Investment funds	9.48%	-	-	72,622	-
		92,291	110,695	3,199,584	2,510,498
		978,537	1,979,357	5,873,772	6,006,942

(1)     Matures with various dates through October 12, 2015.

7.            MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		12.03.15	12.31.14	12.03.15	12.31.14
Available for sale
Credit linked note	5.27	US$	3.77%	-	-	248,486	187,867
Brazilian foreign debt securities	3.10	US$	1.34%	-	-	56,737	92,356
Investment funds	-	ARS	-	-	-	-	23,634
				-	-	305,223	303,857
Held for trading
Bank deposit certificates ("CDB")	3.74	R$	12.43%	66,628	64,820	66,628	64,820
Financial treasury bills	3.10	R$	12.56%	241,776	218,803	241,776	218,803
				308,404	283,623	308,404	283,623
Held to maturity
Financial treasury bills	2.56	R$	12.56%	63,856	62,104	63,856	62,104
				63,856	62,104	63,856	62,104
				372,260	345,727	677,483	649,584

Current				308,404	283,623	613,627	587,480
Non-current				63,856	62,104	63,856	62,104

(1)     Weighted average maturity in years.

There were no changes in the characteristics of marketable disclosed above as compared to the information disclosed in the financial statements for the year ended December 31, 2014 (note 8).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The unrealized loss from the change in fair value of the available for sale securities, recorded in other comprehensive income, corresponds to an accumulated loss of R$737 net of income tax of R$190 (loss of R$17,296 net of income tax of R$225 as of December 31, 2014).

Additionally, on March 31, 2015, of the total of marketable securities, R$117,975 (R$32,433 as of December 31, 2014)  were pledged as collateral for operations with future contracts denominated in U.S. Dollars and live cattle, traded on the Futures and Commodities Exchange (“BM&FBOVESPA”).

The Company has also restricted cash of R$120,454 on March 31, 2015 (R$115,179 on March 31, 2014), represented by investments in national treasury certificates which matures in 2020, and were pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note18).

The Company conducted an analysis of sensitivity to foreign exchange rate as presented in note 4.7.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

8.            TRADE ACCOUNTS RECEIVABLE, NET AND NOTES RECEIVABLE

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14
Trade accounts receivable, net
Domestic customers	1,214,539	1,476,399	1,214,539	1,476,399
Domestic related parties	1,558	1,622	1,558	1,622
Foreign customers	340,261	410,943	1,532,148	1,693,314
Foreign related parties	2,592,506	2,889,486	366	1,243
	4,148,864	4,778,450	2,748,611	3,172,578
( - ) Adjustment to present value	(10,219)	(10,220)	(10,219)	(10,220)
( - ) Allowance for doubtful accounts	(155,860)	(98,551)	(167,321)	(107,781)

	3,982,785	4,669,679	2,571,071	3,054,577

Current	3,976,231	4,663,193	2,562,183	3,046,871
Non-current	6,554	6,486	8,888	7,706

Credit notes	520,200	532,148	584,407	602,987
( - ) Adjustment to present value	(7,203)	(8,640)	(8,044)	(9,583)
( - ) Allowance for doubtful accounts	(17,884)	(16,664)	(17,884)	(16,664)

	495,113	506,844	558,479	576,740

Current	172,037	170,029	221,347	215,067
Non-current (1)	323,076	336,815	337,132	361,673

(1) Weighted average maturity of 2.84 years.

Notes receivable are comprised mainly by receivables from the (i) sale of Ana Rech assets to JBS, of R$137,409, (ii) sale of assets of Vila Anastácio, former headquarters of Sadia, of R$58,600 and (iii) sale of Carambeí plant to Seara, of R$164,867 and (iv) disposal of various other assets and farms, R$171,972.

The trade accounts receivable from related parties refers to transactions carried out with associates UP!, K&S and Nutrifont in the domestic market and with joint venture AKF in the foreign market.

The rollforward of allowance for doubtful accounts is presented below:

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14
Beginning balance	98,551	99,874	107,781	107,478
Additions	81,893	85,163	86,787	91,315
Business combination	-	-	-	2,798
Reversals	(14,783)	(54,479)	(15,069)	(57,838)
Write-offs	(9,946)	(32,089)	(9,947)	(33,953)
Exchange rate variation	145	82	(2,231)	(2,019)
Ending balance	155,860	98,551	167,321	107,781

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The aging of trade accounts receivable is as follows:

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14
Current	3,857,473	4,494,352	2,316,088	2,793,427
Overdue
01 to 60 days	31,672	45,872	153,310	118,902
61 to 90 days	17,890	29,504	27,594	29,988
91 to 120 days	6,080	34,367	8,361	42,092
121 to 180 days	35,050	72,658	36,348	73,992
181 to 360 days	113,173	13,317	114,093	13,758
More than 361 days	87,526	88,380	92,817	100,419
( - ) Adjustment to present value	(10,219)	(10,220)	(10,219)	(10,220)
( - ) Allowance for doubtful accounts	(155,860)	(98,551)	(167,321)	(107,781)
	3,982,785	4,669,679	2,571,071	3,054,577

9.            INVENTORIES

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14
Finished goods	1,260,810	1,045,232	2,021,211	1,551,383
Goods for resale	22,650	16,764	22,852	23,025
Work in process	196,074	193,228	214,502	207,039
Raw materials	430,933	482,863	451,251	517,460
Packaging materials	74,452	75,745	94,341	96,275
Secondary materials	244,083	217,604	258,231	232,657
Spare parts	144,056	145,311	169,451	164,925
Goods in transit	-	-	8,681	77,576
Imports in transit	83,287	74,864	151,138	122,593
Advances to suppliers	7,274	10,678	7,274	10,678
(-) Provision for adjustment to realizable value	(653)	(67)	(3,883)	(1,205)
(-) Provision for deterioration	(14,329)	(17,411)	(18,126)	(19,521)
(-) Provision for obsolescense	(15,578)	(16,522)	(15,578)	(18,063)
(-) Adjustment to present value	(23,948)	(23,467)	(23,948)	(23,467)
	2,409,111	2,204,822	3,337,397	2,941,355

The write-offs of products sold from inventories to cost of sales during three months ended March 31, 2015 totaled R$4,427,676 in the parent company and R$4,884,664 in the consolidated (R$4,637,203 in the parent company and R$4,930,837 in the consolidated as of March 31, 2014). Such amounts include the additions and reversals of inventory provisions presented in the table below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)
	Parent company
	12.31.14	Additions	Reversals	Write-offs	03.31.15
Provision for adjustment to realizable value	(67)	(610)	24	-	(653)
Provision for deterioration	(17,411)	(5,570)	-	8,652	(14,329)
Provision for obsolescence	(16,522)	(578)	-	1,522	(15,578)
	(34,000)	(6,758)	24	10,174	(30,560)

	Consolidated
	12.31.14	Additions	Reversals	Write-offs	Exchange rate variation	03.31.15
Provision for adjustment to realizable value	(1,205)	(1,729)	30	-	(979)	(3,883)
Provision for deterioration	(19,521)	(6,980)	-	9,449	(1,074)	(18,126)
Provision for obsolescence	(18,063)	(578)	-	1,849	1,214	(15,578)
	(38,789)	(9,287)	30	11,298	(839)	(37,587)

On March 31, 2015, inventory items of R$40,000 (R$40,000 as of December 31, 2014) were pledged as collateral for rural credit operations.

10.         BIOLOGICAL ASSETS

The current and non-current balances of biological assets are segregated are presented below:

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14

Live animals	1,192,291	1,122,350	1,201,198	1,130,580
Total current	1,192,291	1,122,350	1,201,198	1,130,580

Live animals	469,643	459,381	470,895	460,768
Forests	226,570	222,442	226,570	222,442
Total non-current	696,213	681,823	697,465	683,210
	1,888,504	1,804,173	1,898,663	1,813,790

Live animals are classified in the categories: poultry, pork and cattle and separated into consumable and for production. There were no changes in classification of nature of biological assets as compared to the information disclosed in the financial statements for the year ended December 31, 2014 (note 11).

During the three months period ended March 31, 2015, Management did not identify any event that could impact the business model on the assumptions utilized in the analyses performed in 2014.

The quantities and balances per category of live animals are presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)
	Parent company
	03.31.15		12.31.14
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	174,240	535,696	174,855	507,707
Immature pork	3,454	656,595	3,370	614,643
Total current	177,694	1,192,291	178,225	1,122,350

Production biological assets
Immature poultry	6,289	88,051	6,793	88,652
Mature poultry	11,272	162,971	11,378	154,238
Immature pork	179	44,025	174	44,547
Mature pork	383	173,838	379	171,304
Immature cattle	-	529	-	395
Mature cattle	-	229	-	245
Total non-current	18,123	469,643	18,724	459,381
	195,817	1,661,934	196,949	1,581,731

	Consolidated
	03.31.15		12.31.14
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	177,169	544,603	177,914	515,937
Immature pork	3,454	656,595	3,370	614,643
Total current	180,623	1,201,198	181,284	1,130,580

Production biological assets
Immature poultry	6,330	88,803	6,836	89,308
Mature poultry	11,342	163,471	11,451	154,969
Immature pork	179	44,025	174	44,547
Mature pork	383	173,838	379	171,304
Immature cattle	-	529	-	395
Mature cattle	-	229	-	245
Total non-current	18,234	470,895	18,840	460,768
	198,857	1,672,093	200,124	1,591,348

The rollforward of biological assets for the year is presented below:

	Parent company
	Current			Non-current
	Poultry	Pork	Total	Poultry	Pork	Cattle	Forests	Total
Balance as of 12.31.14	507,707	614,643	1,122,350	242,890	215,851	640	222,442	681,823
Acquisition	35,575	283,656	319,231	6,691	31,232	-	-	37,923
Increase due to reproduction, consumption of animal feed, medication and remuneration of outgrowers	300,851	40,506	341,357	90,914	3,227	134	-	94,275
Depreciation	-	-	-	(76,789)	(19,016)	(5)	(5,222)	(101,032)
Transfer between current and non-current	12,684	13,431	26,115	(12,684)	(13,431)	-	-	(26,115)
Transfer of property, plan and equipment	-	-	-	-	-	-	9,588	9,588
Reduction due to slaughtering	(321,121)	(295,641)	(616,762)	-	-	(11)	-	(11)
Balance as of 03.31.15	535,696	656,595	1,192,291	251,022	217,863	758	226,570	696,213

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Current			Non-current
	Poultry	Pork	Total	Poultry	Pork	Cattle	Forests	Total
Balance as of 12.31.14	515,937	614,643	1,130,580	244,277	215,851	640	222,442	683,210
Acquisition	35,575	283,656	319,231	6,691	31,232	-	-	37,923
Increase due to reproduction, consumption of animal feed, medication and remuneration of outgrowers	306,837	40,506	347,343	90,914	3,227	134	-	94,275
Depreciation	-	-	-	(77,098)	(19,016)	(5)	(5,222)	(101,341)
Transfer between current and non-current	12,684	13,431	26,115	(12,684)	(13,431)	-	-	(26,115)
Transfer of property, plan and equipment	-	-	-	-	-	-	9,588	9,588
Reduction due to slaughtering	(327,639)	(295,641)	(623,280)	-	-	(11)	-	(11)
Exchange rate variation	1,209	-	1,209	174	-	-	-	174
Balance as of 03.31.15	544,603	656,595	1,201,198	252,274	217,863	758	226,570	697,465

Breeding animal costs are depreciated using the straight-line method for a period from 15 to 30 months.

11.         RECOVERABLE TAXES

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14
State ICMS ("VAT")	1,011,876	990,317	1,086,684	1,048,236
PIS and COFINS ("Federal Taxes to Social Fund Programs")	294,395	289,333	294,451	289,389
Income and social contribution tax	493,428	551,050	534,136	585,187
IPI ("Federal VAT")	59,790	59,560	59,790	59,560
Other	157,885	148,940	185,156	172,031
(-) Provision for losses	(229,189)	(226,306)	(237,138)	(233,245)
	1,788,185	1,812,894	1,923,079	1,921,158

Current	871,082	914,720	990,081	1,009,076
Non-current	917,103	898,174	932,998	912,082

The rollforward of the provision for losses is presented below:

	Parent company
	12.31.14	Additions	Write-offs	03.31.15
State ICMS ("VAT")	(169,518)	(5,593)	2,760	(172,351)
PIS and COFINS ("Federal Taxes to Social Fund Programs")	(31,478)	-	-	(31,478)
Income and social contribution tax	(8,985)	-	-	(8,985)
IPI ("Federal VAT")	(14,740)	-	-	(14,740)
Other	(1,585)	(125)	75	(1,635)
	(226,306)	(5,718)	2,835	(229,189)

	Consolidated
	12.31.14	Additions	Write-offs	Exchange rate variation	03.31.15
State ICMS ("VAT")	(169,519)	(5,593)	2,760	-	(172,352)
PIS and COFINS ("Federal Taxes to Social Fund Programs")	(31,478)	-	-	-	(31,478)
Income and social contribution tax	(9,029)	-	-	-	(9,029)
IPI ("Federal VAT")	(14,740)	-	-	-	(14,740)
Other	(8,479)	(125)	75	(1,010)	(9,539)
	(233,245)	(5,718)	2,835	(1,010)	(237,138)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

12.         ASSETS AND LIABILITIES OF  DISCONTINUED OPERATIONS AND ASSETS HELD FOR SALE

12.1.     Breakdown of the balances

					03.31.15					12.31.14
		Parent company		Consolidated			Parent company			Consolidated
	Dairy	Other	Total Other		Total	Dairy	Other	Total	Other	Total
Asset
Current Assets
Trade accounts receivable	233,000	-	233,000	-	233,000	233,000	-	233,000	-	233,000
Inventories	213,000	-	213,000	-	213,000	213,000	-	213,000	-	213,000
Total current assets	446,000	-	446,000	-	446,000	446,000	-	446,000	-	446,000
Non-Current Assets
Investments	726,034	-	726,034	-	726,034	15,089	-	15,089	-	15,089
Property, plant and equipment, net	46,493	72,345	118,838	505	119,343	750,677	74,401	825,078	442	825,520
Intangible	671,398	-	671,398	-	671,398	671,398	-	671,398	-	671,398
Total non-current assets	1,443,925	72,345	1,516,270	505	1,516,775	1,437,164	74,401	1,511,565	442	1,512,007
Total Assets	1,889,925	72,345	1,962,270	505	1,962,775	1,883,164	74,401	1,957,565	442	1,958,007

Liabilities
Current Liabilities
Trade accounts payable	279,000	-	279,000	-	279,000	279,000	-	279,000	-	279,000
Payroll and related charges	14,277	-	14,277	-	14,277	14,277	-	14,277	-	14,277
Tax payable	14,370	-	14,370	-	14,370	14,370	-	14,370	-	14,370
Deferred income tax	212,496	-	212,496	-	212,496	200,617	-	200,617	-	200,617
Total current liabilities	520,143	-	520,143	-	520,143	508,264	-	508,264	-	508,264
Total Liabilities	520,143	-	520,143	-	520,143	508,264	-	508,264	-	508,264
Assets and Liabilities of Discontinued
Operations and Held for Sale	1,369,782	72,345	1,442,127	505	1,442,632	1,374,900	74,401	1,449,301	442	1,449,743

12.2.     Discontinued operations

On December 05, 2014, BRF entered into sales and purchase agreement (“SPA”) with Lactalis (“buyer”), which established the terms and conditions for the sale of operating segment of dairy products, including (i) the manufacturing facilities located in the cities of Bom Conselho (PE), Carambeí (PR), Ravena (MG), Concórdia (SC), Teutônia (RS), Itumbiara (GO), Terenos (MS), Ijuí (RS), Três de Maio I (RS), Três de Maio II (RS) and Santa Rosa (RS and (ii) the related assets and trademarks  (Batavo, Elegê, Cotochés, Santa Rosa and DoBon) dedicated to such segment (“Transaction”).

At that date, the value of such Transaction was set forth at US$697,756 (equivalent to R$1,800,000), to be received at the conclusion date of  the transaction, subject to usual adjustments for working capital and net debt, as determined by the terms of SPA.

Since the value of Transaction was fixed in U.S. Dollars and, considering that the functional currency of BRF and of buyer is different from U.S. Dollars, an embedded derivative was recognized under the terms of IAS 39. The fair market value of the embedded derivative totaled R$374,040 on March 31, 2015 and was recorded as other financial assets with effect in the statement of income of R$346,085.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The conclusion of the Transaction is also subject to compliance with precedent conditions, such as necessary investments to adapt the assets to transfer to the buyer and regulatory approval (including the Administrative Council for Economic Defense (“CADE”)). The Company does not expect significant impact on the conclusion of the Transaction, planned for the 2nd quarter of 2015.

On February 27, 2015, the Company made a capital increase in the wholly-owned subsidiary Elebat of R$710,183 in the form of property, plant and equipment.

The statements of income and cash flows from discontinued operations that represent the dairy segment performance are disclosed as follows:

STATEMENTS OF INCOME
	Parent company and Consolidated
	03.31.15	03.31.14
Net Sales	544,658	632,217
Cost of sales	(436,623)	(515,259)
Gross Profit	108,035	116,958
Operating Income (Expenses)
Selling	(88,947)	(111,939)
General and administrative	(5,660)	(7,706)
Other operating expenses, net	(8,474)	(7,880)
Equity in income of associates	(956)	40
Income Before Taxes	3,998	(10,527)
Current income and social contribution taxes	(1,019)	2,685
Net income from discontined operations	2,979	(7,842)

STATEMENTS OF CASH FLOWS
	Parent company and Consolidated
	03.31.15	03.31.14

Net profit from discontinued operations	2,979	(7,842)
Adjustments to reconcile net income to net cash provided by discontinued
operations
Depreciation, amortization and exhaustion	-	15,641
Equity in income of affiliates	956	(40)
Net cash provided by discontinued operating activities	3,935	7,759
Investing activities from discontinued operations
Additions to property, plant and equipment	(5,999)	(13,430)
Net cash used investing activities from continued operations	(5,999)	(13,430)

Net cash provided from discontinued operations	2,064	5,671

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

13.         INCOME AND SOCIAL CONTRIBUTION TAXES

13.1.     Deferred income and social contribution taxes

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14
Assets
Tax loss carryforwards (corporate income tax)	967,918	640,745	1,042,468	697,843
Negative calculation basis (social contribution tax)	386,581	262,731	386,966	263,159

Temporary differences
Provisions for tax, civil and labor risks	197,256	200,748	200,739	204,212
Suspended collection taxes	73,651	69,074	73,651	69,074
Allowance for doubtful accounts	27,142	6,783	28,011	7,652
Provision for property, plant and equipment losses	16,927	15,529	16,927	15,529
Provision for tax credits credits	74,313	73,350	74,856	73,893
Provision for other obligations	41,834	50,810	44,144	52,914
Employees' profit sharing	33,745	118,899	33,745	118,899
Provision for inventory losses	9,991	11,560	9,991	11,560
Employees' benefits plan	110,383	106,784	110,383	106,784
Business combination - Sadia (1)	542,881	583,770	542,881	583,770
Unrealized losses on derivatives financial instruments	153,036	56,615	153,036	56,615
Provision for losses - other debtors	7,287	8,220	7,287	8,220
Other temporary differences	64,701	48,428	68,596	52,014
	2,707,646	2,254,046	2,793,681	2,322,138

Liabilities
Temporary differences
Business combination - Sadia (1)	(736,269)	(750,509)	(736,269)	(750,509)
Business combination - other companies	-	-	(62,374)	(75,729)
Unrealized gains on derivatives	(120,950)	(10,601)	(120,950)	(10,601)
Difference between tax basis and accounting basis of goodwill amortization	(223,623)	(223,213)	(223,623)	(223,213)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(497,459)	(511,404)	(497,459)	(511,404)
Estimated annual effective tax rate - CPC 21	(202,783)	-	(202,783)	-
Other temporary differences	(7,087)	(6,387)	(62,075)	(36,667)
	(1,788,171)	(1,502,114)	(1,905,533)	(1,608,123)

Total net deferred tax assets	919,475	751,932	888,148	714,015

Business combination - Dánica and Avex (deferred tax liability)	-	-	(17,203)	(15,633)
Business combination - AFC (deferred tax liability)	-	-	(39,916)	(34,636)
Business combination - AKF (deferred tax liability)	-	-	(5,130)	(4,334)
Business combination - Federal Foods (deferred tax liability)	-	-	(9,123)	(7,751)
Other - exchange variation	-	-	(54,376)	(27,830)

Total deferred tax	919,475	751,932	762,400	623,831

(1)          The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the accounting and tax basis of goodwill determined in the purchase price allocation. Deferred tax liabilities on business combinations Sadia are substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

Certain subsidiaries of the Company have tax loss carryforwards and negative basis of social contribution of R$16,450 and R$16,266, respectively, (R$16,474 and R$16,291 as of December 31, 2014), for which no deferred tax asset was recorded. If there was an expectation that such tax credits would be realized the amount to be recognized in the balance sheet would be R$5,576 (R$5,585 as of December 31, 2014).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

13.2.     Estimated time of realization

Deferred tax arising from temporary differences that will be realized as they are settled or realized. The period of the settlement or realization of such differences would not be properly estimated and is tied to several factors that are not under control of Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation bases of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is probable that the deferred tax will be realized, as shown below:

	Parent company	Consolidated
2015	205,975	207,255
2016	176,178	177,738
2017	196,901	218,881
2018	219,883	243,033
2019 onwards	555,562	582,527
	1,354,499	1,429,434

The rollforward of deferred tax is set forth below:

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14

Beginning balance	751,932	745,875	623,831	645,111
Deferred income and social contribution taxes recognized in the statement of income	(52,789)	(235,889)	(61,281)	(235,205)
Deferred income and social contribution taxes transfered to assets held for sale - dairy business	11,879	200,617	11,879	200,617
Deferred income and social contribution taxes recognized in Business combination - Minerva	1,221	1,128	-	-
Deferred income and social contribution taxes recognized in other comprehensive income	207,232	52,783	207,267	52,824
Business combination	-	-	-	(46,722)
Other	-	(12,582)	(19,296)	7,206
Ending balance	919,475	751,932	762,400	623,831

13.3.     Income and social contribution taxes reconciliation

	Parent company		Consolidated
	03.31.15	03.31.14	03.31.15	03.31.14

Income before taxes from continued operations	513,397	371,449	533,361	375,901
Nominal tax rate	34%	34%	34%	34%
Expected tax expense at nominal tax rate	(174,555)	(126,293)	(181,343)	(127,806)

Reconciling itens:
Equity interest in income of subsidiaries, associates and joint venture	241,128	94,397	(20,589)	3,912
Exchange rate variation on foreign investments	82,463	(30,451)	116,938	(31,135)
Difference of tax rates on results of foreign subsidiaries	-	-	216,325	94,572
Investment grant	9,613	9,122	9,613	9,122
Estimated annual effective tax rate - CPC 21	(202,783)	5,518	(202,783)	5,518
Other permanent differences	(7,636)	(452)	(9,847)	(2,796)
	(51,770)	(48,159)	(71,686)	(48,613)

Current income tax	1,019	(2,685)	(10,405)	(5,888)
Deferred income tax	(52,789)	(45,474)	(61,281)	(42,725)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The taxable income, current and deferred income tax from foreign subsidiaries is presented below:

	Consolidated
	03.31.15	03.31.14
Taxable income (loss) from foreign subsidiaries	724,080	267,579
Current income tax credit (expense) from foreign subsidiaries	(11,036)	(2,445)
Deferred income tax from foreign subsidiaries	(13,452)	2,550

The Company has determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed. Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$2,877,914 as of March 31, 2015 (R$1,896,478 as of December 31, 2014).

Brazilian income taxes are subject to review for a 5-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

14.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is presented below:

	Parent company
	12.31.14	Additions	Reversals	Write-offs	Price index update	03.31.15
Tax	352,274	6,821	(22,392)	-	7,886	344,589
Labor	228,309	29,479	(4,427)	(16,004)	6,700	244,057
Civil, commercial and other	31,703	1,392	(159)	-	957	33,893
	612,286	37,692	(26,978)	(16,004)	15,543	622,539

	Consolidated
	12.31.14	Additions	Reversals	Write-offs	Price index update	Exchange rate variation	03.31.15
Tax	352,184	6,821	(22,392)	-	7,893	-	344,506
Labor	231,369	30,472	(4,607)	(16,004)	6,701	517	248,448
Civil, commercial and other	32,166	1,392	(159)	-	957	-	34,356
	615,719	38,685	(27,158)	(16,004)	15,551	517	627,310

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.         INVESTMENTS IN SUBSIDIARIES, ASSOCIATES AND JOINT VENTURES

15.1.     Investments breakdown

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14
Investment in subsidiaries and associates	4,518,655	3,439,320	82,963	137,359
Goodwill Quickfood	356,121	312,177	-	-
Goodwill Minerva	243,689	247,283	243,689	247,283
Goodwill AKF	-	-	62,901	52,428
Advance for future capital increase	100	100	-	-
	5,118,565	3,998,880	389,553	437,070
Other investments	1,107	849	1,683	1,353
	5,119,672	3,999,729	391,236	438,423

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.2.     Summary of financial information of associates

	Avipal Centro Oeste S.A.	Avipal Construtora S.A.	BRF GmbH	Elebat Alimentos S.A.	Establec. Levino Zaccardi	Perdigão Trading S.A.	PSA Labor. Veter. Ltda.	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob.
	03.31.15	03.31.15	03.31.15	03.31.15	03.31.15	03.31.15	03.31.15	03.31.15	03.31.15	03.31.15	03.31.15	03.31.15
Current assets	38	-	634,028	1	1,577	-	3,751	309,016	19,538	2,512	47	78,362
Non-current assets	-	-	3,789,318	710,183	126	-	2,566	252,089	88,596	209,222	474,022	11,487
Current liabilities	-	-	(22,518)	-	(969)	-	(636)	(385,386)	(14,779)	(2,321)	(12,333)	(2,605)
Non-current liabilities	-	-	(352,100)	-	(83)	-	-	(156,821)	(17,750)	-	(512,526)	(23)
Shareholders' equity	(38)	-	(4,048,728)	(710,184)	(651)	-	(5,681)	(18,898)	(75,605)	(209,413)	50,790	(87,221)

Net revenues	-	-	4,158	-	-	-	-	266,501	-	-	-	-
Net income (loss)	-	-	795,788	-	(672)	-	117	(2,811)	(12,624)	(7,919)	(773)	1,076

	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14
Current assets	38	-	391,669	1	3,921	-	3,698	232,850	18,533	1,428	39	65,907
Non-current assets	-	-	2,767,582	-	124	-	2,503	217,735	89,086	180,728	385,891	22,870
Current liabilities	-	-	(13,402)	-	(1,729)	-	(637)	(270,110)	(13,106)	(1,737)	(2,917)	(2,608)
Non-current liabilities	-	-	(205,604)	-	(1,235)	-	-	(161,763)	(16,110)	-	(424,367)	(26)
Shareholders' equity	(38)	-	(2,940,245)	(1)	(1,081)	-	(5,564)	(18,712)	(78,403)	(180,419)	41,354	(86,143)

Net revenues	-	-	10,283	-	3,718	-	-	860,071	3,440	-	-	-
Net income (loss)	(44)	(49)	717,782	-	(2,960)	(52)	630	(23,500)	(35,543)	(10,024)	(20,030)	10,489

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.3.     Rollforward of the interest in subsidiaries and associates – Parent company

	Subsidiaries										Associates
	Avipal Centro Oeste S.A.	BRF GmbH	Elebat Alimentos S.A.	Establec. Levino Zaccardi	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Overseas S.A. (1)	VIP S.A. Empr. e Particip. Imob	K&S Alimentos S.A.	Minerva S.A.	Nutrifont Alimentos S.A.	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																	03.31.15	12.31.14
a) Capital share as of March 31, 2015
% of share	100.00%	100.00%	99.99%	98.26%	99.99%	90.05%	100.00%	100.00%	100.00%	100.00%	49.00%	16.29%	50.00%	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	1	710,184,339	100	5,463,850	36,469,606	33,717,308	900	50,000	14,249,459	27,664,086	178,000,090	20,000	3,356	2,827	1,000
Number of shares and membership interest held	6,963,854	1	710,184,330	98	5,463,849	32,841,224	33,717,308	900	50,000	14,249,459	13,555,402	29,000,000	10,000	1,119	942	500

b) Information as of March 31, 2015
Capital stock	5,972	6,537	710,184	6,604	5,564	28,117	225,073	2,887	3	40,061	27,664	834,151	35,000	3,356	2,827	1
Shareholders' equity	38	4,048,728	710,184	651	5,681	18,898	75,605	209,413	(50,790)	87,221	39,176	280,335	31,702	4,302	7,111	11,615
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	154,823	-	-	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	201,298	-	-	-	-	-	243,689	-	-	-	-
Income (loss) for the period	-	795,788	-	(672)	117	(2,811)	(12,624)	(7,919)	(773)	1,076	3,405	(408,983)	(1,912)	-	-	11,614

c) Balance of investments as of March 31, 2015
Beginning balance	38	2,940,251	-	1,060	5,561	328,960	78,307	180,418	-	86,142	17,528	357,246	-	1,354	2,014	1	3,998,880	3,203,993
Equity pick-up	-	795,788	-	(660)	117	(2,531)	(12,624)	(7,919)	(773)	1,076	1,668	(66,623)	(956)	-	-	5,807	712,370	659,572
Unrealized profit in inventory	-	-	-	166	-	40	(96)	-	-	-	-	-	-	-	-	-	110	512
Goodwill in the acquisition of non-controlling entities	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	245,941
Exchange rate variation on goodwill in the acquisiton of non-controlling entities	-	(1,073)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,073)	3
Exchange rate variation on goodwill	-	-	-	-	-	45,615	-	-	-	-	-	-	-	-	-	-	45,615	(126,664)
Goodwill	-	-	-	-	-	(1,671)	-	-	-	-	-	(2,372)	-	-	-	-	(4,043)	(8,033)
Write-off of fair value of property, plant and equipment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(555)
Exchange rate variation on foreign investments	-	214,288	-	-	-	-	-	36,913	(8,662)	-	-	-	-	-	-	-	242,539	19,021
Other comprehensive income	-	99,478	-	75	-	2,663	10,018	-	-	2	-	2,327	-	-	-	-	114,563	(4,402)
Increase / decrease in capital	-	-	-	-	-	-	-	-	-	-	-	-	-	80	356	-	435	180,769
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(127,941)
Write-off of investment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(181,349)
Deferred income and social contribution tax on goodwill	-	-	-	-	-	-	-	-	-	-	-	(1,222)	-	-	-	-	(1,222)	-
Acquisition of equity interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	127,210
Impairment losses for investments	-	-	-	-	-	-	-	-	9,435	-	-	-	-	-	-	-	9,435	25,892
Transfer to held for sale and discontinued operations	-	-	-	-	-	-	-	-	-	-	-	-	956	-	-	-	956	(15,089)
	38	4,048,732	-	641	5,678	373,076	75,605	209,412	-	87,220	19,196	289,356	-	1,434	2,370	5,808	5,118,565	3,998,880

The exchange rate variation on the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, resulted in a gain of R$343,936 on March 31, 2015 (loss of R$91,574 as of March 31, 2014) and was recognized as financial income.

On March 31, 2015, these subsidiaries, associates and joint ventures do not have any significant restriction to transfer dividends or repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.4.     Summary of financial information of associates

	K&S		Minerva		Nutrifont		PP-BIO		PR-SAD		UP!		Total
	03.31.15	12.31.14	03.31.15	12.31.14	03.31.15	12.31.14	03.31.15	12.31.14	03.31.15	12.31.14	03.31.15	12.31.14	03.31.15	12.31.14
Current assets	46,637	46,133	2,700,704	2,648,897	50,696	40,350	-	-	-	-	45,318	73,105
Non-current assets	12,827	8,916	3,993,996	3,566,269	101,656	123,654	4,302	4,065	7,111	6,045	174	201
Current liabilities	(19,470)	(18,467)	(1,594,162)	(1,357,818)	(112,379)	(130,710)	-	-	-	-	(33,877)	(73,305)
Non-current liabilities	(818)	(810)	(4,820,203)	(4,182,311)	(8,271)	(3,118)	-	-	-	-	-	-
Shareholder's equity	39,176	35,772	280,335	675,037	31,702	30,176	4,302	4,065	7,111	6,045	11,615	1

% of participation	49.00%		16.29%		50.00%		33.33%		33.33%		50.00%

Book value of investment	19,196	17,528	45,667	109,963	15,851	15,089	1,434	1,355	2,370	2,015	5,807	1
Transfer to held for sale	-	-	-	-	(15,851)	(15,089)	-	-	-	-	-	-
Book value of investment	19,196	17,528	45,667	109,963	-	-	1,434	1,355	2,370	2,015	5,807	1	74,474	130,862

Dividends declared	-	1,221	-	-	-	-	-	-	-	-	-	63,700

	K&S		Minerva		Nutrifont		PP-BIO		PR-SAD		UP!
	03.31.15	03.31.14	03.31.15	03.31.14	03.31.15	03.31.14	03.31.15	03.31.14	03.31.15	03.31.14	03.31.15	03.31.14
Net revenues	30,582	27,383	1,435,419	-	-	-	-	-	-	-	42,848	46,948
Net income (loss)	3,405	2,944	(408,983)	-	(1,912)	77	-	-	-	-	11,614	15,758

Equity pick-up	1,668	1,443	(66,623)	-	(956)	39	-	-	-	-	5,807	7,879
Transfer to held for sale	-	-	-	-	956	(39)	-	-	-	-	-	-
Equity pick-up	1,668	1,443	(66,623)	-	-	-	-	-	-	-	5,807	7,879

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.5.     Summary of financial information of joint venture

	AKF
	03.31.15	12.31.14
Assets
Current	101,334	73,914
Cash and cash equivalents	12,033	8,271
Prepaid expenses	1,116	93
Other current assets	88,185	65,550
Non-current	6,464	5,667
Liabilities
Current	(83,982)	(60,973)
Trade accounts payable	(12,259)	(7,312)
Tax payable	(4,315)	(3,632)
Other current liabilities	(67,408)	(50,029)
Non-current	(2,593)	(2,364)
Long-term debt	-	(165)
Deferred income	(2,593)	(2,199)
Shareholder's equity	21,223	16,244

% of participation	40.00%	40.00%

Book value of investment	8,489	6,498

	AKF
	03.31.15	12.31.14
Net sales	68,074	-
Depreciation and amortization	(251)	-
Financial expense	(179)	-
Income before taxes	1,260	-
Net income (loss)	1,260	-

Equity pick-up	504	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is presented below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.14	Additions	Additions from discontinued operations	Disposals	Reversals	Transfers (1)	Net transfers between held for sale	03.31.15
Cost
Land	-	549,494	-	39	(20)	-	(16,009)	-	533,504
Buildings and improvements	-	4,854,292	418	-	(423)	-	69,994	(172)	4,924,109
Machinery and equipment	-	5,980,863	4,170	79	(19,104)	-	146,750	-	6,112,758
Facilities	-	1,644,353	-	-	(134)	-	40,259	-	1,684,478
Furniture	-	87,821	14	-	(189)	-	5,026	-	92,672
Vehicles	-	131,418	73	-	(3,554)	-	(1,386)	(169)	126,382
Construction in progress	-	457,777	147,816	5,881	-	-	(275,485)	(5,998)	329,991
Advances to suppliers	-	3,570	7,080	-	-	-	(4,403)	-	6,247
		13,709,588	159,571	5,999	(23,424)	-	(35,254)	(6,339)	13,810,141

Depreciation
Buildings and improvements	3.06%	(1,348,195)	(35,494)	-	277	-	(1,662)	-	(1,385,074)
Machinery and equipment	5.86%	(2,310,811)	(84,506)	-	9,349	-	1,647	-	(2,384,321)
Facilities	3.80%	(475,997)	(16,316)	-	81	-	(118)	-	(492,350)
Furniture	7.95%	(41,371)	(1,619)	-	123	-	175	-	(42,692)
Vehicles	18.62%	(57,921)	(5,255)	-	1,588	-	766	78	(60,744)
		(4,234,295)	(143,190)	-	11,418	-	808	78	(4,365,181)
Provision for losses		(50,684)	(4,537)	-	-	427	-	-	(54,794)
		9,424,609	11,844	5,999	(12,006)	427	(34,446)	(6,261)	9,390,166

(1)         Refers to the transfer to intangible assets and biological assets in the amount of R$24,172 and R$9,588, respectively.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.14	Additions	Additions from discontinued operations	Disposals	Reversals	Transfers (1)	Net transfers between held for sale	Exchange rate variation	03.31.15
Cost
Land	-	544,998	-	39	(352)	-	(16,009)	-	2,979	531,655
Buildings and improvements	-	5,099,255	462	-	(877)	-	71,169	(172)	22,777	5,192,614
Machinery and equipment	-	6,303,425	4,497	79	(19,158)	-	151,556	-	39,598	6,479,997
Facilities	-	1,757,408	40	-	(138)	-	40,659	-	12,645	1,810,614
Furniture	-	100,430	111	-	(189)	-	5,276	-	9,218	114,846
Vehicles	-	144,048	209	-	(4,054)	-	(1,386)	(169)	(5,642)	133,006
Construction in progress	-	607,709	161,523	5,881	(179)	-	(286,528)	(5,998)	7,216	489,624
Advances to suppliers	-	20,267	6,480	-	-	-	(4,403)	-	666	23,010
		14,577,540	173,322	5,999	(24,947)	-	(39,666)	(6,339)	89,457	14,775,366

Depreciation
Buildings and improvements	3.07%	(1,359,840)	(38,109)	-	656	-	(1,689)	-	(4,671)	(1,403,653)
Machinery and equipment	5.86%	(2,486,173)	(90,201)	-	9,405	-	5,539	-	(17,230)	(2,578,660)
Facilities	3.89%	(507,934)	(17,584)	-	81	-	(118)	-	(1,877)	(527,432)
Furniture	7.97%	(54,606)	(2,013)	-	123	-	175	-	(1,719)	(58,040)
Vehicles	18.74%	(58,954)	(5,344)	-	1,795	-	766	78	(808)	(62,467)
		(4,467,507)	(153,251)	-	12,060	-	4,673	78	(26,305)	(4,630,252)
Provision for losses		(50,684)	(4,537)	-	-	427	-	-	-	(54,794)
		10,059,349	15,534	5,999	(12,887)	427	(34,993)	(6,261)	63,152	10,090,320

(1)         Refers to the transfer to intangible assets and biological assets in the amount of R$24,718 and R$9,588, respectively.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has fully depreciated items that are still operating, which are set forth below:

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14
Cost
Buildings and improvements	117,133	114,984	117,823	127,168
Machinery and equipment	643,507	633,241	660,972	671,054
Facilities	71,650	71,313	75,668	71,676
Furniture	14,654	14,499	16,893	19,140
Vehicles	4,748	4,494	5,066	4,494
Others	40,114	39,852	40,114	39,852
	891,806	878,383	916,536	933,384

During three month period March 31, 2015, the Company capitalized interest in the amount of R$4,620 in the parent company and R$4,697 in the consolidated (R$9,097 in the parent company and R$10,838 in the consolidated in March 31, 2014). The weighted average interest rate utilized to determine the capitalized amount was 6.19% p.a. in the parent company and 6.40% in the consolidated in March 31, 2015 (5.62% p.a. in the parent company and 6.05% p.a. in the consolidated in March 31, 2014).

On March 31, 2015, the Company had no commitments assumed related to acquisition and/or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for various transactions are presented below:

		Parent company and Consolidated
		03.31.15	12.31.14
	Type of collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Labor/Tax/Civil	292,745	320,905
Buildings and improvements	Financial/Labor/Tax/Civil	1,696,682	1,670,522
Machinery and equipment	Financial/Labor/Tax	2,114,034	2,053,784
Facilities	Financial/Labor/Tax	650,862	640,400
Furniture	Financial/Labor/Tax/Civil	19,438	18,699
Vehicles	Financial/Tax	8,919	10,835
Others	Financial/Labor/Tax/Civil	79,266	76,944
		4,861,946	4,792,089

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.         INTANGIBLES

Intangible assets are comprised of the following items:

	Parent company
	Weighted average amortization rate (p.a.)	Cost	Accumulated amortization	03.31.15	12.31.14
Goodwill	-	2,096,587	-	2,096,587	2,096,587
Outgrowers relationship	12.50%	13,986	(4,398)	9,588	9,727
Trademarks	-	1,173,000	-	1,173,000	1,173,000
Patents	16.51%	3,722	(1,536)	2,186	2,325
Software	20.00%	442,689	(263,845)	178,844	163,451
		3,729,984	(269,779)	3,460,205	3,445,090

	Consolidated
	Weighted average amortization rate (p.a.)	Cost	Accumulated amortization	03.31.15	12.31.14
Non-compete agreement	2.44%	380	(380)	-	-
Goodwill	-	2,594,121	-	2,594,121	2,525,343
Outgrowers relationship	12.50%	13,986	(4,398)	9,588	9,727
Trademarks	-	1,281,827	-	1,281,827	1,267,888
Patents	17.34%	4,880	(2,444)	2,436	2,557
Customer relationship	7.71%	405,531	(27,381)	378,150	330,012
Supplier relationship	42.00%	11,247	(9,108)	2,139	2,484
Software	20.00%	492,864	(284,207)	208,657	190,632
		4,804,836	(327,918)	4,476,918	4,328,643

The intangible assets rollforward is set forth below:

	Parent company
	12.31.14	Additions	Disposals	Transfers	03.31.15
Cost:
Goodwill:	2,096,587	-	-	-	2,096,587
Ava	49,368	-	-	-	49,368
Eleva Alimentos	808,140	-	-	-	808,140
Incubatório Paraíso	656	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	7,636
Sadia	1,214,036	-	-	-	1,214,036
Outgrowers relationship	13,682	304	-	-	13,986
Trademarks	1,173,000	-	-	-	1,173,000
Patents	3,722	-	-	-	3,722
Software	414,941	6,523	(2,959)	24,184	442,689
	3,701,932	6,827	(2,959)	24,184	3,729,984

Amortization:
Outgrowers relationship	(3,955)	(443)	-	-	(4,398)
Patents	(1,397)	(139)	-	-	(1,536)
Software	(251,490)	(15,300)	2,959	(12)	(263,845)
	(256,842)	(15,882)	2,959	(12)	(269,779)
	3,445,090	(9,055)	-	24,172	3,460,205

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	12.31.14	Additions	Disposals	Transfers	Exchange rate variation	03.31.15
Cost:
Goodwill:	2,525,343	-	-	-	68,778	2,594,121
Ava	49,368	-	-	-	-	49,368
Avex	28,965	-	-	-	4,246	33,211
BRF AFC	138,341	-	-	-	24,346	162,687
Dánica	7,373	-	-	-	1,081	8,454
Eleva Alimentos	808,140	-	-	-	-	808,140
Federal Foods	57,428	-	-	-	11,936	69,364
Incubatório Paraíso	656	-	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	-	7,636
Plusfood	21,087	-	-	-	1,432	22,519
Quickfood	175,562	-	-	-	25,737	201,299
Sadia	1,214,036	-	-	-	-	1,214,036
Non-compete agreement	332	-	-	-	48	380
Outgrowers relationship	13,682	304	-	-	-	13,986
Trademarks	1,267,888	-	-	-	13,939	1,281,827
Patents	4,823	-	-	-	57	4,880
Customer relationship	351,449	-	-	-	54,082	405,531
Supplier relationship	10,064	-	-	-	1,183	11,247
Software	453,551	6,550	(2,959)	28,596	7,126	492,864
	4,627,132	6,854	(2,959)	28,596	145,213	4,804,836

Amortization:
Non-compete agreement	(332)	-	-	-	(48)	(380)
Outgrowers relationship	(3,955)	(443)	-	-	-	(4,398)
Patents	(2,266)	(150)	-	-	(28)	(2,444)
Customer relationship	(21,437)	(6,978)	-	-	1,034	(27,381)
Supplier relationship	(7,580)	(645)	-	-	(883)	(9,108)
Software	(262,919)	(17,365)	2,959	(3,878)	(3,002)	(284,207)
	(298,489)	(25,581)	2,959	(3,878)	(2,927)	(327,918)
	4,328,643	(18,727)	-	24,718	142,286	4,476,918

For the three month period ended March 31, 2015, Management did not identify and event that could indicate an impairment of such assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18.         LOANS AND FINANCING

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	03.31.15	12.31.14
Local currency

Working capital	6.42% (6.26% on 12.31.14)	6.42% (6.26% on 12.31.14)	0.5	1,193,454	-	1,193,454	1,239,834

Development bank credit lines	Fixed rate / TJLP + 1.94% (Fixed rate / TJLP + 2.50% on 12.31.14)	3.78% (3.89% on 12.31.14)	1.5	233,162	406,641	639,803	763,748

Export credit facility	10.10% (9.63% on 12.31.14)	10.10% (9.63% on 12.31.14)	0.5	537,875	-	537,875	967,748

Bonds	7.75% (7.75% on 12.31.14)	7.75% (7.75% on 12.31.14)	3.2	13,695	497,266	510,961	501,192

Other secured debts and financial lease	8.14% (8.14% on 12.31.14)	8.14% (8.14% on 12.31.14)	3.5	45,455	238,168	283,623	294,626

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.14)	8.04% (8.54% on 12.31.14)	5.0	826	212,606	213,432	213,451

Fiscal incentives	Fixed rate / 10.00% IGPM + 1.00% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.14)	1.81% (1.52% on 12.31.14)	4.7	9,016	10,680	19,696	12,545

				2,033,483	1,365,361	3,398,844	3,993,144

Foreign currency

Bonds	4.97% (4.97% on 12.31.14) + e.r. US$	4.97% (4.97% on 12.31.14) + e.r. US$	8.3	109,937	6,281,468	6,391,405	5,201,196

Export credit facility	LIBOR + 2.74% (LIBOR + 2.74% on 12.31.14) + e.r. US$	3.12% (3.07% on 12.31.14) + e.r. US$ and other currencies	3.1	1,028	953,321	954,349	793,886

Development bank credit lines	UMBNDES + 2.22% (UMBNDES + 2.22% on 12.31.14) + e.r. US$ and other currencies	6.31% (6.34% on 12.31.14) + e.r. US$ and other currencies	1.1	21,852	17,508	39,360	42,395

				132,817	7,252,297	7,385,114	6,037,477
				2,166,300	8,617,658	10,783,958	10,030,621

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	03.31.15	12.31.14
Local currency

Working capital	6.42% (6.26% on 12.31.14)	6.42% (6.26% on 12.31.14)	0.5	1,193,454	-	1,193,454	1,239,834

Development bank credit lines	Fixed rate / TJLP + 1.94% (Fixed rate / TJLP + 2.50% on 12.31.14)	3.78% (3.89% on 12.31.14)	1.5	233,162	406,641	639,803	763,748

Export credit facility	10.10% (9.63% on 12.31.14)	10.10% (9.63% on 12.31.14)	0.5	537,875	-	537,875	967,748

Bonds	7.75% (7.75% on 12.31.14)	7.75% (7.75% on 12.31.14)	3.2	13,695	497,266	510,961	501,192

Other secured debts and financial lease	8.14% (8.14% on 12.31.14)	8.14% (8.14% on 12.31.14)	3.5	45,455	238,168	283,623	294,626

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.14)	8.04% (8.54% on 12.31.14)	5.0	826	212,606	213,432	213,451

Fiscal incentives	Fixed rate / 10.00% IGPM + 1.00% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.14)	1.81% (1.52% on 12.31.14)	4.7	9,016	10,680	19,696	12,545

				2,033,483	1,365,361	3,398,844	3,993,144

Foreign currency

Bonds	5.81% (5.87% on 12.31.14) + e.r. US$ and ARS	5.81% (5.87% on 12.31.14) + e.r. US$ and ARS	7.4	192,585	7,632,713	7,825,298	6,413,992

Export credit facility	LIBOR + 2.71% (LIBOR + 2.71% on 12.31.14) + e.r. US$	3.06% (3.01% on 12.31.14) + e.r. US$	3.1	1,564	1,273,548	1,275,112	1,059,433

Working capital	Fixed rate + LIBOR + 2.71% (Fixed rate + LIBOR + 2.71% on 12.31.14) + e.r. US$ and ARS	19.09% (22.97% on 12.31.14) + e.r. US$ and ARS	-	169,040	-	169,040	68,817

Development bank credit lines	UMBNDES + 2.22% (UMBNDES + 2.22% on 12.31.14) + e.r. US$ and other currencies	6.31% (6.34% on 12.31.14) + e.r. US$ and other currencies	1.1	21,852	17,508	39,360	42,395

Other secured debts and financial lease	15.08% (15.08% on 12.31.14) + e.r. ARS	15.08% (15.08% on 12.31.14) + e.r. ARS	0.7	8,219	6,030	14,249	11,554

				393,260	8,929,799	9,323,059	7,596,191
				2,426,743	10,295,160	12,721,903	11,589,335

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The main characteristics of loan and financing agreements entered to by the Company were disclosed in note 20 of financial statements for the year ended December 31, 2014.

18.1.     Loans and financing maturity schedule

The maturity schedule of the loans and financing is as follows:

	Parent company	Consolidated
	03.31.15	03.31.15
2015	1,951,190	2,186,492
2016	404,587	493,856
2017	522,524	1,068,627
2018	1,143,737	1,512,793
2019 onwards	6,761,920	7,460,135
	10,783,958	12,721,903

18.2.     Guarantees

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14
Total of loans and financing	10,783,958	10,030,621	12,721,903	11,589,335
Mortgage guarantees	971,240	1,102,742	971,240	1,102,742
Related to FINEM-BNDES	474,420	594,915	474,420	594,915
Related to FNE-BNB	283,062	293,529	283,062	293,529
Related to tax incentives and other	213,758	214,298	213,758	214,298

Statutory lien on assets acquired with financing	535	1,045	535	1,045
Related to FINEM-BNDES	509	648	509	648
Related to financial lease	26	397	26	397

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on March 31, 2015 totaled R$50,020 (R$53,305 as of December 31, 2014).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee totaled R$277,807 as of March 31, 2015 (R$280,136 as of December 31, 2014). The Company booked a provision of R$23.0 related to guarantee arising from business combination with Sadia.

On March 31, 2015, the Company contracted bank guarantees in the amount of R$2,089,932 (R$2,048,340 as of December 31, 2014). The variation occurred in this period is related to bank guarantees offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 0.90% p.a. (0.90% p.a. as of December 31, 2014).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18.3.     Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchases of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of these agreements at the date of these financial statements are set forth below:

Parent company and Consolidated
03.31.15
2015	3,271,448
2016	1,094,665
2017	746,027
2018	664,347
2019 onwards	2,375,835
8,152,322

19.         TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14
Domestic suppliers
Third parties	3,248,634	3,029,397	3,248,952	3,029,714
Related parties	19,368	18,795	19,368	18,795
	3,268,002	3,048,192	3,268,320	3,048,509

Foreign suppliers
Third parties	709,847	571,563	1,148,685	957,201
Related parties	824	608	-	-
	710,671	572,171	1,148,685	957,201

(-) Adjustment to present value	(35,996)	(28,383)	(35,996)	(28,383)
	3,942,677	3,591,980	4,381,009	3,977,327

During the three month period ended on March 31, 2015, the average payment term to suppliers is 77 days.

The information on accounts payable involving related parties is presented in note 28.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The trade accounts payable to related parties refer to transactions with associates UP! and K&S in the domestic market.

20.         OTHER FINANCIAL ASSETS AND LIABILITIES

	Parent company		Consolidated
	03.31.15	12.31.14	03.31.15	12.31.14

Derivatives designated as cash flow hedges
Assets
Non-deliverable forward (NDF)	672	9,749	672	9,749
Currency option contracts	93,631	3,160	93,631	3,160
Deliverable forwards contracts	-	933	-	933
	94,303	13,842	94,303	13,842

Liabilities
Non-deliverable forward (NDF)	(188,445)	(77,122)	(188,445)	(77,122)
Currency option contracts	(116,411)	(7,155)	(116,411)	(7,155)
Deliverable forwards contracts	(111,755)	(3,482)	(111,755)	(3,482)
Exchange rate contracts currency (Swap)	(186,350)	(119,388)	(231,422)	(157,975)
	(602,961)	(207,147)	(648,033)	(245,734)

Non derivatives designated as cash flow hedges
Assets
Non-deliverable forward (NDF)	-	1,125	8,039	1,304
Live cattle forward contracts (see note 13.1)	374,040	27,955	374,040	27,955
Exchange rate contracts currency (Swap)	1	-	1	-
	374,041	29,080	382,080	29,259

Liabilities
Non-deliverable forward (NDF)	-	-	-	(2,794)
Exchange rate contracts currency (Swap)	(2,487)	(3,216)	(2,487)	(3,216)
Dollar future contracts - BM&F Bovespa	(5,269)	(5,694)	(5,269)	(5,694)
	(7,756)	(8,910)	(7,756)	(11,704)

Current assets	468,344	42,922	476,383	43,101
Current liabilities	(610,717)	(216,057)	(655,789)	(257,438)

The collateral given in the transactions presented above are disclosed in note 7.

21.         LEASES

The Company is lessee in several contracts, which are classified as operating or finance leases.

21.1.     Operating lease

The minimum future payments of non-cancellable operating lease are presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company	Consolidated
	03.31.15	03.31.15
2015	114,870	114,982
2016	127,204	128,753
2017	94,674	96,121
2018	75,934	77,476
2019 onwards	191,425	191,425
2020 onwards	-	-
	604,107	608,757

The payments of operating lease agreements recognized as expense in the three month period ended March 31, 2015 amounted to R$56,171 in the parent company and R$73,639 in the consolidated (R$54,714 in the parent company and R$65,760 in the consolidated as of March 31, 2014).

21.2.     Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, as presented below:

		Parent company		Consolidated
	Weighted average interest rate (p.a.) (1)	03.31.15	12.31.14	03.31.15	12.31.14
Cost
Machinery and equipment		23,653	23,666	33,587	32,010
Software		46,890	72,961	46,890	72,961
Vehicles		28,204	28,204	28,204	28,204
Land		-	-	-	-
Buildings		128,659	128,659	128,659	128,659
		227,406	253,490	237,340	261,834

Accumulated depreciation
Machinery and equipment	18.11%	(9,033)	(8,306)	(18,696)	(16,613)
Software	20.00%	(18,753)	(48,298)	(18,753)	(48,298)
Vehicles	13.98%	(9,578)	(8,831)	(9,578)	(8,831)
Land	0.00%	-	-	-	-
Buildings	15.43%	(22,479)	(20,248)	(22,479)	(20,248)
		(59,843)	(85,683)	(69,506)	(93,990)
		167,563	167,807	167,834	167,844

(1)     The period of depreciation of leased assets corresponds to the lowest between the term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The minimum future payments required for these finance leases are demonstrated as follows, and were recorded as current and non-current liabilities:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent Company
	03.31.15
	Present value of minimum payments (1)	Interest	Minimum future payments (2)
2015	59,227	21,653	80,880
2016	29,059	13,568	42,627
2017	17,126	9,206	26,332
2018	15,269	7,676	22,945
2019 onwards	89,633	57,652	147,285
	210,314	109,755	320,069

	Consolidated
	03.31.15
	Present value of minimum payments (1)	Interest	Minimum future payments (2)
2015	59,304	21,680	80,984
2016	29,059	13,568	42,627
2017	17,126	9,206	26,332
2018	15,269	7,676	22,945
2019 onwards	89,767	57,680	147,447
	210,525	109,810	320,335

(1)     Comprises the amount of R$26 related to financial lease of vehicles which is recorded as loans and financing.

(2)     Comprises the amount of R$27 related to financial lease of vehicles which is recorded as loans and financing.

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

22.         SHARE BASED PAYMENT

The rules of the stock options plan granted to executives were disclosed in the financial statements for the year ended December 31, 2014 (note 24) and are unchanged for this period.

The breakdown of the outstanding granted options is presented as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)
Date			Quantity		Grant (1)	Price of converted share (1)
Grant date	Beginning of the year	End of the year	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

05.02.11	05.01.12	05.01.16	2,463,525	218,045	11.36	30.85	39.42
05.02.12	05.01.13	05.01.17	3,708,071	794,257	7.82	34.95	42.49
05.02.13	05.01.14	05.01.18	3,490,201	1,320,747	11.88	46.86	53.49
04.04.14	04.03.15	04.03.19	1,552,564	1,318,346	12.56	44.48	47.78
05.02.14	05.01.15	05.01.19	1,610,450	1,280,944	14.11	47.98	51.53
12.18.14	12.17.15	12.17.19	5,702,714	5,702,714	14.58	63.49	66.43
			18,527,525	10,635,053

(1)     Values expressed in Brazilian Reais

The rollforward of the outstanding granted options for the three month period ended March 31, 2015 is presented as follows:

Consolidated

Outstanding options as of December 31, 2014	11,390,846
Exercised:
Grant of 2013	(85,795)
Grant of 2012	(126,855)
Grant of 2011	(183,896)
Grant of 2010	(80,833)
Cancelled:
Grant of 2014	(159,144)
Grant of 2013	(81,323)
Grant of 2012	(37,947)
Outstanding options as of March 31, 2015	10,635,053

The weighted average exercise prices of the outstanding options related to service conditions is R$58.37 (fifty eight Brazilian Reais and thirty seven cents), and the weighted average of the remaining contractual term is 50 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$97,823 (R$92,898 as of December 31, 2014). During the three month period ended March 31, 2015 the amount recognized as expense was R$4,925 (R$4,921 as of March 31, 2014).

During the three month period ended March 31, 2015 the Company’s executives exercised 477,379 shares, with an average price of R$40.47 (forty Brazilian Reais and forty seven cents) totaling R$19,320. In order to comply with this commitment, the Company utilized treasury shares with an acquisition cost of R$62.08 (sixty two Brazilian Reais and eight cents), totaling R$29,635, recording a loss of R$10,315 as capital reserve.

The fair value of the granted stock options related to service condition was measured using the Black-Scholes pricing model, as disclosed in the annual financial statements for the year ended December 31, 2014 (note 24). There is no change in the methodology adopted during the three month period ended March 31, 2015.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

23.         PENSION AND OTHER POST-EMPLOYMENT PLANS

The Company offers pension and other post-employment plans to the employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2014 (note 25) and have not been changed during this period.

The actuarial liabilities and the related effects in the statement of income are presented below:

	Parent company and Consolidated
	Liabilities
	03.31.15	12.31.14
Medical assistance	119,003	115,666
F.G.T.S. Penalty	129,097	124,461
Award for length of service	49,966	48,288
Other	26,591	25,655
	324,657	314,070

Current	56,096	56,096
Non-current	268,561	257,974

The Company based on estimated costs for the year 2015, according to an appraisal report prepared in 2014 by an actuarial expert, recorded in statement of income for the period in counterpart to comprehensive income an expense of R$6,798 (expense of R$4,055 on March 31, 2014), related to supplementary post-employment plans. Regarding other benefits to employees, recorded in statement of income for the period in counterpart to liabilities an expense of R$10,587 (R$10,573 on March 31, 2014).

24.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s Management based on legal advice and reasonably reflect the estimated probable losses.

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation No. 594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

24.1.     Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

	Parent company
	12.31.14	Additions	Reversals	Payments	Price index update	03.31.15
Tax	244,383	25,422	(31,547)	(19,536)	7,519	226,241
Labor	315,257	36,071	(15,982)	(28,822)	17,052	323,576
Civil, commercial and other	57,336	3,221	(652)	(6,381)	2,679	56,203
Contingent liabilities	536,106	-	-	-	-	536,106
	1,153,082	64,714	(48,181)	(54,739)	27,250	1,142,126

Current	233,636					244,647
Non-current	919,446					897,479

	Consolidated
	12.31.14	Additions	Reversals	Payments	Price index update	Exchange rate variation	03.31.15
Tax	252,377	25,422	(31,562)	(19,536)	7,519	1,171	235,391
Labor	330,424	36,071	(15,989)	(28,822)	17,053	2,210	340,947
Civil, commercial and other	57,359	3,221	(652)	(6,381)	2,680	-	56,227
Contingent liabilities	545,573	-	-	-	-	1,387	546,960
	1,185,733	64,714	(48,203)	(54,739)	27,252	4,768	1,179,525

Current	242,974						255,354
Non-current	942,759						924,171

24.2.     Contingencies classified as a risk of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On March 31, 2015 the total amount of the possible contingencies was R$10,034,512 (R$9,268,519 as of December 31, 2014, from which R$546,960 (R$545,573 as of December 31, 2014) were recorded at the estimated fair value resulting from business combinations with Sadia, Avex and Dánica as determined by paragraph 23 of CVM Deliberation No. 665/11, disclosed in the table of item 24.1. The main natures of these contingencies were properly disclosed in the annual statements for the year ended December 31, 2014 (note 26.2).

24.2.1.  State ICMS (“VAT”) – Basic Food Basket

In a meeting held on October 16, 2014 and disclosure of decision on February 02, 2015, the Federal Supreme Court ("STF") was favorable to Tax Authority of State of Rio Grande do Sul, in the judgment of the extraordinary appeal No.635.688 submitted by company Santa Lúcia, understanding as improper the integral maintenance of ICMS tax credits on the reduced tax basis of food products that composes the basic food basket.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Although this decision has wide general reflection and attributable to other taxpayers and courts, it will be held still, in accordance with applicable law, motion for clarification of resources. The motion for clarification of resources aiming, including the determination of the beginning of effects of such decision applicable to the Company, making it impossible the measurement of its effects and the recognition in the Company's financial statements. On February 02, 2015, the company Santa Lúcia presented clarification of resources resulting from the the STF decision, which is still awaiting evaluation.

24.2.2.  Tax Assessment Notice – Income Tax and Social Contribution

On February 05, 2015, BRF received an tax assessment notices through which is demanded Income Tax and Social Contribution, in the amount of R$534,504, related to the compensation of tax loss carryforwards and negative calculation basis up to limit of 30%, carried out based on legal opinion, upon the merger of Sadia S.A. Legal defenses will be presented, considering that the Company's legal advice classify the risk of loss as possible.

25.         SHAREHOLDERS’ EQUITY

25.1.     Capital stock

On March 31, 2015, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 872,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

25.2.     Interest on shareholders’ equity and dividends

On February 13, 2015 the payment of R$463,254 was made related to the interest on shareholders’ equity and dividends proposed by the Management on December 18, 2014 and approved in the Shareholders Ordinary Meeting on April 4, 2015.

25.3.     Breakdown of capital stock

	Consolidated
	03.31.15	12.31.14
Common shares	872,473,246	872,473,246
Treasury shares	(20,971,618)	(5,188,897)
Outstanding shares	851,501,628	867,284,349

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

25.4.     Rollforward of outstanding shares

	Consolidated
		Quantity of outstanding of shares
	03.31.15	12.31.14
Shares at the beggining of the period	867,284,349	870,687,739
Purchase of treasury shares	(16,260,100)	(6,000,000)
Sale of treasury shares	477,379	2,596,610
Shares at the end of the period	851,501,628	867,284,349

25.5.     Treasury shares

The Company has 20,971,618 shares in treasury, with an average cost of R$62.18 (sixty tow Brazilian Reais and eighteen cents) per share, with a market value corresponding to R$1,327,503.

During the three month period ended March 31, 2015, the Company sold 477,379 treasury shares due to exercise of the stock options of the Company’s executives.

During the three month period ended March 31, 2015, as authorized by the Board of Directors, the Company acquired 16,000,000 shares of its own shares at a cost of R$1,028,771, with the objective of maintaining treasury shares to comply with the provisions of stock option plans, both approved by special meeting of Board of Directors held on December 18, 2014.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

26.         EARNINGS PER SHARE

	Parent company
	03.31.15	03.31.14
Basic numerator
Net profit for the period attributable to controlling shareholders	464,606	315,448

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	855,679,386	871,018,774
Net earnings per share basic - R$	0.54297	0.36216

Diluted numerator
Net profit for the period attributable to controlling shareholders	464,606	315,448

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	855,679,386	871,018,774
Number of potential shares (stock options)	652,683	367,061
Weighted average number of outstanding shares - diluted	856,332,069	871,385,835
Net earnings per share diluted - R$	0.54255	0.36201

	Parent company
Continued operations	03.31.15	03.31.14
Basic numerator
Net profit for the period from continued operations attributable to controlling shareholders	461,627	323,290

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	855,679,386	871,018,774
Net earnings per share basic - R$	0.53949	0.37116

Diluted numerator
Net profit for the period from continued operations attributable to controlling shareholders	461,627	323,290

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	855,679,386	871,018,774
Number of potential shares (stock options)	652,683	367,061
Weighted average number of outstanding shares - diluted	856,332,069	871,385,835
Net earnings per share diluted - R$	0.53907	0.37101

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
Discontinued operations	03.31.15	03.31.14
Basic numerator
Net profit (loss) for the period from discontinued operations attributable to controlling shareholders	2,979	(7,842)

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	855,679,386	871,018,774
Net earnings per share basic - R$	0.00348	(0.00900)

Diluted numerator
Net profit (loss) for the period from discontinued operations attributable to controlling shareholders	2,979	(7,842)

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	855,679,386	871,018,774
Number of potential shares (stock options)	652,683	367,061
Weighted average number of outstanding shares - diluted	856,332,069	871,385,835
Net earnings per share diluted - R$	0.00348	(0.00900)

On March 31, 2015, from the total of 10,635,053 stock options outstanding (5,258,676 as of March 31, 2014) granted to executives of the Company, 5,702,714 options (2,141,837 as of March 31, 2014) were not considered in the calculation of the diluted earnings per share due to the fact that the exercise price until the vesting period was higher than the average market price of the common shares during the period, so that they did not cause any dilution effect.

27.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed on normal conditions of market for similar transactions, based on contracts.

All the relationships between the company and its subsidiaries were disclosed irrespective of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

27.1.     Transactions and balances

	Accounts receivable			Dividends and interest on the shareholders' equity receivable		Loan contracts		Trade accounts payable		Advance for future capital increase		Other rights		Other obligations
	03.31.15		12.31.14	03.31.15	12.31.14	03.31.15	12.31.14	03.31.15	12.31.14	03.31.15	12.31.14	03.31.15	12.31.14	03.31.15		12.31.14

Al-Wafi Food Products Factory LLC	-		-	-	-	-	-	-	-	-	-	27	-	-		-
Avex S.A.	9,462		9,269	-	-	-	-	(640)	(608)	-	-	25,468	25,468	-		-
Avipal Centro Oeste S.A.	-		-	-	-	-	-	-	-	-	-	-	-	(38)		(38)
BFF International Ltd.	-		-	-	-	-	-	-	-	-	-	1,749	1,448	-		-
BRF Foods LLC	-		-	-	-	-	-	-	-	-	-	332	323	-		-
BRF Foods GmbH	-		8,484	-	-	-	-	-	-	-	-	299	-	-		-
BRF Global GmbH	2,459,200	(1)	2,773,388	-	-	-	-	-	-	-	-	-	-	-		-
BRF GmbH	16,570		-	-	-	-	-	-	-	-	-	-	-	(627)		(571)
Highline International Ltd.	-		-	-	-	(5,851)	(4,844)	-	-	-	-	-	-	-		-
K&S Alimentos S.A.	-		-	1,221	1,221	-	-	(6,619)	(4,011)	-	-	1,042	2,643	-		-
Minerva S.A.	-		-	-	-	-	-	-	-	-	-	-	-	(4,810)		(5,413)
Nutrifont Alimentos S.A.	-		-	-	-	-	-	-	-	-	-	461	428	(2)		-
Perdigão Europe Ltd.	41,086		38,475	-	-	-	-	-	-	-	-	-	-	-		-
Perdigão International Ltd.	-		-	-	-	(19,610)	(14,894)	-	-	-	-	7,366	9,735	(975,089)	(1)	(806,660)
PSA Laboratório Veterinário Ltda.	-		-	630	630	-	-	-	-	100	100	-	-	-		-
Quickfood S.A.	25,839		20,226	-	-	-	-	(184)	-	-	-	-	-	(667)		(581)
Sadia Alimentos S.A.	12,366		12,366	-	-	-	-	-	-	-	-	-	-	-		-
Sadia Chile S.A.	22,523		22,550	-	-	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	5,460		4,728	-	-	-	-	-	-	-	-	-	-	-		-
UP! Alimentos Ltda.	1,558		1,622	-	9,027	-	-	(12,749)	(14,784)	-	-	3,865	4,328	-		-
VIP S.A. Empreendimentos e Partic. Imob.	-		-	2,491	2,491	-	-	-	-	-	-	-	-	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-		-	-	-	-	-	-	-	-	-	225	225	-		-
Instituto de Desenvolvimento Gerencial S.A.	-		-	-	-	-	-	(840)	-	-	-	-	-	-		-
	2,594,064		2,891,108	4,342	13,369	(25,461)	(19,738)	(21,032)	(19,403)	100	100	40,834	44,598	(981,233)		(813,263)

(1)  The amount corresponds to advances for future export pre-payment.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)
	Revenue		Financial results, net		Purchases
	03.31.15	03.31.14	03.31.15	03.31.14	03.31.15	03.31.14

Avex S.A.	193	300	-	-	(4,043)	(2,435)
BRF Foods GmbH	5,833	-	-	-	-	-
BRF Global GmbH	2,052,204	2,175,885	-	(5,313)	-	-
Establecimiento Levino Zaccardi y Cia. S.A.	-	-	-	-	-	(1,068)
K & S Alimentos Ltda.	-	-	-	-	(32,725)	(31,067)
Perdigão International Ltd.	-	786	(12,371)	(14,914)	-	-
Quickfood S.A.	5,787	3,787	-	-	-	(3,143)
Sadia Alimentos S.A.	-	1,404	-	-	-	-
Sadia Chile S.A.	19,843	14,738	-	-	-	-
Sadia Uruguay S.A.	3,992	1,720	-	-	-	(87)
UP! Alimentos Ltda.	3,638	3,124	-	-	(44,518)	(41,721)
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	(2,720)	-	-
Galeazzi e Associados Consult Serv Ltda.	-	-	-	-	-	(4,182)
Instituto de Desenvolvimento Gerencial S.A.	-	-	-	-	(1,740)	-
Indg Tecnologia e Servicos Ltda	-	-	-	-	(62)	-
	2,091,490	2,201,744	(12,371)	(22,947)	(83,088)	(83,703)

All companies disclosed in note 1.1 are controlled by BRF, except for UP!, Minerva and Nutrifont, which are associates. During the three month period ended December 31, 2015, Instituto de Desenvolvimento Gerencial and Indg Tecnologia e Serviços consulting firms, which BRF has no equity interest, but are related to members of its Board of Directors, provided advisory services for strategic management and organizational restructuring.

The Company also recorded a liability in the amount of R$10,234 (R$10,833 as of December 31, 2014) related to the fair value of the guarantees offered to BNDES concerning a loan made by the Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, the Company has recorded a payable to this entity of R$37,008 included in other liabilities as of March 31, 2015 (R$39,173 as of December 31, 2014).

The Company entered into loan agreements with its subsidiaries. Below is a summary of financial charges for the transactions which corresponding balance is exceeding R$10,000 at the balance sheet date:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)
Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	03.31.15

Sadia Overseas Ltd.	BRF Global GmbH	US$	474,022	7.0%
BRF GmbH	BRF Global GmbH	US$	467,842	1.1%
BFF International Ltd.	BRF Global GmbH	US$	191,702	8.0%
Sadia International Ltd.	Wellax Food Comércio	US$	184,206	1.5%
Quickfood S.A.	Avex S.A.	AR$	157,898	25.8%
Perdigão International Ltd.	BRF Global GmbH	US$	119,872	0.9%
BRF GmbH	BRF Foods GmbH	US$	118,592	1.2%
BRF GmbH	BRF Holland B.V.	EUR	86,286	3.0%
BRF GmbH	BRF Foods LLC	US$	60,322	2.5%
BRF Holland B.V.	BRF B.V. (NL)	EUR	39,446	3.0%
Wellax Food Comércio	BRF GmbH	EUR	27,685	1.5%
Perdigão International Ltd.	BRF Brasil Foods S.A	US$	19,609	0.4%
BRF GmbH	BRF Global GmbH	EUR	14,184	1.5%
BRF Holland B.V.	BRF GmbH	EUR	13,826	1.5%
BRF Holland B.V.	BRF Wrexham Ltd	GBP	12,095	3.0%

27.2.     Other Related Parties

The Company has leased properties owned by FAF. For the three month period ended March 31, 2015, the total amount paid as rent was R$2,187 (R$1,557 as of March 31, 2014). The rent value was set based on market conditions.

27.3.     Granted guarantees

All granted guarantees on behalf of related parties are disclosed in note 18.2.

27.4.     Management compensation

The management key personnel include the directors and officers, members of the Board of Directors and the head of internal audit. As of March 31, 2015 and 2015, there were 24 professionals.

The total compensation and benefits paid to these professionals are demonstrated below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	03.31.15	03.31.14
Salary and profit sharing	11,080	14,888
Short term benefits	231	273
Private pension	182	76
Post-employment benefits	46	40
Termination benefits	10,641	7,106
Share based payment	2,856	1,566
	25,036	23,949

(1)     Comprises:  Medical assistance, reimbursement of educational expenses and others.

28.         NET SALES

	Parent company		Consolidated
	03.31.15	03.31.14	03.31.15	03.31.14
Gross sales
Brazil	4,632,342	4,288,729	4,632,343	4,288,953
Europe	468,318	550,771	665,160	760,889
MEA	1,019,515	1,112,230	1,599,616	1,317,235
Asia	527,228	573,404	756,774	706,972
LATAM	71,468	151,066	440,695	460,137
	6,718,871	6,676,200	8,094,588	7,534,186

Sales deductions
Brazil	(844,053)	(713,100)	(843,699)	(712,774)
Europe	(8,987)	(9,383)	(43,082)	(51,088)
MEA	(6,815)	(9,048)	(100,258)	(14,844)
Asia	(5,645)	(3,572)	(12,039)	(7,442)
LATAM	(493)	(3,939)	(47,165)	(41,442)
	(865,993)	(739,042)	(1,046,243)	(827,590)

Net sales
Brazil	3,788,289	3,575,629	3,788,644	3,576,179
Europe	459,331	541,388	622,078	709,801
MEA	1,012,700	1,103,182	1,499,358	1,302,391
Asia	521,583	569,832	744,735	699,530
LATAM	70,975	147,127	393,530	418,695
	5,852,878	5,937,158	7,048,345	6,706,596

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

29.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized when incurred and amounted to R$17,711 in the parent company and consolidated for the three month period ended March 31, 2015 (R$13,799 in the parent company and consolidated as of March 31, 2014).

30.         OTHER OPERATING INCOME (EXPENSES), NET

	Parent company		Consolidated
	03.31.15	03.31.14	03.31.15	03.31.14
Income
Recovery of expenses	1,388	3,459	1,507	3,784
Net income from the disposal of property, plant and equipment	-	5,520	-	7,961
Provision reversal	-	6,317	-	6,317
Other (1)	12,534	29,987	13,501	30,669
	13,922	45,283	15,008	48,731

Expenses
Employees profit sharing	(76,371)	(38,366)	(105,543)	(46,401)
Idleness costs (3)	(33,115)	(6,791)	(41,657)	(10,173)
Restructuring charges (2)	(31,998)	(35,592)	(34,685)	(46,013)
Other employees benefits	(17,385)	(14,628)	(17,385)	(14,628)
Management profit sharing	(12,267)	(2,907)	(12,762)	(2,907)
Loss on the disposals of property, plant and equipment	(11,256)	-	(9,886)	-
Provision for civil and labor risks	(6,725)	(1,499)	(6,725)	(1,912)
Provision for tax risks	(5,238)	(3,317)	(5,238)	(3,431)
Stock options plan	(4,926)	(4,921)	(4,926)	(4,921)
Other	(46,158)	(34,559)	(49,192)	(39,009)
	(245,439)	(142,580)	(287,999)	(169,395)
	(231,517)	(97,297)	(272,991)	(120,664)

(1)     Idleness cost includes depreciation charge R$6,554 and R$4,354 for the three month period ended March 31, 2015 and 2014, respectively.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

31.         FINANCIAL INCOME (EXPENSES), NET

	Parent company		Consolidated
	03.31.15	03.31.14	03.31.15	03.31.14
Financial income
Exchange rate variation on assets	412,343	-	715,784	-
Gains on derivative transactions	282,564	-	345,456	-
Gains on the translation of foreign investments (1)	-	-	343,936	-
Exchange rate variation on marketable securities	18,921	-	336,248	-
Interest on assets	67,166	51,071	68,970	52,455
Interest on cash and cash equivalents	35,035	12,185	45,072	16,286
Interests on financial assets classified as
Held for trading	7,782	6,345	7,782	6,432
Held to maturity	7,026	5,704	7,026	5,704
Available for sale	-	61	3,165	2,004
Exchange rate variation on liabilities	-	94,032	-	84,693
Exchange rate variation on loans and financing	-	79,518	-	78,450
Others	3,238	4,493	3,238	5,037
	834,075	253,409	1,876,677	251,061

Financial expenses
Exchange rate variation on loans and financing	(959,705)	-	(959,719)	-
Exchange rate variation on other liabilities	(275,487)	-	(736,636)	-
Interest on loans and financing	(134,862)	(107,302)	(177,383)	(150,990)
Adjustment to present value	(40,099)	(34,083)	(39,728)	(32,380)
Interest on liabilities	(37,590)	(23,077)	(39,256)	(25,453)
Interest expenses on loans to related parties	(12,370)	(22,674)	-	-
Losses on the translation of foreign investments (1)	-	-	-	(91,574)
Exchange rate variation on assets	-	(73,555)	-	(53,857)
Losses on derivative transactions	-	(42,548)	-	(47,476)
Others	(17,159)	(24,322)	(31,500)	(45,824)
	(1,477,272)	(327,561)	(1,984,222)	(447,554)
	(643,197)	(74,152)	(107,545)	(196,493)

(1) Refers to investments in subsidiaries whose functional currency is Brazilian Real.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

32.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company		Consolidated
	03.31.15	03.31.14	03.31.15	03.31.14
Costs of sales
Costs of goods	3,008,184	3,303,386	3,366,915	3,514,492
Depreciation	253,127	239,816	260,618	246,791
Amortization	855	586	867	595
Salaries and employees benefits	673,864	592,271	742,701	644,982
Others	491,646	501,144	513,563	523,977
	4,427,676	4,637,203	4,884,664	4,930,837

Sales expenses
Depreciation	15,085	14,305	15,640	14,669
Amortization	1,431	1,044	2,884	1,300
Salaries and employees benefits	212,023	198,470	258,428	233,352
Indirect and direct logistics expenses	469,257	452,724	528,854	503,671
Others	223,267	209,108	277,793	246,995
	921,063	875,651	1,083,599	999,987

Administrative expenses
Depreciation	2,136	1,801	7,277	2,331
Amortization	13,596	9,729	22,990	14,340
Salaries and employees benefits	44,584	47,650	65,780	60,511
Fees	6,650	6,352	6,709	6,426
Others	994	3,910	4,785	10,572
	67,960	69,442	107,541	94,180

Other operating expenses (1)
Depreciation	6,353	6,978	6,554	7,249
Others	239,086	135,602	281,445	162,146
	245,439	142,580	287,999	169,395

(1)     The composition of other operating expenses is disclosed in note 30.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

33.         NEW ACCOUNTING PRONOUNCEMENTS RECENTLY ADOPTED AND NOT YET ADOPTED

During three month period ended March 31, 2015, the Company has not been required to adopted new accounting standards and pronouncements.

34.      SUBSEQUENT EVENTS

34.1.     Signed an agreement to a joint venture formation - Singapore Food Indústrias Pte. Ltd. (“SFI”)

On April 16, 2015, BRF announced to the market, through its wholly-owned subsidiary BRF GmbH, it has signed with Singapore Food Industries Pte. Ltd. ("SFI") documents for the formation of a joint venture in Singapore and an acquisition of 49% of the shares of a new company to be formed by SFI namely SATS BRF Food Pte. Ltd. ("SATS BRF"), for the purchase price of approximately USS19,000 ("Transaction"). SFI is a wholly-owned subsidiary of SATS Ltd., which is the leading provider of gateway services in Asia, and listed on the Singapore Exchange ("SGX").

Within the scope of Transaction, SFI shall transfer to SATS BRF its food distribution business, which will include: (i) sublease of 2 meat processing facilities and 1 warehouse; (ii) equipment related to such processing facilities and (iii) license agreement for the use of certain trademarks in Singapore.

SATS BRF will focus on expand the offer of processed foods and semi-processed of high value added, initially for the Singapore market and will benefit from (i) BRF´s fully integrated supply, go-to-market operations, product development and global trademarks capabilities as well as (ii) SATS’ domain knowledge of Asian local markets and state-of-the-art production facilities.

The completion of the Transaction is subject to the compliance of the parties with the precedent conditions.

34.2.     Formation of joint venture - Invicta Food Group Limited (“IFGL”)

On April 22, 2015, BRF announced to the market, through its wholly-owned subsidiary BRF GmbH, it has signed with the shareholders of the entire share capital of Invicta Food Group Limited ("IFGL" and "Current Shareholders"), the final documents for the formation of a joint venture ("JV") between BRF GmbH and IFGL, which shall have as main objective the distribution of processed food in the in the United Kingdom, Ireland and Scandinavia (“Transaction and Territory”).

Within the scope of Transaction, IFGL contributed with its current operation to the JV, with a strong presence in the food service market in the United Kingdom and BRF GmbH contributed its current operation in the Territory to the JV and acquired additional equity interest in JV for the amount of GBP 18.000, in order to provide that, at the conclusion of the Transaction, BRF GmbH holds 62% of the JV's total share capital and the Current Shareholders the remaining 38%.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Within the scope of Transaction, IFGL contributed with its current operation to the JV, with a strong presence in the food service market in the United Kingdom and BRF GmbH contributed its current operation in the Territory to the JV and acquired additional interest in JV to the sum of GBP 18.000, in order to provide that, at the conclusion of the Transaction, BRF GmbH holds 62% of the JV's total share capital and the Current Shareholders the remaining 38%.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

35.      APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Board of Directors on April 28, 2015.

BOARD OF DIRECTORS

Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman (Independent)	Marco Geovanne Tobias da Silva

Independent Member	Henri Phelippe Reichstul
Board Member	José Carlos Reis de Magalhães Neto
Independent Member	Luiz Fernando Furlan
Independent Member	Manoel Cordeiro Silva Filho
Independent Member	Paulo Guilherme Farah Correa
Independent Member	Walter Fontana Filho
Board Member	Vicente Falconi Campos

FISCAL COUNCIL

Independent Member	Attilio Guaspari
Board Members	Marcus Vinicius Dias Severini
Independent Member	Reginaldo Ferreira Alexandre
AUDIT COMITTÊE
Comittee Coordinator	Sérgio Ricardo Silva Rosa
Independent Member	Walter Fontana Filho
External Member and Financial Specialist	Fernando Maida Dall Acqua

BOARD OF EXECUTIVE OFFICERS (1)

Chief Executive Officer Global	Pedro de Andrade Faria
Vice President of Finance, and Investor Relations	Augusto Ribeiro Junior
Vice President of Quality and Management	Gilberto Antônio Orsato
Vice President de Supply Chain	Hélio Rubens Mendes dos Santos
Vice President of Legal and Corporate Relationships	José Roberto Pernomian Rodrigues
Vice President of People	Rodrigo Reghini Vieira

On April 08, 2015, in the Ordinary and Extraordinary  Shareholders´ Meeting,  the election and the take office of the new Board of Directors and Fiscal Council were approved..

Marcos Roberto Badollato                                    Joloir Nieblas Cavichini

Controller                                                                  Accountant – CRC 1SP257406/O-5

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The shareholding position of the largest shareholders, management, members of the Board of Directors and Audit Committee of the Company is presented below (not reviewed):

		03.31.15		12.31.14
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobrás de Seguridade Social - Petros (1)	108,933,497	12.49	108,933,497	12.49
Caixa de Previd. dos Func. Do Banco do Brasil (1)	95,422,351	10.94	100,282,352	11.49
Tarpon	91,529,085	10.49	91,529,085	10.49
BlackRock, Inc	43,444,596	4.98	43,444,596	4.98
Fundação Sistel de Seguridade Social (1)	7,444,520	0.85	7,444,520	0.85
Management
Board of Directors	35,117,782	4.03	35,117,782	4.03
Executives	65,841	0.01	85,221	0.01
Treasury shares	20,971,618	2.40	5,188,897	0.59
Other	469,543,956	53.81	480,447,296	55.07
	872,473,246	100.00	872,473,246	100.00

(1) The pension funds are controlled by employees that participate in the respective companies.

The shareholding position of the controlling shareholders that belong to the voting agreement and/or holders of more than 5% of the voting stock are presented below (not reviewed):

		03.31.15		12.31.14
Shareholders	Quantity	%	Quantity	%
Fundação Petrobrás de Seguridade Social - Petros (1)	108,933,497	12.49	108,933,497	12.49
Caixa de Previd. dos Func. Do Banco do Brasil (1)	95,422,351	10.94	100,282,352	11.49
Tarpon	91,529,085	10.49	91,529,085	10.49
	295,884,933	33.92	300,744,934	34.47
Other	576,588,313	66.08	571,728,312	65.53
	872,473,246	100.00	872,473,246	100.00

(1) The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

The Shareholders and Officers

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”), contained in the Quarterly Information Form (ITR) for the quarter ended March 31, 2015, which comprise the balance sheet as at March 31, 2015 and the related statements of income and comprehensive income, changes in equity and cash flow for the three-month period then ended, including other explanatory information.

Management is responsible for the preparation of individual and consolidated interim financial information in accordance with Accounting Pronouncement CPC 21 (R1) - Demonstração Intermediária and International Accounting Standard IAS 34 - Interim Financial Reporting, issued by the International Accounting Standards Board (IASB), as well as for the presentation of this information in a manner consistent with the standards issued by the Brazilian Securities and Exchange Commission (CVM) applicable to the preparation of the Quarterly Information Form (ITR). Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of the review

We conducted our review in accordance with Brazilian and International Standards on Review Engagements (NBC TR 2410 Revisão de Informações Intermediárias Executada pelo Auditor da Entidade) and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity). A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Brazilian and International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion on the interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual and consolidated interim financial information included in the quarterly information referred to above is not prepared, in all material respects, in accordance with CPC 21 (R1) and IAS 34, applicable to the preparation of quarterly financial information (ITR), consistently with the rules issued by the CVM.

Other matters

Statements of value added

We have also reviewed the individual and consolidated statements of value added for the three-month period ended March 31, 2015, prepared under the responsibility of  the Company’s management, the presentation of which in the interim financial information is required by the rules issued by the CVM applicable to preparation of Quarterly Financial Information (ITR), and considered as supplementary information under IFRS – International Financial Reporting Standards, which does not require the presentation of the statement of value added. These statements have been subject to the same review procedures previously described and, based on our review, nothing has come to our attention that causes us to believe that they are not prepared, in all material respects, in a manner consistent with the overall individual and consolidated interim financial information.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

São Paulo, April 28, 2015.

ERNST & YOUNG

Auditores Independentes S.S.

CRC-SC-000048/F-0

Antonio Humberto Barros dos Santos                      Patricia Nakano Ferreira

Accountant CRC-1SP161745/O-3                           Accountant CRC-1SP234620/O-4

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2015 – BRF S.A. OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the quarterly financial information (parent company and consolidated) for the three month period ended on March 31, 2015;

(ii)    the Management Report; and

(iii)  opinion report issued by Ernst & Young Auditores Independentes S.S.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, April 28, 2015.

Sergio Ricardo Silva Rosa

Committee Coordinator

Walter Fontana Filho

Independent Member

Fernando Maida Dall Acqua

External Member and Financial Specialist

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2015 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTELY FINANCIAL INFORMATION AND INDEPENDENT AUDITOR’S REPORT ON REVIEW OF INTERIM FINANCIAL INFORMATION

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's quarterly financial information for the three month period ended on March 31, 2015; and

(ii)    reviewed, discussed and agreed with conclusions expressed in the review report issued by Ernst & Young Auditores Independentes S.S. for the Company's quarterly financial information for the three month period  ended on March 31, 2015.

São Paulo, April 28, 2015.

Pedro de Andrade Faria

Chief Executive Officer Global

Augusto Ribeiro Junior

Vice President of Finance and Investor Relations

Gilberto Antônio Orsato

Vice President of Quality and Management

Hélio Rubens Mendes dos Santos

Vice President of Supply Chain

José Roerto Pernomian Rodrigues

Vice President of Legal and Corporate Relationships

Rodrigo Reghini Vieira

Vice President of People